Exhibit 10.5

Mezzanine A

MEZZANINE A LOAN AGREEMENT

between

BROADWAY 500 WEST MONROE MEZZ I LLC,

as Borrower

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

as Lender

Dated as of July 11, 2007

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-ii-

	4.1.47	Mortgage Loan Representations	61
Section 4.2	Survival of Representations		62

ARTICLE V	BORROWER COVENANTS		62

Section 5.1	Affirmative Covenants		62
	5.1.1	Existence; Compliance with Legal Requirements	62
	5.1.2	Taxes and Other Charges	63
	5.1.3	Litigation	64
	5.1.4	Access to the Property	64
	5.1.5	Notice of Default	64
	5.1.6	Cooperate in Legal Proceedings	64
	5.1.7	Award and Insurance Benefits	64
	5.1.8	Further Assurances	64
	5.1.9	Mortgage and Intangible Taxes	65
	5.1.10	Financial Reporting	65
	5.1.11	Business and Operations	68
	5.1.12	Costs of Enforcement	68
	5.1.13	Estoppel Statement	69
	5.1.14	Loan Proceeds	69
	5.1.15	Performance by Borrower	69
	5.1.16	Confirmation of Representations	70
	5.1.17	Leasing Matters	70
	5.1.18	Management Agreement	73
	5.1.19	Environmental Covenants	75
	5.1.20	Alterations	76
	5.1.21	OFAC	78
	5.1.22	Special Distributions	78
	5.1.23	Notices	78
Section 5.2	Negative Covenants		78
	5.2.1	Liens	78
	5.2.2	Dissolution	78
	5.2.3	Change in Business	79
	5.2.4	Debt Cancellation	79
	5.2.5	Zoning	79
	5.2.6	No Joint Assessment	79
	5.2.7	Name, Identity, Structure, or Principal Place of Business	79
	5.2.8	ERISA	80
	5.2.9	Affiliate Transactions	80
	5.2.10	Transfers	80
	5.2.11	Permitted Transfer	82
	5.2.12	Limitation on Securities Issuances	84
	5.2.13	Distributions	84
	5.2.14	Refinancing or Prepayment of the Mortgage Loan	84
	5.2.15	Acquisition of the Mortgage Loan	84
	5.2.16	Material Agreements	85

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	5.2.17	Other Limitations	86
Section 5.3	Transfer Fee		87

ARTICLE VI	INSURANCE; CASUALTY; CONDEMNATION		87

Section 6.1	Insurance		87
Section 6.2	Casualty		88
Section 6.3	Condemnation		88
Section 6.4	Restoration		89
Section 6.5	Rights of Lender		89

ARTICLE VII	RESERVE FUNDS		89

Section 7.1	Required Repairs		89
Section 7.2	Tax and Insurance Escrow Fund		89
Section 7.3	Intentionally Deleted		91
Section 7.4	Rollover/Replacement Reserve		91
	7.4.1	Deposits into the Rollover/Replacement Reserve Account	91
	7.4.2	Disbursements from the Rollover/Replacement Reserve Account	91
	7.4.3	Waiver of Rollover/Replacement Reserve Fund	96
Section 7.5	Intentionally Deleted		96
Section 7.6	Intentionally Deleted		96
Section 7.7	Debt Service Shortfall Reserve Fund		96
	7.7.1	Deposits into the Debt Service Shortfall Reserve Fund	96
	7.7.2	Withdrawals from the Debt Service Shortfall Reserve Fund	96
Section 7.8	Reserve Funds, Generally		96
Section 7.9	Provisions Regarding Letters of Credit		97
	7.9.1	Letters of Credit Generally	97
	7.9 2	Event of Default	97
	7.9.3	Security for Debt	98
	7.9.4	Additional Rights of Lender	98
	7.9.5	Reduction of Letter of Credit	98
	7.9.6	Limitations on Guaranties and Letters of Credit	98
Section 7.10	Transfer of Reserve Funds under Mortgage Loan		98

ARTICLE VIII	DEFAULTS		99

Section 8.1	Event of Default		99
Section 8.2	Remedies		103
Section 8.3	Remedies Cumulative; Waivers		104

ARTICLE IX	SPECIAL PROVISIONS		104

Section 9.1	Sale of Notes and Securitization		104
Section 9.2	Securitization Indemnification		106
Section 9.3	Servicer		109

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EXHIBITS AND SCHEDULES

SCHEDULE I	Rent Roll/Leases
SCHEDULE II	[Reserved]
SCHEDULE III	Required Repairs – Deadlines for Completion

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SCHEDULE IV	Organizational Chart of Borrower
SCHEDULE V	Forms of Certificates for Financial Reporting
SCHEDULE V-A	Form of Certificate with respect to Annual and Quarterly Financials
SCHEDULE V-B	Form of Certificate with respect to Monthly Financials
SCHEDULE VI	Litigation
SCHEDULE VII	Intentionally Deleted
SCHEDULE VIII	Intentionally Deleted
SCHEDULE IX	Form of Certificate with respect to Leasing Expenses from the Rollover/Replacement Reserve Fund
SCHEDULE X	Form of Draw Request
SCHEDULE XI	Intentionally Deleted
SCHEDULE XII	Form of Certificate for Replacement Reserve Funds
SCHEDULE XIII	Material Agreements
SCHEDULE XIV	Form of Rate Cap Confirmation
SCHEDULE XV	Market Rent

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MEZZANINE A LOAN AGREEMENT

THIS MEZZANINE A LOAN AGREEMENT, dated as of July 11, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (“Lender”) and BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, having its principal place of business at c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined); and

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a Minimum Counterparty Rating.

“Acceptable Guarantor” means a Person which (A) owns a direct or indirect equity interest in Borrower and (B) is a creditworthy entity in Lender’s reasonable determination (including sufficient net worth and liquidity).

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined under the UCC as in effect in the State of New York) of any or all of the foregoing.

“Accounts” shall have the meaning set forth in the Cash Management Agreement.

“Accrual Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the fifteenth (15th) day of the prior calendar month and ending on the fourteenth (14th) day of the calendar month in which such Payment Date occurs; provided, however, the initial Accrual Period shall be the period commencing on the Closing Date, and ending on July 14, 2007. Each Accrual Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Accrual Period.

“Act” shall have the meaning set forth in Section 4.1.35(ii) hereof.

“Actual Required Payment” shall have the meaning specified in Section 2.3.1.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a controlling director or controlling officer of such Person or of an Affiliate of such Person. Such term shall include Guarantor unless otherwise specified or if the context may otherwise require.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall have the meaning set forth in Section 9.7.2(d) hereof.

“Agent Bank” shall mean KeyCorp Real Estate Capital Markets, Inc., and any successor Eligible Institution thereto.

“Alteration Security Threshold” shall have the meaning set forth in Section 5.1.20 hereof.

“Alteration Threshold Amount” shall mean an amount equal to $6,500,000; provided, however, that for so long as the Mezzanine Loan D is outstanding, the Alteration Threshold Amount shall equal $2,500,000.

“Annual Budget” shall mean the operating budget, including Mortgage Borrower’s good faith estimate of all planned capital expenditures, for the Property prepared by Mortgage Borrower for the applicable calendar year or other period.

“Applicable Interest Rate” shall mean (A) from and including the Closing Date through and including July 14, 2007, an interest rate per annum for the Initial Advance equal to 6.57%; and (B) for the Accrual Period commencing on July 15, 2007 and for each successive Accrual Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or (II) the Substitute Rate plus the Substitute Spread, if the Loan is a Substitute Rate Loan in accordance with the provisions of Section 2.2.3 hereof.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Approved Accountant” shall mean a “Big Four” accounting firm, The Schonbraun McCann Group LLP, Anchin, Block & Anchin LLP or other independent certified public accountant reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.10(d) hereof.

“Approved Bank” shall mean (i) a bank or other financial institution with a long term debt obligation rating of “A” or better by S&P and Fitch (if rated by Fitch) and “A2” or better by Moody’s (or a comparable long term debt obligation rating) as determined by the Rating Agencies and (ii) WestLB AG, provided that (A) WestLB AG has and maintains as long as the applicable Letter of Credit is in effect a long term unsecured debt rating of not less than “A-” by S&P and Fitch (if rated by Fitch) and “A3” by Moody’s and (B) Lender reasonably determines that delivery of a Letter of Credit by WestLB AG would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities.

“Assignment and Assumption” shall have the meaning set forth in Section 9.7.2(a).

“Assignment of Interest Rate Cap” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement to be made by Borrower to Lender as required by this Agreement as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time

“Assignment of Management Agreement” shall mean that certain Subordination of Management Agreement (Mezzanine A Loan) dated as of the date hereof, among Lender, Mortgage Borrower, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its permitted successors and permitted assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (or such other accounting basis reasonably acceptable to Lender).

“Cash” shall mean coin or currency of the United States of America or immediately available funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean any of the following, to the extent owned by a Person free and clear of all Liens: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any federally insured commercial bank that is a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) a Letter of Credit.

“Cash Management Agreement” shall mean that certain Mezzanine A Cash Management Agreement dated as of the date hereof among Lender, Borrower and Agent Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in the Mortgage Loan Agreement.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it maybe further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Co-Lending Agreement” shall mean the Co-Lending Agreement entered into between Lender, individually as a Co-Lender and as Agent and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Collateral” shall have the meaning set forth in the Pledge Agreement.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Counterparty” shall mean (a) the counterparty under the Interest Rate Cap Agreement that is the issuer of the Interest Rate Cap Agreement or (b) a Person that guarantees such counterparty’s obligations under the Interest Rate Cap Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating Agencies, provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long term credit rating issued by the Rating Agencies to such guarantor is better than the long term credit rating of the actual counterparty under the Interest Rate Cap Agreement.

“Creditors Rights Laws” shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon (including, without limitation, any interest that would accrue on the outstanding principal amount of the Loan through and including the end of any applicable Accrual Period, even if such Accrual Period extends beyond any applicable Payment Date or the Maturity Date) and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, interest payments due under the Note for such period.

“Debt Service Shortfall Reserve Fund” shall have the meaning set forth in Section 7.7.1 hereof.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Distributions” shall have the meaning set forth in Section 5.2.13(a) hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and

State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by S&P, P 1 by Moody’s and F 1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Embargoed Person” shall have the meaning set forth in Section 4.1.44 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine A Loan) dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, that, at any time, apply to Mortgage Borrower and Guarantor or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Report” shall have the meaning set forth in the Mortgage Loan Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Estimated Interest Payment” shall have the meaning specified in Section 2.3.1.

“Eurodollar Rate” shall mean, with respect to any Accrual Period, an interest rate per annum equal to the sum of (a) LIBOR applicable to the Accrual Period, plus (b) the Eurodollar Spread per annum.

“Eurodollar Spread” shall mean (i) with respect to the Initial Advance, the Initial Advance Eurodollar Spread, and (ii) with respect to Future Advances, the Future Advance Eurodollar Spread.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2(a) hereof.

“Executive Order” shall have the meaning set forth in the definition of Prohibited Person.

“Extended Maturity Date” shall have the meaning set forth in Section 2.2.1(c) hereof.

“Extension Fee” shall mean one-fourth of one percent (0.25%) of the then-outstanding principal amount of the Loan.

“Extension Maturity Date” Shall have the meaning set forth in Section 2.2.1.

“Extension Option” shall have the meaning set forth in Section 2.2.1.

“Extension Period” shall have the meaning set forth in Section 2.2.1.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Force Maieure” shall mean the failure of Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, terrorist attacks, civil commotion, insurrection, sabotage, strikes or lockouts or any other reason primarily due to cause or causes beyond the reasonable control of Borrower or any Affiliate of Borrower.

“Future Advance” and “Future Advances” shall have the meaning specified in Section 2.1.1.

“Future Advance Eurodollar Spread” shall mean one hundred seventy-five (175) basis points (1.75%).

“Future Advance Substitute Rate Spread” shall have the same meaning specified in Section 2.2.3(a).

“GAAP” shall mean generally accepted accounting principles as of the date of the applicable financial report set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit

(federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall have the meaning set forth in the Mortgage Loan Agreement.

“Guarantor” shall mean each of (i) Broadway Partners Parallel Fund B III, L.P., (ii) Broadway Partners Real Estate Fund III, L.P. and (iii) Broadway Partners Parallel Fund P III, L.P., jointly and severally, and any other entity guaranteeing any payment or performance obligation of Borrower, including, without limitation, any Replacement Guarantor.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations (Mezzanine A Loan) of Borrower, dated as of the date hereof, from Guarantor to Lender.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychiorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; toxic mold; any substance the presence of which on the Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Immediate Family Member” shall mean a parent, spouse, sibling, child or grandchild of a natural person.

“Impositions” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Improvements” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (f) obligations secured by any Liens, whether or not the obligations have been assumed; (g) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (h) all obligations under leases that constitute capital leases for which such Person is liable; and (i) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise.

“Indemnified Parties” shall mean Lender, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Collateral, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean Impositions, excluding, in the case of Lender or any Co-Lender (or any successor and/or assign of Lender or any Co-Lender), (a) Impositions imposed on or measured by its net income or franchise taxes on it by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which such Lender or such Co-Lender, as applicable, is incorporated or otherwise organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender or such Co-Lender, as applicable, is located, (c) any Impositions imposed, deducted or withheld by reason of any present or former connection between such Lender or such Co-Lender, as applicable, and the jurisdiction imposing the Imposition (other than on account of the execution, delivery, performance, filing, recording, and enforcement of, and the other activities contemplated in, this Agreement and the other Loan Documents, and such Lender’s or such Co-Lender’s participation in the transactions contemplated by this Agreement and the other Loan Documents) and (d) any Impositions imposed, deducted or withheld with respect to amounts payable to such Lender or such Co-Lender, as applicable, at the time such Lender or such Co-Lender, as applicable, becomes a party hereto or designates a new lending office, except to the extent that such Lender or such Co-Lender, as applicable, is an assignee and its assignor was entitled at the time of such assignment to receive additional amounts from Borrower with respect to such Impositions pursuant to Section 2.2.8.

“Indemnitor” shall mean each of (i) Broadway Partners Parallel Fund B III, L.P., (ii) Broadway Partners Parallel Fund P III, L.P. and (iii) Broadway Partners Real Estate Fund III, L.P., jointly and severally.

“Independent Manager” shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a member of Borrower and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Manager of Borrower), officer, employee, partner, member, attorney or counsel of Borrower or any Affiliate of Borrower; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower; (c) a Person controlling, controlled by or under common control with Borrower or any Affiliate of Borrower or any such stockholder, partner, member, creditor, customer, supplier or other Person; or (d) an Immediate Family Member of any such stockholder, director, officer, employee, partner, manager, creditor, customer, supplier or other Person.

A natural Person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Manager of Borrower if such individual is an independent director or manager provided by a nationally-recognized company that provides professional independent directors or managers and that also provides other corporate services in the ordinary course of its business to Borrower and/or its Affiliates or if such individual receives customary director’s fees for so serving, subject to the limitation on fees set forth below.

A natural Person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of Borrower if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager of Borrower, an “Independent Manager” of a “Single Purpose Entity” affiliated with Borrower (other than any entity that owns a direct or indirect equity interest in Borrower) if such natural Person is an independent director or manager provided by a nationally-recognized company that provides professional independent directors or managers or such individual does not derive more than 5% of his or her annual income from serving as a director of Borrower or any Affiliate of Borrower.

“Initial Advance” shall mean the initial advance of the Loan in the principal amount of Sixty-Four Million One Hundred Thousand and 00/100 Dollars ($64,100,000.00) made by Lender to Borrower pursuant to this Agreement.

“Initial Advance Eurodollar Spread” shall mean one hundred twenty-five (125) basis points (1.25%).

“Initial Advance Substitute Rate Spread” shall have the meaning specified in Section 2.2.3(a).

“Insolvency Opinion” shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intercreditor Agreement” shall have the meaning set forth in Section 9.8 hereof.

“Interest Rate Cap Agreement” shall mean the Interest Rate Cap Agreement (together with a confirmation from the Counterparty in the form attached hereto as Schedule XIV and the schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower. The Interest Rate Cap Agreement shall otherwise be written on the then current standard ISDA documentation with such changes thereto as are required by Lender, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement, together with all amendments, restatements, replacements, supplements and modifications thereto. After delivery of a Replacement Interest Rate Cap Agreement to Lender,

the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement.

“Investment Grade” shall mean a rating of “BBB-” or its equivalent (or higher) by Fitch and S&P and “Baa3” by Moody’s.

“Investor” shall have the meaning set forth in Section 5.1.10(f) hereof.

“Lease Termination Payments” shall mean all payments made to Mortgage Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease; provided, however, the first $150,000 in payments (in the aggregate) made to Mortgage Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease after the date hereof shall not be considered Lease Termination Payments for purposes of this Agreement.

“Leases” shall have the meaning set forth in Article 1 of the Security Instrument.

“Leasing Approval Period” shall have the meaning set forth in Section 5.1.17(h) hereof.

“Leasing Expenses” shall mean the tenant improvements (including base building improvements required pursuant to a Lease) and leasing commission obligations incurred by Mortgage Borrower in connection with any new Major Leases that have been approved by Lender or, so long as such obligations are on market rates and terms, any other Leases or Renewal Leases entered into by Mortgage Borrower in accordance with the terms hereof.

“Legal Requirements” shall mean, with respect to the Property, Mortgage Borrower or Borrower, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements and restrictions contained in any instruments, either of record or known to Borrower or Mortgage Borrower at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean a transferable, irrevocable, unconditional, clean sight draft standby letter of credit in form reasonably satisfactory to Lender issued by an Approved Bank. The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender and a statement executed by an officer or authorized signatory or Lender stating that it has the right to draw thereon at a New York City bank. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods (unless such Letter of Credit provides that the issuing bank may elect not to renew the Letter of Credit upon written notice to the beneficiary at least thirty (30) days prior to its expiration date) and shall provide for multiple draws. The Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, for the first Accrual Period 5.32% per annum. For each Accrual Period thereafter LIBOR shall mean the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such LIBOR Determination Date, Lender shall request (he principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such LIBOR Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable LIBOR Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent and at Borrower’s request, Lender shall provide Borrower with the basis for its determination.

“LIBOR Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

“LIBOR Determination Date” shall mean, with respect to each Accrual Period, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Accrual Period commences; provided, however, that Lender shall have the right to change the LIBOR Determination Date to any other day upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean, with respect to the Property or the Collateral, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Mortgage Borrower, the Property or the Collateral any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Lien Charges” shall mean charges for labor or materials or other charges that can create liens on the Property.

“Liquid Assets” shall mean, with respect to any Person, the available credit lines, undrawn and unencumbered capital commitments, and unencumbered cash or Cash Equivalents of such Person and its wholly owned subsidiaries.

“Liquidation Event” shall have the meaning set forth in Section 2.3.2 hereof.

“LLC Agreement” shall have the meaning set forth in Section 4.1.35(hh) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents, which shall include the Initial Advance and all Future Advances made hereunder.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan, each as may be modified, amended, supplemented and/or replaced from time to time.

“Lockbox Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Lockbox Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, actual out-of-pocket damages (excluding consequential, punitive and/or special damages), actual out-of-pocket losses, actual out-of-pocket costs, actual out-of-pocket expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense), but excluding punitive and unforeseeable damages.

“Major Lease” shall mean (i) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (1) provides for rental income representing ten percent (10%) or more of the total rental income for the Property, in the aggregate, or (2) covers at least one (1) full floor, in the aggregate, (ii) any Lease with an Affiliate of Borrower or Mortgage Borrower other than for a management office of no more than 2500 square feet, and (iii) any instrument guaranteeing or providing credit support for any Major Lease.

“Management Agreement” shall mean, with respect to the Property, the management agreement dated as of the date hereof entered into by and between Mortgage Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean Broadway Real Estate Services, LLC or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Market Rent” shall have the meaning set forth in Section 2.1.5 hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the value or possession of the Property or the Collateral taken as a whole (including the Net Operating Income), (b) the business, operations or financial condition of Borrower, including but not limited to the ability of Borrower to repay the principal and interest of the Loan as it becomes due or (c) the business, operations or financial condition of Mortgage Borrower, including but not limited to the ability of Mortgage Borrower to repay the Mortgage Loan as it becomes due.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property under which there is an obligation of Borrower to pay more than (a) $650,000 per annum or (b) for so long as the Mezzanine Loan D is outstanding, $150,000 per annum. Notwithstanding the foregoing, the following shall be excluded from the definition of “Material Agreements”: (i) the Management Agreement, (ii) Leases and (iii) any contract or agreement that is terminable by Borrower upon thirty (30) days notice without penalty or a termination fee.

“Maturity Date” shall mean the Payment Date occurring in August, 2009, as such date may be extended pursuant to the terms hereof, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall mean Broadway 500 West Monroe Mezz II LLC, a Delaware limited liability company.

“Member Cessation Event” shall have the meaning specified in Section 4.1.3 5(hh).

“Mezzanine A Deposit Account” shall have the meaning set forth in the Cash Management Agreement.

“Mezzanine B Loan Agreement” shall mean the Mezzanine B Loan Agreement, dated as of the date hereof, between Mezzanine Lender B and Mezzanine Borrower B, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Borrower B” shall mean Broadway 500 West Monroe Mezz II LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Mezzanine Borrower C” shall mean, Broadway 500 West Monroe Mezz III LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Mezzanine Borrower D” shall mean Broadway 500 West Monroe Mezz IV LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Mezzanine C Loan Agreement” shall mean the Mezzanine C Loan Agreement, dated as of the date hereof, between Mezzanine Lender C and Mezzanine Borrower C, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine D Loan Agreement” shall mean the Mezzanine D Loan Agreement, dated as of the date hereof, between Mezzanine Lender D and Mezzanine Borrower D, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Lender B” shall mean Morgan Stanley Mortgage Capital Holdings LLC, the lender of the Mezzanine Loan B to Mezzanine Borrower B, together with its successors and assigns.

“Mezzanine Lender C” shall mean Morgan Stanley Mortgage Capital Holdings LLC, the lender of the Mezzanine Loan C to Mezzanine Borrower C, together with its successors and assigns.

“Mezzanine Lender D” shall mean Transwestern Mezzanine Realty Partners II, LLC, the lender of the Mezzanine Loan D to Mezzanine Borrower D, together with its successors and assigns.

“Mezzanine Loan B” shall mean the mezzanine loan made by Mezzanine Lender B to Mezzanine Borrower B.

“Mezzanine Loan C” shall mean the mezzanine loan made by Mezzanine Lender C to Mezzanine Borrower C.

“Mezzanine Loan D” shall mean the mezzanine loan made by Mezzanine Lender D to Mezzanine Borrower D.

“Minimum Counterparty Rating” shall mean (a) either a short term credit rating from S&P (and if Fitch rates the entity, from Fitch) of at least “A-1” or a long term credit rating from S&P (and if Fitch rates the entity, from Fitch) of at least “A+” and (b) either (i) a long term credit rating from Moody’s of at least “Aa3” or (ii) a long term credit rating from Moody’s of at least “Al” and a short term credit rating from Moody’s of “P-1”. After a Securitization of the Loan, only the ratings of those Rating Agencies rating the Securities shall apply.

“Minimum Replacement Disbursement Amount” shall mean $25,000.00.

“Monthly Debt Service Payment Amount” shall mean the amount of interest due and payable on each Payment Date pursuant to the Note and Section 2.2 hereof.

“Monthly Insurance Premium Deposit” shall have the meaning set forth in Section 7.2(c) hereof.

“Monthly Tax Deposit” shall have the meaning set forth in Section 7.2(b) hereof.

“Moodv’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall have the meaning set forth in Section 9.2(b) hereof.

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Mortgage Borrower” shall mean Broadway 500 West Monroe Fee LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Mortgage Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the date hereof among Mortgage Lender, Mortgage Borrower, Manager and Agent Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Lender” shall mean Morgan Stanley Mortgage Capital Holdings LLC, together with its successors and assigns.

“Mortgage Loan” shall mean the mortgage loan in the original principal amount of $150,000,000.00, made by Mortgage Lender to Mortgage Borrower pursuant to the Mortgage Loan Agreement and the other Mortgage Loan Documents.

“Mortgage Loan Agreement” shall mean that certain Loan Agreement between Mortgage Borrower and Mortgage Lender dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under the Mortgage Loan Documents.

“Mortgage Loan Documents” shall mean all documents or instruments evidencing, securing or guaranteeing the Mortgage Loan, including without limitation, the Mortgage Loan Agreement.

“Mortgage Note” shall mean the Promissory Note in the original principal amount of the Mortgage Loan made by Mortgage Borrower to Mortgage Lender dated the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.10(b) hereof.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (a) Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (b) the costs incurred by Mortgage Borrower in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (c) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (d) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including without limitation attorneys’ fees and brokerage commissions), (e) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (f) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including without limitation attorneys’ fees) of such refinancing as shall be reasonably approved by Lender, and (g) the amount of any prepayments required pursuant to the Mortgage Loan Documents and/or the Loan Documents, in connection with any such Liquidation Event.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Worth” of a Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person (in each case on a consolidated basis), total assets and total liabilities each to be determined in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender).

“New Borrower” shall have the meaning set forth in Section 5.2.11 hereof.

“New Lease” shall have the meaning set forth in Section 2.1.5 hereof.

“New Mortgage Borrower” shall have the meaning set forth in Section 5.2.11 hereof.

“Note” shall mean that certain Promissory Note (Mezzanine A Loan) of even date herewith in the principal amount of Sixty-Five Million Six Hundred Thousand and 00/100 Dollars ($65,600,000.00), or so much thereof as may be advanced to Borrower pursuant to the terms of this Agreement, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by laws, and any shareholder agreement, voting trusts or similar arrangements, if any, applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership and partnership agreement, and voting trusts or similar arrangements, if any, applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation and limited liability company agreement, and voting trusts or similar arrangements, if any, applicable to any of its limited liability company interests, and (iv) any and all agreements, if any, between any constituent member, partner or shareholder of the Person in question applicable to such Person, including any contribution agreement or indemnification agreements.

“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.

“Other Mezzanine Borrower” shall mean, collectively, Mezzanine Borrower B, Mezzanine Borrower C and Mezzanine Borrower D.

“Other Mezzanine Lender” shall mean, collectively, Mezzanine Lender B, Mezzanine Lender C and Mezzanine Lender D.

“Other Mezzanine Loan” shall mean, collectively, Mezzanine Loan B, Mezzanine Loan C and Mezzanine Loan D.

“Other Mezzanine Loan Agreement” shall mean, collectively, Mezzanine B Loan Agreement, Mezzanine C Loan Agreement and Mezzanine D Loan Agreement.

“Other Mezzanine Loan Documents” shall mean, collectively, the Other Mezzanine Note, the Other Mezzanine Loan Agreement and any and all other documents defined as “Loan Documents” in any Other Mezzanine Loan Agreement.

“Other Mezzanine Note” shall mean, collectively, (a) that certain Mezzanine B Promissory Note dated the date hereof, made by Mezzanine Borrower B and payable to Mezzanine Lender B in the principal amount of $36,200,000.00, (b) that certain Mezzanine C Promissory Note dated the date hereof, made by Mezzanine Borrower C and payable to Mezzanine Lender C in the principal amount of $40,200,000.00 and (c) that certain Mezzanine D Promissory Note dated the date hereof, made by Mezzanine Borrower D and payable to Mezzanine Lender D in the principal amount of $48,500,000.00, as each of the foregoing may be amended, restated, extended, increased, consolidated, supplemented or severed from time to time.

“Participant” shall have the meaning set forth in Section 9.7.2(i).

“Payment Date” shall mean August 9, 2007, and the ninth (9th) day of each calendar month thereafter during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created (or otherwise expressly permitted) by the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) existing Leases and subsequent Leases entered into in accordance with the terms of the Loan Documents and (e) such other title and survey exceptions (including, without limitation, Leases, special taxes and assessments, zoning and development restrictions, and historic or landmark restrictions) as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted Prepayment Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any other entity, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Physical Conditions Report” shall mean the report dated June 27, 2007 prepared by EMG and delivered to Lender in connection with the Loan.

“Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or a plan or other arrangement subject to Section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement (Mezz A Loan) of even date herewith made by Borrower in favor of Lender as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Pledged Interests” shall have the meaning set forth in the Pledge Agreement.

“Policies” shall have the meaning set forth in the Mortgage Loan Agreement.

“Principal” shall have the meaning set forth in Section 4.1.35 hereof, together with its successors and assigns. Lender and Borrower agree that, based on Borrower’s organizational structure as of the date hereof, no Principal exists on the date hereof.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise an object of any of the restrictions, limitations or prohibitions set forth in the provisions of the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports ‘terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of or affiliated with a Person listed above.

“Property” shall mean the real property, the Improvements thereon and all Personal Property owned and/or leased by Mortgage Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and the Improvements, as more particularly described in Article 1 of the Security Instrument and referred to therein as the “Property”.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Fund Transferee” shall mean either:

(A) any Person that in Lender’s reasonable determination meets the criteria set forth in any of the following clauses:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $2 Billion and (b) is managed by a Person who controls or manages at least $2 Billion of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $2 Billion (exclusive of the Property) of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $800 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2 Billion (exclusive of the Property); or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $800 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2 Billion (exclusive of the Property); or

(v) any Person who (a) owns or operates at least 15,000,000 square feet of gross leaseable area of commercial real estate, of which not less than 5,000,000 square feet (excluding the Property) is “Class A” office space in major metropolitan areas, (b) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $800 Million and (c) immediately prior to such transfer, controls real estate equity assets of at least $2 Billion or non-real estate equity assets of $4 Billion; or

(vi) any Person controlled directly or indirectly by Morgan Stanley Mortgage Capital Holdings LLC or any Affiliate of Morgan Stanley Mortgage Capital Holdings LLC; or

(vii) any Person controlled directly or indirectly by Transwestem Mezzanine Realty Partners II, LLC or any Affiliate of Transwestern Mezzanine Realty Partners II, LLC.

or

(B) any other Person (a) approved by Lender or, (b) if a Securitization shall have occurred, regarding which Lender shall have received written confirmation by the Rating Agencies that the transfer to such Person will not, in and of itself, cause a downgrade, withdrawal or qualification of the ratings then assigned to the Securities.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(b) hereof.

“Qualified Manager” shall mean either (1) Broadway Real Estate Services, LLC or any property manager which is an Affiliate of Broadway Partners Fund Manager LLC, (2) Cushman & Wakefield, (3) CB Richard Ellis, or (4) a reputable and experienced professional management organization (a) which manages, together with its Affiliates, seven (7) or more properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 3,500,000 square feet of gross leaseable area of space (in each case of (2), (3) or (4), excluding the Property) and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

“Qualified Transferee” shall mean either:

(A) any Person that in Lender’s reasonable determination meets the criteria set forth in any of the following clauses:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $800 Million and (b) is managed by a Person who controls or manages at least $800 Million of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $800 Million of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $400 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $800 Million; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $400 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $800 Million; or

(v) any Person who (a) owns or operates at least 2,000,000 square feet (excluding the Property) of gross leaseable area of “Class A” office space in major metropolitan areas, (b) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $400 Million and (c) immediately prior to such transfer, controls real estate equity assets of at least $800 Million.

or

(B) any other Person (a) approved by Lender or, (b) if a Securitization shall have occurred, regarding which Lender shall have received written confirmation by the Rating Agencies that the transfer to such Person will not, in and of itself, cause a downgrade, withdrawal or qualification of the ratings then assigned to the Securities.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Lender.

“Register” shall have the meaning set forth in Section 9.7.2(h) hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials (other than for purposes of remediation of such Hazardous Materials) in violation of any Environmental Law.

“Remaining Funding Obligation” shall have the meaning specified in Section 2.1.5.(b).

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall have the meaning set forth in Article 1 of the Security Instrument.

“Replacement Guarantor” shall mean any Acceptable Guarantor.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty in form and substance substantially similar to the Interest Rate Cap Agreement in all material respects.

“Replacement Lease” shall have the meaning set forth in Section 2.1.5 hereof.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Mortgage Lender and Lender in form and substance, provided, with respect to this subclause (ii), Mortgage Lender, at its option after the occurrence of a Securitization, may require that Mortgage Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Mortgage Borrower, Borrower and such Qualified Manager at Borrower’s expense.

“Replacements” shall mean replacements and repairs required to be made to the Property during the calendar year.

“Required Leasing Reserve Deposits” shall have the meaning set forth in Section 7.4.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1.

“Reserve Account” shall mean any account for the Reserve Funds established pursuant to the Loan Documents.

“Reserve Fund Deposits” shall mean the amounts to be deposited into the Reserve Funds for any given month.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund, the Rollover/Replacement Reserve Fund, the Debt Service Shortfall Reserve Fund or any other escrow or reserve fund established by the Loan Documents.

“Resizing Mezzanine Borrower” shall have the meaning set forth in Section 9.5 hereof.

“Resizing Mezzanine Loan” shall have the meaning set forth in Section 9.5 hereof.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, vice president-finance or other authorized representative of such Person.

“Restoration” shall mean have the meaning set forth in the Mortgage Loan Agreement.

“Restricted Party” shall mean Mortgage Borrower or Borrower or any direct shareholder, partner, member (springing or otherwise) or non member manager thereof, or any direct or indirect legal or beneficial owner of, Mortgage Borrower or Borrower or any non member manager or springing member thereof.

“Rollover/Replacement Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest (other than in connection with a Condemnation).

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Security Deposits” shall have the meaning set forth in Section 5.1.17(e) hereof.

“Security Instrument” shall have the meaning in the Mortgage Loan Agreement.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Spread Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal amount of the Loan on or prior to the Permitted Prepayment Date, a payment to Lender in an amount equal to the present value discounted at LIBOR on the most recent LIBOR Determination Date with respect to any period when the Loan bears interest at the Eurodollar Rate (or, with respect to any period when the Loan is a Substitute Rate Loan, discounted at an interest rate that Lender believes, in its judgment, would equal LIBOR on such LIBOR Determination Date if LIBOR was then available), of all future installments of interest which would have been due hereunder through and including the last calendar day of the Accrual Period in which the Permitted Prepayment Date occurs, on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Eurodollar Spread. The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

“Standard Statement” shall have the meaning set forth in Section 5.1.10(g)(i) hereof.

“State” shall mean any State of the United States of America or the District of Columbia.

“Substitute Rate” shall have the meaning set forth in Section 2.2.3(a).

“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus (i) with respect to the Initial Advance, the Initial Advance Substitute Spread, and (ii) with respect to Future Advances, the Future Advance Substitute Spread, in accordance with the provisions of Article II hereof.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State where the Property is located and satisfactory to Mortgage Lender and Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Mortgage Lender and Lender.

“Syndication” shall have the meaning set forth in Section 9.7.2(a).

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2(c) hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with interest and penalties thereon.

“Telerate Page 3750” means the display designated as “Reuters Screen LIBOROI Page” (formerly Telerate page 3750), or such other page or display as may replace such page or display, or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits.

“Third Party Reports” shall have the meaning set forth in Section 4.1.32 hereof.

“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“UCC Financing Statement” shall mean the UCC Financing Statement executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Terms used herein and not otherwise defined herein (but defined in the Mortgage Loan Agreement) shall have the meaning set forth in the Mortgage Loan Agreement, as of the Closing Date, notwithstanding any subsequent amendment of the Mortgage Loan Agreement, to such defined terms unless Lender shall have consented to such amendment. With respect to any provisions incorporated by reference herein from the Mortgage Loan Agreement, such provisions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Initial Advance on the Closing Date. In addition, subject to and upon the terms and conditions set forth herein, Lender agrees to make Future Advances of the Loan to Borrower from time to time, in accordance with the provisions of Section 2.1.5, during the period from the date hereof to January 8, 2009, and Borrower shall accept the Future Advances of the Loan from Lender, in an aggregate principal amount not to exceed $16,500,000.00.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Initial Advance and each Future Advance. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Pledge Agreement and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds (a) the Initial Advance to (i) finance the Collateral, (ii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iii) pay costs and expenses incurred in connection with the financing of the Collateral and (iv) make an equity contribution to Mortgage Borrower in order to cause the Mortgage Borrower to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement to the extent necessary, and (b) the Future Advances in accordance with Section 2.1.5.

2.1.5 Future Advances.

(a) Lender agrees to fund future advances (each a “Future Advance” and collectively the “Future Advances”) for certain tenant improvements and leasing commissions incurred by Mortgage Borrower after the Closing Date, subject to the satisfaction by Borrower of each of the following conditions:

(i) Borrower shall submit a written request for such Future Advance to Lender at least ten (10) Business Days prior to the date on which Borrower requests such Future Advance to be made, and such request shall specify the tenant improvement costs and leasing commissions to be paid by such Future Advance and the Lease or Renewal Lease to which such tenant improvements costs and leasing commissions relate;

(ii) On the date such request is received by Lender and on the date such Future Advance is to be made, no Event of Default shall exist and remain uncured;

(iii) Such Future Advance (or disbursement from the Rollover/Replacement Reserve Fund if funds are deposited therein pursuant to subsection (b) below) shall be used solely for tenant improvement costs and leasing commissions with respect to (x) Leases covering space that was vacant as of the Closing Date (each, a “New Lease”), and (y) Leases covering space that was, as of the Closing Date, subject to a Lease which thereafter expired or otherwise terminated (each, a “Replacement Lease”), and which satisfy the following conditions: (A) the New Lease or Replacement Lease for which such tenant improvement costs and/or leasing commissions are being paid (1) shall be fully executed, (2) shall satisfy the requirements of Section 5.1.17, (3) if such New Lease or Replacement Lease requires the consent of Lender under Section 5.1.17, such consent shall have been given or deemed given by Lender in accordance with the terms of this Agreement and (4) shall be for a term of not less than five (5) years (excluding any renewal or extension term), and (B)(l) if the Lease in question is a New Lease, the rent payable thereunder shall be equal to or greater than Market Rent, and (2) if the Lease in question is a Replacement Lease, then both (I) the rent payable thereunder shall be equal to or greater than Market Rent, and (II) the rent payable thereunder shall be greater than the rent payable under the expired or terminated Lease that covered the space in question, as reasonably determined by Lender, after taking into account all relevant factors, including, without limitation, any free rent periods and all amounts payable by Mortgage Borrower on account of tenant improvement work and leasing commissions in connection therewith. For purposes of this Section 2.1.5(a)(iii), the rent payable under a New Lease or a Replacement Lease shall constitute “Market Rent” if and only if either (a)(i) the Base Rent payable thereunder equals or exceeds the applicable amount specified on Schedule XV, (ii) the tenant improvement costs and leasing commissions payable by Mortgage Borrower thereunder do not exceed the amount specified on Schedule XV irrespective of whether such amounts are payable directly by Mortgage Borrower or as reimbursements or rent credits to the tenant or otherwise, (iii) any free rent period thereunder does not exceed the period specified on Schedule XV, and (iv) such Lease contains no other tenant inducements or required expenditures on the part of Mortgage Borrower or other terms which, in Lender’s reasonable judgment, has the effect of reducing the rent net of expenses thereunder, or (b) Lender otherwise determines in the exercise of its reasonable discretion that the rent payable thereunder constitutes market rent. For purposes of Schedule XV, any Lease having a term of less than ten (10) years (without taking into account any renewal or extension term) shall be deemed to have a term of five (5) years.

(iv) Lender shall have received an Officer’s Certificate (A) stating that all tenant improvements at the Property to be funded by the requested Future Advance have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested Future Advance, and (C) stating that each such Person has been paid in full or will be paid in full upon such Future Advance, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender;

(v) At Lender’s option, Borrower shall deliver a title search of the Property to the date of the funding of the Future Advance and showing that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender;

(vi) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested Future Advance have been completed and are paid for or will be paid upon such disbursement to Borrower;

(vii) Lender shall not be required to fund Future Advances more frequently than once each calendar month.

(b) The aggregate amount of all Future Advances hereunder shall not exceed $16,500,000.00. In addition, Lender’s obligation to fund Future Advances shall terminate on January 8, 2009. If the full $16,500,000.00 has not been funded to Borrower on or prior to January 8, 2009, then, on January 8, 2009, Lender shall fund into the Rollover/Replacement Reserve Fund the difference between (i) $16,500,000.00 and (ii) the aggregate amount of all Future Advances disbursed from Lender to Borrower (the “Remaining Funding Obligation”), to be disbursed in accordance with the terms of this Section 2.1.5; provided, however, that Borrower shall be permitted to deliver written notice to Lender at least ten (10) Business Days prior to January 8, 2009 electing to terminate Lender’s remaining funding obligations, provided that prior to January 8, 2009 Borrower delivers to Lender cash to be deposited in the Rollover/Replacement Reserve Fund or a Letter of Credit in an amount equal to the Remaining Funding Obligation (which shall be held for the benefit of Lender as additional security for the Debt) and disbursed in accordance with subsection (iii) hereof and Section 7.4 hereof. Any amounts advanced by Lender into the Rollover/Replacement Reserve Fund pursuant to this subsection (b) shall be added to the Debt and shall bear interest from the date funded into the Rollover/Replacement Reserve Fund at the same interest rate as a Future Advance. Borrower agrees to pay Lender within ten (10) Business Days after written demand from Lender any and all reasonable expenses incurred by Lender in connection with such Future Advance or disbursement (including, without limitation, reasonable attorneys’ fees and expenses).

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payments.

(a) Payments Generally. Interest on the outstanding principal balance of the Loan shall accrue from and including the Closing Date to and including the last day of the

Accrual Period in which the Maturity Date occurs at the Applicable Interest Rate (even if such period extends beyond the Maturity Date). The Monthly Debt Service Payment Amount shall be paid on each Payment Date commencing with the Payment Date occurring in August, 2007 and on each subsequent Payment Date thereafter up to and including the Payment Date preceding the Maturity Date. Provided no Event of Default shall have occurred and be continuing, each such payment shall be applied to the payment of interest that has accrued and will accrue during the Accrual Period in which the Payment Date occurs (calculated in accordance with Section 2.2.2 below).

(b) No Offsets, etc. All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

(c) Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for three (3) successive terms (the “Extension Option”) of one (1) year each (each, an “Extension Period”) to (x) the Payment Date occurring in August, 2010 if the first Extension Option is exercised, (y) the Payment Date occurring in August, 2011 if the second Extension Option is exercised and (z) the Payment Date occurring in August, 2012 if the last Extension Option is exercised (each such date, the “Extended Maturity Date”) upon satisfaction of the following terms and conditions:

(i) no Event of Default shall have occurred and be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than sixty (60) days and no later than thirty (30) days prior to the Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) days before the Maturity Date provided that Borrower pays to Lender all actual out-of-pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs;

(iii) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, one or more Replacement Interest Rate Cap Agreements having a LIBOR strike price not greater than 6.25%, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the then current Extended Maturity Date;

(iv) Borrower shall have paid to Lender the Extension Fee on or prior to the commencement of each Extension Period;

(v) Borrower shall have paid to Lender funds for deposit into the Rollover/Replacement Reserve Account if such reserves are required to be maintained under this Agreement, in each case, to the extent necessary based on the then anticipated Leasing Expenses calculated at a rate of $1.25 per square foot with respect to Leasing Expenses (and such funds shall be disbursed to Borrower in accordance with Section 7.4 to be used solely for Leasing Expenses), and $0.25 per square foot with respect to

Replacements (and such funds shall be disbursed to Borrower in accordance with Section 7.4 to be used solely for Replacements) during the Extension Period for which an Extension Option is being exercised;

(vi) Mortgage Borrower shall have duly exercised the correlating extension option for the Mortgage Loan (and satisfied all the conditions set forth in the Mortgage Loan Agreement in order to exercise such right) pursuant to the Mortgage Loan Documents so that both the Loan and the Mortgage Loan shall have the same scheduled Maturity Date; and

(vii) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the Extended Maturity Date in the event the applicable Extension Option is exercised.

(d) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff or defense and irrespective of, and without deduction for, counterclaims.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the Accrual Period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Loan.

2.2.3 Eurodollar Rate or Substitute Rate Unascertainable; Illegality; Increased Costs. (a) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower (“Lender’s Notice”), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at a spread for the Initial Advance (the “Initial Advance Substitute Spread”) and the Future Advances (the “Future Advance Substitute Spread”) above a published index used for other variable rate loans and chosen by Lender (the “Substitute Rate”) such that such Substitute Rate shall yield to Lender a rate of return substantially the same as (but no less than) the rate of return Lender would have realized had the Applicable Interest Rate been the Eurodollar Rate, all as reasonably determined by Lender. If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan. If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender’s Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. In the event the condition necessitating the cancellation of Lender’s obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Period next following such cessation. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs actually incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

(b) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender or any Co-Lender with any request or directive hereafter issued from any Governmental Authority which is generally applicable to all lenders subject to such Governmental Authority’s jurisdiction:

(i) shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender or any Co-Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender’s or any Co-Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender or any Co-Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or any Co-Lender’s policies with respect to capital adequacy) by any amount deemed by Lender or any Co-Lender to be material; or

(iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender or any Co-Lender any other condition, the result of which is to increase the cost to Lender or such Co-Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender or such Co-Lender (within ten (10) Business Days of Lender’s or such Co-Lender’s written demand therefor), any additional amounts necessary to compensate Lender or such Co-Lender for such additional cost or reduced amount receivable which Lender or such Co-Lender deems to be material in its reasonable discretion. If Lender or any Co-Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender and such Co-Lender shall provide Borrower with not less than ten (10) Business Days written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender and such Co-Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender or such Co-Lender to Borrower shall be conclusive absent manifest error.

Subject to Section 2.2.3(e) hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

(c) Subject to Section 9.4 hereof, after the occurrence of a Syndication of all or any portion of the Loan Borrower agrees to indemnify Lender and the Co-Lenders and to hold Lender and the Co-Lenders harmless from any actual, out of pocket loss or expense which Lender or any Co-Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender or any Co-Lenders to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory of the Loan on a day that (A) is not the Payment Date occurring on the last day of an Accrual Period with respect thereto or (B) is the Payment Date occurring on the last day of an Accrual Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion of the Applicable Interest Rate from the Eurodollar Rate to the Substitute Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”). Subject to Section 2.2.3 hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, there shall be no Breakage Costs applicable to any portion of the Loan after the occurrence of a Securitization (other than a Syndication) of the entire Loan

(d) Neither Lender nor the applicable Co-Lender shall be entitled to claim compensation pursuant to this Section 2.2.3 or Section 2.2.8 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender or the applicable Co-Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender or the applicable Co-Lender under this Section 2.2.3 or Section 2.2.8, which statement shall be conclusive and binding upon all parties hereto absent manifest error or (ii) any earlier date (but not earlier than the effective date of such change in law or circumstance) provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance. Each Lender or Co-Lender must use reasonable efforts to avoid or reduce any other increased costs.

(e) This Section shall not apply to increased costs with respect to Indemnified Taxes, which shall be governed solely by Section 2.2.8.

2.2.4 Intentionally Deleted.

2.2.5 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Accrual Period in which the Maturity Date occurs (even if such Accrual Period extends beyond the Maturity Date).

2.2.6 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence and continuance of an Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, unpaid interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

2.2.7 Late Payment Charge. If any Monthly Debt Service Payment Amount is not paid by Borrower on or prior to the date on which it is due or any other sums due under the Loan Documents (other than the payment of the balance of the principal sum of the Note due on the Maturity Date) are not paid by Borrower within five (5) days of written demand therefor, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law.

2.2.8 Indemnified Taxes. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, indemnified Taxes. If any Indemnified Taxes are required by Applicable Law to be withheld from any amounts payable to Lender or any Co-Lender hereunder, the amounts so payable to Lender or such Co-Lender shall be increased to the extent necessary to yield to Lender or such Co-Lender (after payment of all Indemnified Taxes and all taxes with respect to such increased amounts) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder and due at that time. Whenever any Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender or the applicable Co-Lender an original official receipt if available, showing payment of such Indemnified Tax or other evidence of payment reasonably satisfactory to Lender or the applicable Co-Lender. Borrower hereby indemnifies Lender and each Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or any Co-Lender which may result from any failure by Borrower to pay any such Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender or any Co-Lender the required receipts or other required documentary evidence. Each Lender and each Co-Lender (and any successor and/or assign of such Lender or such Co-Lender, as applicable) shall deliver to Borrower on or prior to the date on which such Lender or such Co-Lender, as applicable, becomes a party to this Agreement (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8IMY (with all the requisite attachments) or Form W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, (ii) two duly completed copies of an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax or (iii) in the case of a Lender or Co-Lender that is a foreign corporation claiming such an exemption under Section 881(c) of the Code, a duly completed certificate to the effect that such Lender or Co-Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code. Each entity required to deliver to Borrower a Form W-8BEN, W-8MY or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of Form W-8BEN, W-8IMY or Form W-8ECI or Form W-9, or successor applicable forms, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, or upon request by Borrower, certifying in the case of a Form W-8BEN or Form W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it, and such entity notifies Borrower; it being understood that in the case of any such event that prevents a Lender or Co-Lender from continuing to provide a Form W-8IMY establishing an exemption from withholding by the Borrower, the Borrower shall not be required to increase amounts payable pursuant to this Section 2.2.8 by an amount greater than would have been required had such Lender or Co-Lender or an affiliate thereof not been acting as an intermediary with respect to such amounts. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or Form W-8ECI or other applicable form and such entity is otherwise entitled under Applicable Law to receive payments under the Note without deduction or withholding of any United States federal income taxes and, under Applicable Law, in order to avoid liability for Indemnified Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Indemnified Taxes without grossing up such entity, provided, that Borrower will make commercially reasonable efforts to obtain the applicable certification. In such event, Borrower shall promptly provide to such entity evidence of payment of such Indemnified Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Indemnified Taxes as may be issued by the taxing authority.

2.2.9 Treatment of Certain Refunds or Credits. If Lender or Co-Lender (or any successor and/or assign of such Lender or such Co-Lender, as applicable) determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to Section 2.2.8, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of Borrower under Section 2.2.8 with respect to Indemnified Taxes giving rise to such recovery), net of all out-of-pocket expenses (including taxes) of such Lender or such Co-Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of such Lender or such Co-Lender, agrees to repay to such Lender or such Co-Lender, as the case may be, the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or such Co-Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require such Lender or such Co-Lender to make any claim for refund of Taxes or make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

2.2.10 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments. Except as otherwise provided in this Section 2.3.1 and in Section 2.3.2, Borrower shall not have the right to prepay the Loan, in whole or in part, prior to the Maturity Date. Borrower shall have no right to prepay the Loan, in whole or in part, prior to the Payment Date occurring in February 2008. Thereafter Borrower may, upon at least ten (10) days prior written notice to Lender, prepay the Loan in whole but not in part at anytime, provided however if such prepayment occurs prior to the Payment Date occurring in August, 2008 (the “Permitted Prepayment Date”), Borrower shall also pay Lender the applicable Spread Maintenance Premium. On the Permitted Prepayment Date or on any date thereafter, Borrower may, at its option and upon at least ten (10) days prior written notice to Lender, prepay the entire Debt without payment of the Spread Maintenance Premium. Borrower may revoke any notice of prepayment at any time prior to the date of such prepayment. Borrower shall promptly reimburse Lender for any reasonable out-of-pocket costs and expenses associated with any such revocation. In addition, Borrower agrees that (a) in the event that a prepayment shall be made during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the LIBOR Determination Date in such calendar month, such payment shall be accompanied by a payment of interest on the amount of principal being prepaid that Lender determines would be payable by Borrower if such prepayment had been made on or after such LIBOR Determination Date but prior to the succeeding Payment Date calculated using a per annum interest rate equal to 6.25% plus the Spread (such amount, the “Estimated Interest Payment”). In the event that the Estimated Interest Payment paid by Borrower to Lender exceeds the amount that otherwise would have been payable by Borrower if the final interest payment amount was calculated based on the interest rate determined on the applicable LIBOR Determination Date (the “Actual Required Payment”), Lender shall refund to Borrower an amount equal to the Estimated Interest Payment minus the Actual Required Payment. In the event the Estimated Interest Payment paid by Borrower is less than the Actual Required Payment, Borrower shall, promptly upon demand by Lender, pay to Lender an amount equal to the Actual Required Payment minus the Estimated Interest Payment; (b) if such prepayment is made on a Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Accrual Period then in effect notwithstanding that such Accrual Period extends beyond the date of such prepayment; and (c) subject to subsection (a) above, if such prepayment is made on a day other than a Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Accrual Period then in effect notwithstanding that such Accrual Period extends beyond the date of such prepayment; provided, however, that if such date is a date on or after the LIBOR Determination Date in such calendar month and prior to the first day of the Accrual Period that commences in such calendar month, Borrower shall also pay to Lender in connection with such prepayment all interest on the principal balance of this Note then being prepaid which would have accrued through the end of the next succeeding Accrual Period. Any prepayment received by Lender on a date other than a Payment Date shall be held by Lender as collateral security for the Loan and shall be applied to the Debt on the next Payment Date.

2.3.2 Liquidation Event. (a) In the event of (i) any Casualty to all or any portion of the Property, (ii) any Condemnation of all or any portion of the Property, (iii) any claims made by Mortgage Borrower under the owner’s Title Policy, (iv) a Transfer of the Property in connection with realization thereon by Mortgage Lender following an Event of Default under the Mortgage Loan, (v) any refinancing of the Property or the Mortgage Loan (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Deposit Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service together with (i) in the event that such Net Liquidation Proceeds After Debt Service are received on or before a Payment Date, interest accruing on such amount calculated through and including the end of the Accrual Period in which such Monthly Payment Date occurs, or (ii) in the event that such Net Liquidation Proceeds After Debt Service are received on a date after a Payment Date, interest accruing on such amount calculated through and including the end of Interest Period in which the next Payment Date occurs. Such Net Liquidation Proceeds After Debt Service shall be applied first to the repayment of Initial Advance and any remaining portion thereof shall be applied to the repayment of any Future Advances. Subject to the rights of the Other Mezzanine Lender, any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Any prepayment received by Lender pursuant to this Section 2.3.2 on a date other than a monthly Payment Date shall be held by Lender as collateral security for the Loan and shall be applied by Lender on the next monthly Payment Date. Other than during the continuance of an Event of Default, no Spread Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2(a)(i) or (ii).

(b) Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale or UCC sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale or UCC sale, on the date notice of such foreclosure sale or UCC sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.

2.3.3 Prepayments After Default. If, following the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, (i) an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, or (b) the Spread Maintenance Premium, and (ii) all accrued and unpaid interest on the amount of principal being prepaid (including, without limitation, (x) in the event that such prepayment is received on or before a Payment Date, interest accruing on such amount calculated through and including the end of the Accrual Period in which such Payment Date occurs, or (y) in the event that such prepayment is received on a date after a Payment Date, interest accruing on such amount calculated through and including the end of Accrual Period in which the next Payment Date occurs), (iii) to the extent applicable, Breakage Costs and (iv) other amounts payable under the Loan Documents. Notwithstanding anything contained herein to the contrary, the amounts set forth in clause (i) above shall not be payable if the related payment is tendered on or after the Permitted Prepayment Date.

2.3.4 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 noon, New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the Business Day immediately preceding such day.

2.3.5 Application of Principal Prepayments. All prepayments received pursuant to this Section 2.3 shall be applied to the payments of principal due under the Loan in the inverse order of maturity.

Section 2.4 Interest Rate Cap Agreement. (a) Borrower shall purchase one or more Interest Rate Cap Agreements (i) for a period to expire on the initial Maturity Date, (ii) in a notional amount not less than the outstanding principal balance of the Loan, (iii) having a strike price not greater than 6.25% and (iv) which otherwise comply with the requirements of this Section 2.4. Thereafter, Borrower shall purchase prior to each Extension Period, and shall maintain throughout the remaining term of the Loan, an Interest Rate Cap Agreement or Interest Rate Cap Agreements, or replacements, increases or amendments thereto, in a notional amount not less than the then outstanding principal balance of the Loan, for a period beginning on the first day of the applicable Extension Period and ending on the last calendar day of the Accrual Period in which the applicable Extended Maturity Date occurs and otherwise complying with the requirements of this Section 2.4. Each Interest Rate Cap Agreement delivered after the initial Maturity Date shall provide for a LIBOR strike price not greater than 6.25%. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the applicable strike rate required pursuant to this subsection (a) calculated on the notional amount. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Section 2.3 hereof and Borrower may sell any such excess notional amount.

(b) Borrower shall collaterally assign to Lender pursuant to a Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to the Mezzanine Deposit Account where such payments shall be applied in accordance with the terms of Section 3.3 of the Cash Management Agreement. At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

(c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify in any material respect any of its rights thereunder, without Lender’s consent, not to be unreasonably withheld.

(d) In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Cap Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Cap Agreement from an Acceptable Counterparty having a Minimum Counterparty Rating; provided, however, that if any Rating Agency withdraws or downgrades the credit rating of the Counterparty below the Minimum Counterparty Rating, Borrower shall not be required to replace the Counterparty under the Interest Rate Cap Agreement provided that within thirty (30) days following notice to Borrower of such downgrade or withdrawal (y) such Counterparty or an Affiliate thereof posts additional collateral acceptable to the Rating Agencies from time to time securing its obligations under the Interest Rate Cap Agreement or (z) an Affiliate of such Counterparty with a Minimum Counterparty Rating delivers a guaranty acceptable to the Rating Agencies guaranteeing such Counterparty’s obligations under the Interest Rate Cap Agreement; provided that, notwithstanding any such downgrade or withdrawal, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (z), the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Notwithstanding the foregoing, if S&P or Fitch withdraws or downgrades the long-term credit rating of such Counterparty below “BBB-” or short term credit rating below “A-3”, or Moody’s withdraws or downgrades the credit rating of such Counterparty below “A2” (if the Counterparty has only a long term rating from Moody’s) or below “A3” or “P-2” (if the Counterparty has both long term and short term ratings from Moody’s), Borrower shall replace the Interest Rate Cap Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Cap Agreement from an Approved Counterparty having a Minimum Counterparty Rating. Failure to satisfy any of the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.”

(e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

(f) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (which may be in house counsel) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent Organizational Documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); or

(5) be in form and scope reasonably acceptable to Lender and otherwise satisfy then current market standards the holder of the Note customarily adheres with respect to Interest Rate Cap Agreement opinions.

Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment, or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Pledge Agreement on the Collateral.

2.5.1 Intentionally Deleted.

2.5.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan (including by way of prepayment pursuant to Section 2.3 hereof) and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement on the Collateral and the other Loan Documents if not theretofor released and remit any remaining Reserve Funds to Borrower. Any release or assignment delivered by Lender pursuant to this Section 2.5 shall be at Borrower’s sole cost and expense.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Collateral and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Collateral, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Collateral and to transact the businesses in which it is now engaged. The organizational chart of Borrower attached hereto as Schedule IV is true, correct and complete as of the Closing Date.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or the Collateral or any of Borrower’s other assets, or any license or other approval required to operate the Collateral, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

4.1.4 Litigation. Except as disclosed on Schedule VI attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Mortgage Borrower, the Property or the Collateral, which actions, suits or proceedings, if determined against Borrower, Mortgage Borrower, the Property or the Collateral, are reasonably likely to have a Material Adverse Effect.

4.1.5 Agreements. Neither Borrower nor Mortgage Borrower is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. To Borrower’s knowledge, neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, the Collateral or the Property is bound. To Borrower’s knowledge, neither Borrower nor Mortgage Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Mortgage Borrower is a party or by which Borrower, Mortgage Borrower, the Collateral or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the business relating to Borrower’s operation of the Collateral, (b) obligations incurred in the ordinary course of Mortgage Borrower’s operation of the Property and (c) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.

4.1.6 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of Cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Mortgage Borrower or, to Borrower’s knowledge, any constituent Person in the last seven (7) years, and neither Borrower, Mortgage Borrower nor, to Borrower’s knowledge, any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Mortgage Borrower nor to Borrower’s or Mortgage Borrower’s knowledge any of its respective constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s or Mortgage Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or Mortgage Borrower or such constituent Persons of Borrower or Mortgage Borrower.

4.1.7 Full and Accurate Disclosure. To the best of Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which has a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect.

4.1.8 No Plan Assets. As of the date hereof and during the term of the Loan, Borrower is not and will not be a Plan, and none of the assets of Borrower constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9 Compliance. Except as expressly disclosed to Lender in writing, to the best of Borrower’s knowledge, Borrower, Mortgage Borrower, the Property and the use thereof, comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Except as previously disclosed to Lender in writing, neither Borrower nor Mortgage Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower, Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or the Collateral or any part thereof or any monies paid in performance of Borrower’s or Mortgage Borrower’s obligations under any of the Loan Documents or the Mortgage Loan Documents, as applicable.

4.1.10 Financial Information. To the best of Borrower’s knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower in respect of Borrower, Mortgage Borrower, the Collateral and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Mortgage Borrower, the Collateral and the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, to the best of Borrower’s knowledge, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a Material Adverse Effect on the Mortgage Borrower, the Collateral or the Property or the operation thereof as an office building, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or Mortgage Borrower from that set forth in said financial statements.

4.1.11 Condemnation. No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened in writing or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.12 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13 Intentionally Deleted.

4.1.14 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

4.1.15 Intentionally Deleted.

4.1.16 Intentionally Deleted.

4.1.17 Enforceability. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.18 No Prior Assignment. To the best of Borrower’s knowledge and except as will be released on the Closing Date, there are no prior assignments of the landlord’s interest in the Leases or landlord’s interest in any portion of the Rents due and payable or to become due and payable which are presently outstanding. To the best of Borrower’s knowledge, there are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.

4.1.19 Insurance. Mortgage Borrower has obtained and Borrower has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage Loan Agreement. To Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.20 Intentionally Deleted.

4.1.21 Intentionally Deleted.

4.1.22 Intentionally Deleted.

4.1.23 Intentionally Deleted.

4.1.24 Intentionally Deleted.

4.1.25 Leases. (a) To the best of Borrower’s knowledge, the Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. Mortgage Borrower is the owner and lessor of landlord’s interest in the Leases. To the best of Borrower’s knowledge, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, the current Leases are in full force and effect and, there are no material defaults by Mortgage Borrower or, any tenant under any Lease, and, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults under any Lease. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, no Rent has been paid more than one (1) month in advance of its due date. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender, there are no offsets or defenses to the payment of any portion of the Rents. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender, all work to be performed by Mortgage Borrower as of the date of this Agreement under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower to any tenant has already been received by such tenant. To the best of Borrower’s knowledge and except as provided in the Loan Documents or as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender, there has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender, no tenant under any Lease has sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under sublease, nor does anyone except such tenant and its employees occupy such leased premises. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Mortgage Lender or in the Leases, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower’s knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Report.

(b) Attached hereto as Schedule I is a rent roll of the Property which is true, correct and complete in all material respects.

4.1.26 Intentionally Deleted.

4.1.27 Intentionally Deleted.

4.1.28 Filing and Recording Taxes. All material transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to Borrower (in connection with the merger transaction on or about the date hereof) have been paid or will be paid at or prior to the filing or recordation of the UCC Financing Statement or any other Loan Document. All stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid or will be paid at or prior to the filing or recordation of the Pledge Agreement or any other Loan Document.

4.1.29 Intentionally Deleted.

4.1.30 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.31 Illegal Activity. No portion of the Property or the Collateral has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

4.1.32 No Change in Facts or Circumstances: Disclosure. To the best of Borrower’s knowledge, all information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan (other than the Environmental Report, the Physical Conditions Report, and other reports prepared by third parties (the “Third Party Reports”)) by or on behalf of Borrower or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are to the best of Borrower’s knowledge accurate, complete and correct in all material respects. To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise are reasonably likely to have a Material Adverse Effect. Borrower acknowledges that it has received and reviewed copies of the Third Party Reports delivered to Lender in connection with the closing of the Loan and has no knowledge of any condition, fact, circumstance or event that would render any Third Party Report inaccurate, incomplete or otherwise misleading in any material respect.

4.1.33 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a

“holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 4378782.

4.1.35 Single Purpose Entity. Borrower represents and warrants that (i) Borrower has, since its formation, not owned any property other than its interest in Mortgage Borrower and has existed solely in preparation for entering into the transaction; and (ii) Borrower has since its formation complied with the provisions of this Section 4.1.35. In addition, Borrower represents, warrants, covenants and agrees that until the Loan has been paid in full (x) it shall, and that its Organizational Documents shall provide that it shall, and (ii) the general partner(s) of Borrower, if Borrower is a partnership or the managing member(s) of Borrower, if Borrower is a limited liability company with multiple economic members (in each case, if any, a “Principal”) has and shall, and that the Organizational Documents of such general partner(s) or managing member(s) shall provide that it shall:

(a) with respect to Borrower, not own any asset or property other than the Collateral, and with respect to Principal, not acquire or own any material asset other than its interest in Borrower;

(b) with respect to Borrower, not engage in any business, directly or indirectly, other than the ownership and management of the Collateral and with respect to Principal, not engage in any business or activity other than the ownership of its interest in Borrower and activities incidental thereto;

(c) notwithstanding anything to the contrary in this Agreement or in any other documents governing the formation, management or operation of the Borrower, for so long as the Obligations are outstanding, neither the Member nor the Borrower shall amend, alter, change or repeal the “Special Purpose Provisions” as set forth in, and as defined in, Borrower’s Operating Agreement without the consent of Lender, nor amend, modify or otherwise change the Organizational Documents of Borrower or Principal, as the case may be, without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in Section 4.1,35 hereof, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent, or, after the Securitization of the Loan unless Borrower has received (x) confirmation from each of the applicable Rating Agencies that such action would not result in the disqualification, withdrawal or downgrade of any Securities rating and (y) approval of such actions by Lender or its assigns;

(d) except for capital contributions or capital distributions permitted under the terms and conditions of the LLC Agreement and properly reflected on the books and records of Borrower, maintain relationships comparable to an arm’s-length transaction with its Affiliates and enter into transactions with its Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction with an unaffiliated third party;

(e) with respect to Borrower, not incur, create or assume any indebtedness, secured (subordinate or pari passu) or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the indebtedness contemplated by the Loan Documents and (ii) operational debt not evidenced by a note; provided that any indebtedness incurred pursuant to subclauses (ii) shall be (x) not more than sixty (60) days past due, (y) incurred in the ordinary course of the business of owning the Collateral, and (z) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note, and with respect to Principal, not incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations);

(f) not make any loans or advances to any Person nor acquire debt obligations or securities of any Person;

(g) remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets, to the extent that cash flow from the Property is sufficient for such purpose, provided that this clause (g) shall not be construed to require Borrower’s member to make equity contributions to Borrower;

(h) pay its own liabilities and expenses only out of its own funds and not the funds of any other Person;

(i) comply with and observe in all material respects the laws of the state of its formation as they relate to its organizational functions and responsibilities and other organizational formalities in order to maintain its separate existence;

(j) maintain all of its books, records and bank accounts separate from those of any other Person;

(k) prepare separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the financial statement of any other Person; provided, however, Borrower’s or Principal’s assets, as the case may be, may be included in a consolidated financial statement with its Affiliates provided that (i) appropriate notations shall be made on such consolidated financial statement to indicate the separateness of Borrower or Principal, as the case may be, from such Affiliates and to indicate that none of any such Affiliate’s assets and credit are available to satisfy the debts and other obligations of Borrower or Principal, as the case may be and (ii) such assets shall also be listed on Borrower’s own separate balance sheet;

(l) file its own tax returns, if any, as may be required under Applicable Law, to the extent not treated as a “disregarded entity”, and pay any taxes so required to be paid under applicable law;

(m) maintain its books, records, resolutions and agreements as official records;

(n) be, and at all times hold itself out to the public and all other Persons as a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party of Borrower or Principal, as the case may be);

(o) conduct its business in its own name (or trade name) and correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;

(p) not identify itself or any of its Affiliates as a division or part of the other;

(q) use separate stationery, invoices and checks bearing its own name;

(r) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, to the extent that cash flow from the Property is sufficient for such purpose, provided that this clause (r) shall not be construed to require Borrower’s member to make equity contributions to Borrower;

(s) not commingle its funds and other assets with assets of any Affiliate or constituent party or any other Person and hold all of its assets in its own name;

(t) maintain its assets in such a manner that it will not be materially costly or difficult to segregate, ascertain or identify its individual asset or assets, as the case may be, from those of any other Person;

(u) except for the pledge of assets to Lender in connection with the Loan, (i) not pledge its assets for the benefit of any other Person, (ii) not guarantee or become obligated for the debts of any other Person, and (iii) not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person;

(v) not permit any constituent party independent access to its bank accounts;

(w) maintain a sufficient number of employees, if any, in light of its contemplated business operations and pay the salaries of such employees, if any, only from its own funds;

(x) not form, acquire or hold an interest in any subsidiary other than Mortgage Borrower or own any equity interest in any other entity;

(y) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services that are performed by any employee of any Affiliate on behalf of Borrower or Principal, as the case may be;

(z) to the fullest extent permitted by law, not seek or effect or engage in or cause any constituent party to seek or effect or engage in the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, or the sale of substantially all of the assets of Borrower or Principal;

(aa) with respect to Principal or, if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(hh) below, Borrower, at all times while the Loan is outstanding, have at least two (2) Independent Managers;

(bb) not fund the operations of any of its Affiliates or pay their expenses;

(cc) keep careful records of all transactions by and between Borrower or Principal, as the case may be, and its Affiliates and all such transactions shall be completely and accurately documented and payables shall be accurately and timely recorded;

(dd) notwithstanding any other provision of this Agreement or any provision of law that so empowers Borrower, the Member or any other Person, obtain, from and after the date hereof, the prior unanimous written consent of all other general partners/managing members/directors (including all Independent Managers) to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding involving Borrower or Principal, as the case may be; institute any proceedings under any applicable insolvency law or otherwise seek any relief for Borrower or Principal, as the case may be, under any laws relating to the relief from debts or protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or Principal, as the case may be, or a substantial portion of its properties; (iii) make any assignment for the benefit of Borrower’s or Principal’s creditors, as the case may be; or (iv) take any action in furtherance of the foregoing, provided, however, that no such consent shall be granted unless there are at least two (2) Independent Managers then serving in such capacity (it being understood and agreed that, except in connection with the foregoing actions listed in this clause (dd), the approval/consent of the Independent Managers shall not be required in connection with any other actions taken by Borrower);

(ee) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

(ff) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

(gg) permit its board of directors or managers to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable Organizational Documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of both Independent Managers; and

(hh) upon the occurrence of any event that causes the Member to cease to be a member of the Borrower (other than (i) upon an assignment by the Member of all of its limited liability Borrower interest in the Borrower and the admission of the transferee pursuant to the terms of the Loan Documents and the limited liability company agreement of the Borrower (the “LLC Agreement”), or (ii) the resignation of the Member and the admission of an additional member of the Borrower pursuant to the terms of the Loan Documents and the LLC Agreement) (a “Member Cessation Event”), each person acting as an Independent Manager pursuant to the terms of the LLC Agreement shall, without any action of any Person and simultaneously with the

Member Cessation Event, automatically be admitted to the Borrower as a “Special Member” of Borrower (“Special Member”) and shall continue Borrower without dissolution. If, however, at the time of a Member Cessation Event, Independent Manager 1 (as defined in the LLC Agreement) has died or is otherwise no longer able to step into the role of Special Member, then in such event, Independent Manager 2 (as defined in the LLC Agreement) shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Borrower as Special Member and shall continue the Borrower without dissolution. It is the intent of these provisions that the Borrower never have more than one Special Member at any particular point in time. No Special Member may resign from the Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to the Borrower as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Borrower upon the admission to the Borrower of a substitute Member. The Special Member shall be a member of the Borrower that has no interest in the profits, losses and capital of the Borrower and has no right to receive any distributions of Borrower assets. Pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), a Special Member shall not be required to make any capital contributions to the Borrower and shall not receive a limited liability Borrower interest in the Borrower. A Special Member, in its capacity as Special Member, may not bind the Borrower. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Borrower, including, without limitation, the merger, consolidation or conversion of the Borrower. In order to implement the admission to the Borrower of the Special Member, each of Independent Manager 1 and Independent Manager 2 shall execute a counterpart to this Agreement. Prior to its admission to the Borrower as Special Member, each person acting as Independent Manager shall not be a member of the Borrower.

Notwithstanding anything to the contrary contained in this Section 4.1.35, no provisions contained in this Section 4.1.35 shall be deemed to create an obligation on the part of Borrower, any member in Borrower, or any member, officer, director, employee or Affiliate of any of the forgoing to make loans, equity infusions or capital contributions to Borrower.

4.1.36 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.37 Taxes. To the extent required, Borrower has filed all federal, State, county, municipal, and city income and other material tax returns required to have been filed by it and has paid all material amounts of taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.38 Forfeiture. Neither Borrower nor, to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Collateral has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan

Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.39 Environmental Representations and Warranties. Borrower represents and warrants, to the best of its knowledge, except as disclosed in the written report resulting from the environmental site assessments of the Property delivered to Lender prior to the Closing Date (the “Environmental Report”) that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Materials migrating to the Property in violation of any Environmental Law; (d) there is no past or present material non-compliance with current Environmental Laws, or with permits issued pursuant thereto, which has not been corrected, in connection with the Property; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or Mortgage Borrower or contained in Borrower’s or Mortgage Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

4.1.40 Taxpayer Identification Number. Borrower’s United States taxpayer identification number is 26-0432247.

4.1.41 OFAC. Borrower represents and warrants that neither Borrower, Mortgage Borrower, Guarantor, or any of their respective Affiliates is, to the best of its knowledge and after review of the Annex to the Executive Order and any amendments or additions thereto, a Prohibited Person, and Borrower, Mortgage Borrower, Guarantor, and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.42 Intentionally Deleted.

4.1.43 Mezzanine Deposit Account. (a) The Cash Management Agreement creates valid and continuing security interests (as defined in the UCC) in the Accounts in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower;

(b) Intentionally Deleted.

(c) Borrower and Lender agree that each Account is and shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over each Account, (iii) such that none of Borrower, Mortgage Borrower or Manager shall have any right of withdrawal from any Account and, except as provided herein, no Account Collateral shall be released to Borrower from the Accounts, (iv) in such a manner that the Agent Bank shall agree to treat all property credited to the Accounts as “financial assets” and (v) such that all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Agent Bank, indorsed to Agent Bank or in blank or credited to another securities account maintained in the name of Agent Bank and in no case will any financial asset credited to any such Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Agent Bank, or in blank.

4.1.44 Embargoed Person. (a) As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, to the best of Borrower’s knowledge and after due inquiry and investigation, (a) none of the funds or other assets of Borrower, Mortgage Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Mortgage Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Mortgage Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Mortgage Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Mortgage Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.45 Material Agreements. To the best of Borrower’s knowledge, none of the Property, Borrower or Mortgage Borrower is subject to any Material Agreements other than the Material Agreements described in Schedule XIII attached hereto and made a part hereof, and, to the best of Borrower’s knowledge, there are no defaults thereunder by any party thereto.

4.1.46 Affiliates. Borrower does not own any equity interests in any other Person other than the Pledged Interests. Effective as of the consummation of the transactions contemplated by this Agreement, Borrower owns 100% of the membership interests in Mortgage Borrower, and Mezzanine Borrower B owns 100% of the membership interests in Borrower.

4.1.47 Mortgage Loan Representations. All of the representations and warranties contained in the Mortgage Loan Documents are true and correct in all material respects as of the date made thereunder and are hereby incorporated into this Agreement and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the

Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

Section 4.2 Survival of Representations. Borrower agrees that, except to the extent otherwise provided, all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Pledge Agreement encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, or cause Mortgage Borrower to comply in all material respects, with all Legal Requirements applicable to it, Mortgage Borrower, the Collateral and the Property. There shall never be committed by Borrower and Borrower shall not permit or cause Mortgage Borrower to permit, through the exercise of commercially reasonable efforts, any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any State or local government the right of forfeiture against the Collateral, Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause Mortgage Borrower to maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in this Agreement. Borrower shall keep or shall cause Mortgage Borrower to keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to operate the portions of the Property that are the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest or cause Mortgage Borrower to contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, the Collateral or the Property or any alleged violation of any Legal Requirement, provided that: (i) intentionally deleted; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral, the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or the Property; and (vi) Borrower shall furnish or cause Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Subject to the terms and provisions of this Section 5.1.2 and to the extent required by Applicable Law, Borrower shall, or shall cause Mortgage Borrower to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish, or shall cause Mortgage Borrower to furnish, to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 7.2 hereof and Section 7.2 of the Mortgage Loan Agreement). Borrower shall not suffer and shall not permit Mortgage Borrower to suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, other than the Lien of the Security Instrument or the Permitted Encumbrances, and shall promptly pay or cause Mortgage Borrower to promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense may, or may cause Mortgage Borrower to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) intentionally deleted; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and/or Mortgage Borrower are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral nor the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, or shall cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish or cause

Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges is established or the Collateral or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Mortgage Borrower of which Borrower has received written notice of and which is reasonably likely to have a Material Adverse Effect.

5.1.4 Access to the Property. Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under their respective Leases.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of the occurrence of any event that is reasonably likely to have a Material Adverse Effect, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, or of the occurrence of any default by Mortgage Borrower under any reciprocal easement agreement affecting the Property of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate, and shall cause Mortgage Borrower to cooperate, fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Award and Insurance Benefits. Borrower shall cause Mortgage Borrower to cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses actually incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

5.1.8 Further Assurances. Borrower shall, and shall cause Mortgage Borrower to, at Borrower’s sole but reasonable cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith; provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to file and/or the filing by Borrower of UCC financing statements, provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents. Without limitation to the foregoing, Borrower hereby authorizes Lender to execute or file in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, and to file in the appropriate riling or recording offices, one or more financing statements or other instruments, to evidence more effectively the security interest of Lender in the Collateral. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 5.1.8(b); and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents.

5.1.9 Mortgage and Intangible Taxes. Borrower shall pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution, recordation or filing of the UCC Financing Statements and/or upon the execution and delivery of the Note.

5.1.10 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Mortgage Borrower and all items of income and expense in connection with the operation on an individual basis of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to Borrower to examine such books, records and accounts at the office of Borrower, Mortgage Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Following the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable out of pocket costs and expenses actually incurred by Lender to examine Borrower’s or Mortgage Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender quarterly and annually, within sixty (60) days following the end of each of the first, second and third fiscal quarters and one hundred twenty (120) days following the end of each Fiscal Year (as applicable), a complete copy of Mortgage Borrower’s and Borrower’s quarterly or annual (as applicable) financial statements audited (only with respect to such annual financial statements) by an Approved Accountant in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) covering the Property for such quarter or Fiscal Year (as applicable) and containing statements of profit and loss for Borrower, Mortgage Borrower, the Property and the Collateral and a balance sheet for Borrower and Mortgage Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such quarter or Fiscal Year (as applicable), and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s and Mortgage Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate in the form attached hereto as Schedule V-A stating that to the best of Borrower’s, Mortgage Borrower’s or Principal’s knowledge (x) each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Mortgage Borrower and the Property being reported upon and has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender), and (y) as of the date thereof whether there exists an Event of Default under the Loan Documents or the Mortgage Loan Documents executed and delivered by, or applicable to, Borrower or Mortgage Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (iii) with respect to annual financial statements, an unqualified opinion of an Approved Accountant, (iv) a current rent roll for the Property, (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (vi) a schedule audited by such Approved Accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such Approved Accountant and (vii) any written notice received from a tenant under a Major Lease alleging a default by landlord. Together with Borrower’s and Mortgage Borrower’s quarterly financial statements, Borrower shall, and shall cause Mortgage Borrower to, furnish to Lender an Officer’s Certificate certifying, to Borrower’s and Mortgage Borrower’s knowledge, as of the date thereof whether there exists an Event of Default under the Loan Documents or Mortgage Loan Documents executed and delivered by, or applicable to, Borrower or Mortgage Borrower and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar month the following items, accompanied by an Officer’s Certificate in the form attached hereto as Schedule V-B stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, the Property and the Collateral (subject to normal year-end adjustments): (i) a rent roll for the subject month; and (ii) a Net Cash Flow Schedule.

(d) Borrower shall submit, or shall cause Mortgage Borrower to submit, the Annual Budget to Lender not later than sixty (60) days prior to the commencement of each Fiscal Year. Each Annual Budget shall be in a form satisfactory to Lender and shall set forth in reasonable detail budgeted monthly operating income and monthly operating expenses and other cash expenses for the Property (including without limitation Management Fees, which shall not exceed four percent (4.0%) of the gross revenues from the Property). The Annual Budget and all amendments and modifications thereto shall be subject to Lender’s prior review and approval, which approval shall not be unreasonably withheld. Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for approval of such Annual Budget or any amendment or modification thereto, provided that Borrower has delivered or caused to be delivered to Lender with such request any and all other materials reasonably requested by Lender in order to evaluate such Annual Budget or such amendment or modification thereto. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender’s failure to respond within ten (10) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to such Annual Budget or amendment or modification thereto if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period. During any period that Lender has not approved or been deemed to have approved an Annual Budget, the approved Annual Budget in effect immediately prior to the delivery of such Annual Budget shall, until a new Annual Budget shall have been approved, be deemed to be the then-applicable approved Annual Budget (except that amounts set forth in such then-applicable approved Annual Budget (i) for items other than non-discretionary items shall be deemed to be increased on a percentage basis by an amount equal to five percent (5%), and (ii) for non-discretionary items such as insurance premiums, amounts owed to utilities and Taxes, shall be deemed to be increased by the actual amount, as then known to Borrower, by which the cost of such items increased during such calendar year). The initial budget is approved by Lender in connection with the closing of the Loan and each such Annual Budget approved by Lender in accordance with the terms hereof shall be referred to herein as an “Approved Annual Budget.” Without the prior written consent of the Lender, Borrower shall not approve or consent to Mortgage Borrower entering into any contracts or other agreements nor expending any funds not provided for in the Approved Annual Budget, other than expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event which threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto. Borrower shall notify Lender as promptly as practicable with respect to any such emergency expenditures made with respect to the Property. At the request of Lender, Borrower agrees to cause Mortgage Borrower to deliver evidence in a form satisfactory to Lender that amounts allocated to budgeted expenses have been paid in accordance with the Approved Annual Budget. Notwithstanding anything to the contrary contained in this Section 5.1.10(d), whenever Lender’s approval of an Annual Budget or amendment or modification thereof is required pursuant to the provisions of this Section 5.1.10(d), Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and (1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder).

(e) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in any one (but not all) of the following formats: (i) in paper form, (ii) on a diskette, or (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

(f) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Mortgage Borrower, any Guarantor, and the Collateral and the Property, whether furnished by Borrower, Mortgage Borrower, any Guarantor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

5.1.11 Business and Operations. Borrower will cause Mortgage Borrower to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will cause Mortgage Borrower to remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.12 Costs of Enforcement. In the event (a) that the Pledge Agreement is foreclosed in whole or in part or that the Pledge Agreement is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any pledge agreement prior to or subsequent to the Pledge Agreement in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or any of their constituent Persons or an assignment by Borrower, Mortgage Borrower or any of their constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement. (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth to Borrower’s knowledge (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and subject to limitations on the availability of equitable remedies) and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to deliver to Lender, promptly following Lender’s written request, tenant estoppel certificates from the applicable commercial tenant leasing space at the Property in the same form previously accepted by Lender or in form and substance reasonably satisfactory to Lender (but in each case, subject to the requirements set forth in the applicable Leases), provided that after the Closing Date and provided that an Event of Default does not exist, Lender shall have the right to request such estoppels from a particular tenant not more than once in any calendar year (or twice if a Securitization occurs during such calendar year).

5.1.14 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Performance by Borrower. (a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) Borrower shall not cause or permit Mortgage Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower as of the date hereof without the prior written consent of Lender (other than ministerial or de minimis modifications which do not affect any of the economic terms therein or change any rights or obligations of the parties thereunder). Borrower shall provide, or cause Mortgage Borrower to provide, Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Borrower shall not, and shall not permit Mortgage Borrower to, amend or modify the Organizational Documents of Mortgage Borrower in any respect which would (i) limit distributions to be made to Borrower, (ii) limit cure rights of Borrower, (iii) modify the special purpose entity requirements set forth therein or (iv) would in any other respect have any material adverse effect on Lender without Lender’s consent.

5.1.16 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization.

5.1.17 Leasing Matters. (a) With respect to the Property, Borrower may allow Mortgage Borrower to enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgage Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not, in Borrower’s commercially reasonable judgment, have a Material Adverse Effect, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Mortgage Lender, (v) is written on the standard form of lease approved by Lender (other than a Renewal Lease (which shall be in the form of the existing lease being renewed or extended and may include commercially reasonable modifications that do not alter in any material respect the provisions relating to subordination and attornment, or such other form reasonably acceptable to Lender) or, with respect to any proposed Lease, factual information with respect to the tenant and other commercially reasonable modifications as reasonably determined by Mortgage Borrower, provided that in no event shall such modifications alter in any material adverse respect the standard lease provisions relating to subordination and attornment), and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that any “month-to-month” license or similar agreement that is terminable on written notice of thirty (30) days or less shall not be considered a Lease for purposes of this Section 5.1.17 and shall not be subject to the prior approval of Lender so long as such license or similar agreement does not constitute a Major Lease. At Lender’s request, Borrower shall promptly cause Mortgage Borrower to deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.1.17.

(b) Borrower (i) shall cause Mortgage Borrower to observe and perform all the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall cause Mortgage Borrower to promptly send copies to Lender of all notices of default or other material matters which Mortgage Borrower shall send or receive with respect to the Leases; (iii) shall cause Mortgage Borrower to enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed); (iv) shall not collect or permit Mortgage Borrower to collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall, immediately upon receipt, deposit or cause Mortgage Borrower to deposit, all Lease Termination Payments into the Rollover/Replacement Reserve Account pursuant the Mortgage Loan Agreement; (vi) shall not permit Mortgage Borrower to execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vii) shall not (except as permitted in clause (c) below) permit Mortgage Borrower to consent to any assignment of any Leases or any subletting of the lesser of (x) the entire premises covered by a Major Lease or (y) one (1) full floor, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Borrower may, without the consent of Lender, allow Mortgage Borrower to amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) or consent to any assignment or subletting thereof, provided that such Lease is not a Major Lease (or, with respect to the subletting of the premises covered by a Major Lease, such subletting is not of the entire premises covered by such Major Lease) and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not in Borrower’s commercially reasonable judgment have a Material Adverse Effect, and provided that such Lease, as amended, modified or waived, or assigned or sublet, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Mortgage Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a Material Adverse Effect. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening or assignment or subletting which does not satisfy the requirements set forth in this subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower’s reasonable expense, which approval shall not be unreasonably withheld, conditioned or delayed. At Lender’s request, Borrower shall cause Mortgage Borrower to promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c).

(d) Notwithstanding anything contained herein to the contrary, with respect to the Property, Borrower shall not permit Mortgage Borrower to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease, provided that no consent shall be required in connection with the exercise of a renewal or extension option of a Major Lease which is in all material respects on the same terms on which the tenant thereunder has the right to renew or extend such Major Lease.

(e) Borrower shall cause Mortgage Borrower to hold any and all monies representing security deposits under the Leases, including any letters of credit delivered as security for a tenant’s obligation under a Lease (collectively, the “Security Deposits”), in accordance with Applicable Law and the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease. Borrower shall cause

Mortgage Borrower to comply with the provisions of Section 5.1.17(e) of the Mortgage Loan Agreement with respect to any Security Deposit equal to or greater than $300,000 for any Lease entered into by Mortgage Borrower after the Closing Date.

(f) Intentionally deleted.

(g) Intentionally deleted.

(h) Notwithstanding the provisions above, to the extent, if any, that Lender’s prior written approval is required pursuant to this Section 5.1.17, such request for approval shall be deemed approved if Lender shall have failed to notify Borrower of its approval or disapproval within ten (10) Business Days following Lender’s receipt of Borrower’s or Mortgage Borrower’s written request together with (if applicable) a copy of the proposed Lease, Renewal Lease, modification or other instrument requiring approval (and, if a Lease or a restatement of an existing Lease, a blacklined copy thereof showing changes to Mortgage Borrower’s standard form) and any information which Lender may request in accordance with the next sentence (such ten (10) Business Day period, the “Leasing Approval Period”). Upon Lender’s request, Borrower shall be required to provide, or cause Mortgage Borrower to provide, Lender with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, including without limitation, lease comparables and other market information as reasonably required by Lender to reach a decision. In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower or Mortgage Borrower for approval pursuant to this Section 5.1.17(h) must contain the following in bold, capital letters in the request and on the envelope or wrapper enclosing such request: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO SECTION 5.1.17(h) OF THE LOAN AGREEMENT BETWEEN LENDER AND BORROWER. FAILURE BY LENDER TO RESPOND WITHIN TIME PERIODS REFERENCED IN SAID SECTION 5.1.17(h) MAY RESULT IN APPROVAL OF THE MATTERS REFERRED TO HEREIN.”

(i) Notwithstanding anything to the contrary contained in Sections 5.1.17 (c) or (d), whenever Lender’s approval is required pursuant to the provisions of Sections 5.1.17 (c) or (d), Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and

(1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder).

5.1.18 Management Agreement. (a) The Improvements on the Property are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed four percent (4%) of the Gross Income from Operations derived from the Property. Borrower shall or shall cause Mortgage Borrower to (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement, on the part of Mortgage Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Mortgage Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall cause Mortgage Borrower to not surrender the Management Agreement, consent to the assignment by Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing; provided, however, that Mortgage Borrower shall have the right to terminate the Management Agreement without Lender’s prior written consent upon satisfaction of the following conditions: (i) Borrower causes Mortgage Borrower to deliver to Lender written notice of its intention to terminate the Management Agreement at least five (5) days prior to such termination; (ii) Mortgage Borrower replaces Manager within thirty (30) days of the termination of the Management Agreement with a Qualified Manager pursuant to a Replacement Management Agreement reasonably acceptable to Lender; (iii) such Qualified Manager delivers to Lender an Assignment of Management Agreement substantially in the form of the Assignment of Management Agreement delivered to Lender by Manager on the date hereof; and (iv) if such replacement manager is an affiliate of Borrower, delivers to Lender an updated Insolvency Opinion acceptable to Lender. Subject to the rights of Mortgage Lender, Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to cause Mortgage Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any such surrender of the Management Agreement, or termination, cancellation, material modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. Subject to the rights of Mortgage Lender, if Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Mortgage Borrower to be performed or observed beyond applicable notice and cure periods provided therein, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time upon reasonable prior written notice to Borrower and at reasonable hours for the purpose of taking any such action; provided, however, that Lender shall not take such action unless an Event of Default has occurred and is continuing. If Manager shall deliver to Lender a copy of any notice sent to Borrower or Mortgage Borrower of default under the Management Agreement beyond applicable notice and cure periods provided therein, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon; provided, however, that if the Manager is not then an Affiliated Manager and Lender shall within five (5) days of its receipt of Manager’s notice receive from Borrower or Mortgage Borrower a written notice disputing Manager’s notice and stating the basis of such dispute and that it, or Mortgage Borrower, will attempt to resolve its dispute with Manager, then Lender shall refrain from taking any action described in the immediately preceding sentence until the earlier of to occur of (x) the date that is thirty (30) days after Lender’s receipt of Manager’s notice of such default, and (y) the date that is five (5) Business Days prior to the date on which Manager could, under the Management Agreement, terminate the Management Agreement, assuming that the facts stated in Manager’s notice were true. Borrower shall cause Mortgage Borrower to not, and shall not permit Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third party without the prior written consent of Lender, which will not be unreasonably withheld. Borrower shall, from time to time (but not more frequently than once annually), use commercially reasonable efforts to obtain from Manager such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to cause Mortgage Borrower to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Such power of attorney shall not be exercisable by Lender unless an Event of Default has occurred and is continuing. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Pledge Agreement and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

(b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall cause Mortgage Borrower to terminate the Management Agreement and replace Manager, without penalty or fee, if at any time during the Loan: (a) an Event of Default has occurred and is then continuing, (b) there exists a material default by Manager under the Management Agreement, beyond any applicable cure and grace period, (c) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding or (d) if at any time Manager has engaged in gross negligence, fraud or willful misconduct. Within thirty (30) days after

Manager is removed, a Qualified Manager shall assume management of the Property pursuant to a Replacement Management Agreement.

(c) Notwithstanding anything to the contrary contained in this Section 5.1.18, whenever Lender’s approval is required (x) of a Qualified Manager under clause (b)(i) of the definition of “Qualified Manager”, (y) a Replacement Management Agreement, or (z) Manager’s subcontracting of any of its responsibilities under the Management Agreement, Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and (1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder); provided, however, that the foregoing shall in no event relieve Borrower of its obligations to deliver to Lender a non- consolidation opinion acceptable to the Rating Agencies (if applicable) and an Assignment of Management Agreement substantially in the form of the Assignment of Management Agreement delivered to Lender by Manager on the date hereof in connection with any new Qualified Manager or Replacement Management Agreement.

5.1.19 Environmental Covenants. (a) Borrower covenants and agrees that so long as the Loan is outstanding: (i) all uses and operations on or of the Property, whether by Borrower, Mortgage Borrower or any other Person (if within Borrower’s control, or Borrower shall use its commercially reasonable efforts if such Person is not within Borrower’s control), shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii). there shall be no Releases of Hazardous Materials in, on, under or from any of the Property in violation of any Environmental Law whether by Borrower, Mortgage Borrower or any other Person (if within Borrower’s control, or Borrower shall use its commercially reasonable efforts if such Person is not within Borrower’s control); (iii) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (A) in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B)(l)in amounts not in excess of that necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing;

(iv) Borrower shall cause Mortgage Borrower to keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower, Mortgage Borrower or any other Person (if within Borrower’s control, or Borrower shall use its best efforts to keep the Property free of any such liens if the acts or omissions are of any Person that is not within Borrower’s control) (the “Environmental Liens”); (v) Borrower shall cause Mortgage Borrower to, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, or shall cause Mortgage Borrower to, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in material compliance with all Environmental Laws non-compliance of which shall have a Material Adverse Effect, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property to the extent required by any Environmental Law; and (B) comply with any Environmental Law; (viii) Borrower shall cause Mortgage Borrower to use its commercially reasonable efforts to prevent any tenant or other user of any of the Property from violating any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it, or Mortgage Borrower, has become aware of (A) any presence or Release of Hazardous Materials in, on, under, from or migrating towards the Property in violation of any Environmental Law; (B) any non compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Property; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in, on, under, from or to the Property.

(b) Upon Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws in any material respect, Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right (subject to the rights of tenants under any Leases), but not the obligation, to enter upon the Property upon reasonable prior notice at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cause Mortgage Borrower to reasonably cooperate with and provide access to Lender and any such Person designated by Lender. Lender and such Persons shall use commercially reasonable efforts not to interfere with the activities of tenants and users of the Property.

5.1.20 Alterations. Borrower shall not be required to obtain Lender’s prior written consent to any alterations to any Improvements except (i) as otherwise provided in this Agreement, (ii) with respect to alterations that may have a Material Adverse Effect, or

(iii) which, in the aggregate, cost in excess of the Alteration Threshold Amount. If the total unpaid amounts with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed (x) the Alteration Threshold Amount or (y) at anytime that the Mezzanine D Loan is outstanding, $1,000,000 (the amounts set forth in subsections (x) and (y) are referred to as the “Alteration Security Threshold”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’ obligations under the Loan Documents any of the following: (A) Cash, (B) Governmental Securities, (C) other securities having a rating acceptable to lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, (D) completion bond issued by a financial institution having a rating by S&P of no less than A-1+ if the term of such bond is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, (E) a Letter of Credit or (F) provided that there shall have been no material adverse change in the financial condition of Guarantor since the date hereof, a guaranty of payment and performance made by Guarantor, in all respects reasonably acceptable to Lender (any such guaranty shall constitute a Loan Document). Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Security Threshold and applied from time to time at the option Lender to pay for such alterations or to terminate any of the alterations and restore the Property to the extent necessary to prevent any Material Adverse Effect. Borrower shall not be required to deliver to Lender the security described in this Section if Mortgage Borrower has delivered to Mortgage Lender security under the comparable Section of the Mortgage Loan Documents. Notwithstanding anything to the contrary contained in this Section 5.1.20, whenever Lender’s approval of an alteration is required pursuant to the provisions of this Section 5.1.20, Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and (1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or

(2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder).

5.1.21 OFAC. At all times throughout the term of the Loan, Borrower, Mortgage Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.22 Special Distributions. On each date on which amounts are required to be disbursed to the Mezzanine A Deposit Account pursuant to the terms of the Mortgage Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under the Organizational Documents of Mortgage Borrower to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Mezzanine Deposit Account or otherwise paid to Lender on such date.

5.1.23 Notices. Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of:

(a) Borrower’s receipt of written notice of any Mortgage Loan Default or Mortgage Loan Event of Default; and

(b) any litigation or proceeding affecting Borrower, or, to the knowledge of Borrower, affecting any of Mortgage Borrower, or Guarantor, in which the uninsured amount involved in each case is $2,000,000 or more, or in which injunctive or similar relief is sought that, if granted, would have a Material Adverse Effect.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Pledge Agreement on the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Liens. Borrower shall not, and shall not permit or cause Mortgage Borrower to, create, incur, assume or suffer to exist any Lien on any portion of the Property or the Collateral or permit any such action to be taken, except for Permitted Encumbrances and Liens and Other Charges that are being contested in accordance with Section 5.1.2 hereof.

5.2.2 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Property or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents materially modify, materially amend, materially waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause the Mortgage Borrower or Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Mortgage

Borrower or Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents and the Mortgage Loan Documents, materially amend, materially modify, materially waive or terminate the certificate of incorporation or bylaws or similar Organizational Documents of the Principal or Mortgage Borrower, in each case, without obtaining the prior written consent of Lender. Nothing contained in this Section 5.2.2 is intended to expand the rights of Borrower contained in Section 5.2.10 hereof.

5.2.3 Change in Business. (a) Borrower shall not enter into any line of business or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(b) Borrower shall not permit or cause Mortgage Borrower to enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Property (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of Mortgage Borrower’s present business.

5.2.4 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any claim or debt other than termination of Leases in accordance with the Mortgage Loan Agreement owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

5.2.5 Zoning. Borrower shall not allow Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

5.2.6 No Joint Assessment. Borrower shall not allow Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business. Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Except as expressly permitted in this Agreement, Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender. Upon

Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

5.2.8 ERISA. (a) During the term of the Loan or during any obligation or right hereunder, neither Borrower nor Mortgage Borrower shall be a Plan and none of the assets of Borrower or Mortgage Borrower shall constitute Plan Assets.

(b) Borrower further covenants and agrees to deliver to Lender a certificate (in form reasonably satisfactory to Lender) not more frequently than annually during the term of the Loan, within thirty days following a written request by Lender that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and that the assets of Borrower do not constitute Plan Assets of one or more such plans for purposes of Title I of ERISA; (B) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA; (C) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, which prohibit or otherwise restrict the transactions contemplated by this Agreement; and (D) one or more of the following circumstances is true:

(i) Equity interests in Borrower or Mortgage Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(ii) None or less than twenty five percent (25%) of each outstanding class of equity interests in Borrower or Mortgage Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of ERISA; or

(iii) Borrower, Mortgage Borrower, or a direct or indirect parent entity by which Borrower is wholly owned qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3 101(c) or (e).

5.2.9 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners of Borrower or Principal except (a) in the ordinary course of business, (b) on terms which are fully disclosed to Lender in advance, (c) are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party, and (d) is terminable upon thirty (30) days’ written notice after Lender has commenced exercising its rights to foreclose on the Pledged Interests. Notwithstanding anything contained hereunder, Lender approves the Management Agreement and the manager thereunder.

5.2.10 Transfers. (a) Borrower shall not, and shall not permit Mortgage Borrower to, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (other than in connection with a

Condemnation) or the Collateral or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Sections 5.2.10(c) and 5.2.11 hereof and Sections 5.2.10(c) and 5.2.11 of the Mortgage Loan Agreement, (y) Leases of space in the Improvements to tenants in accordance with the provisions of the Loan Documents and of the Mortgage Loan Documents and (z) in connection with the creation of, and enforcement of the remedies available under, the Other Mezzanine Loans, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Mortgage Borrower agrees to sell the Property or any part thereof for a price to be paid in installments or wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non managing membership interests or the creation or issuance of new non managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.18 hereof.

(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b) (but subject to the requirements of subsections (d) and (e)), the following transfers/pledges shall not be deemed to be a Transfer (and shall not require the consent or confirmation of Lender or any Rating Agency): (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party (other than a direct transfer of direct interests of Borrower in Mortgage Borrower (or, if any Other Mezzanine Loan is outstanding, of any Other Mezzanine Borrower) or of a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of the direct or indirect stock, partnership, membership or other equity interests (as applicable) in a Restricted Party other than a direct transfer of the direct interests of Borrower in Mortgage Borrower or, if any Other Mezzanine Loan is outstanding, of any Other Mezzanine Borrower; provided, however, that such transfers shall not result in a violation of the terms and provisions of Sections 5.2.10(d) and (e) hereof, and Borrower will endeavor to deliver to Lender written notice within thirty (30) days following any such transfer contemplated by this Section 5.2.10(c), provided further, however, Borrower shall not be required to provide notice to Lender of the transfer of the direct or indirect interests in Broadway Partners Parallel Fund B III, L.P., Broadway Partners Parallel Fund P III, L.P. or Broadway Partners Real Estate Fund III, L.P. (including a transfer by the limited partners in such funds); or (iii) a transfer of the stock or membership or partnership interest in a Restricted Party other than a direct transfer of the direct interests of Borrower in Mortgage Borrower or, if any Other Mezzanine Loan is outstanding, of any Other Mezzanine Borrower by a member, partner or shareholder of a Restricted Party or a Restricted Party itself to an Immediate Family Member of such member, partner or shareholder, or to a trust for the benefit of an Immediate Family Member of such member, partner or shareholder.

(d) Notwithstanding anything to the contrary contained in this Section 5.2.10, at all times, either (i) Guarantor must own not less than 10% of the direct or indirect interests in Borrower and control Borrower and Guarantor must be directly or indirectly controlled by Broadway Partners Fund GP III, LLC or (ii) Borrower must be controlled directly or indirectly by a Qualified Fund Transferee.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not (other than in connection with a Condemnation), or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made, to the best of Borrower’s knowledge and after review of the Annex to the Executive Order and any amendments or additions thereto, to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in Borrower or Principal (directly or indirectly), Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

(f) Notwithstanding anything to the contrary set forth herein, the pledge and foreclosure (or assignment in lieu thereof) of the Collateral (as defined in each Other Mezzanine Loan Agreement) in accordance with the applicable Other Mezzanine Loan Documents shall not constitute an Event of Default under this Agreement.

5.2.11 Permitted Transfer. (a) Notwithstanding the foregoing, unless the Loan is paid in full in connection with a sale or conveyance of the Property by Mortgage Borrower in accordance with Section 5.2.11 of the Mortgage Loan Agreement, Lender shall not unreasonably withhold, condition or delay its consent to a one-time sale or conveyance of the Property in accordance with such Section 5.2.11 of the Mortgage Loan Agreement provided that each of the following conditions have, in the reasonable determination of Lender, been satisfied:

(1) Lender received at least thirty (30) days notice of such sale or conveyance;

(2) such sale or conveyance has been approved or deemed approved or is permitted under the Mortgage Loan Documents and all conditions set forth in the Mortgage Loan Documents relating thereto have been satisfied;

(3) no Event of Default shall have occurred and be continuing;

(4) the sole member (and 100% equity owner) of the entity to which the Property is sold or conveyed (the “New Borrower”) shall (A) be a single member Delaware limited liability company, (B) assume the Loan and all the agreements of Borrower under the Loan Documents, and (C) be a bankruptcy-remote special purpose entity which satisfies all of the conditions of Section 4.1.35 of this Agreement;

(5) after giving effect to the proposed sale or conveyance, Lender shall have a first priority perfected security interest in 100% of the membership interest owned by New Borrower in the entity to which the Property is sold or conveyed (the “New Mortgage Borrower”) and Borrower shall deliver, at its sole cost and expense, a new UCC Title Insurance Policy, insuring the new pledge referred to in clause (4) above, as a valid first lien on the Collateral and naming the New Borrower as owner of the Collateral, which new UCC Title Insurance Policy shall insure that, as of the date of the Transfer, the Collateral shall not be subject to any additional exceptions or liens other than those contained in the relevant UCC Title Policy issued on the Closing Date;

(6) Lender has received a “non consolidation” opinion which may be relied upon by Lender, the Rating Agencies and their respective counsel, successors and assigns, with respect to the sale or conveyance, which opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

(7) such sale or conveyance shall not result in a violation of Section 4.1.44 hereof;

(8) the obligations of Guarantor under the Loan Documents shall be assumed by a Replacement Guarantor;

(9) Borrower shall deliver or cause to be delivered such original membership certificate evidencing the ownership by New Borrower of 100% of the membership interest in New Mortgage Borrower and stock powers (which stock power shall be executed in blank) together with such opinions and other information as reasonably required by Lender (it being agreed that if Lender required such information in connection with the closing of the Loan, it shall be reasonable for Lender to request the same in connection with the sale or conveyance described herein); and

(10) New Mortgage Borrower shall receive an owner’s Title Policy acceptable to Lender in all respects.

(b) A consent by Lender with respect to a transfer of the Property in its entirety to a New Mortgage Borrower pursuant to this Section 5.2.11 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property. Except as otherwise specifically set forth herein, immediately upon satisfaction of all of the above requirements, the named Borrower herein and any then existing Guarantor shall be released from all liability under the Loan Documents accruing after such transfer and which are not the result of any act or omission of Borrower, Guarantor and/or any of its Affiliates.

5.2.12 Limitation on Securities Issuances. Borrower shall not issue any membership interests or other securities evidencing an interest in Mortgage Borrower other than those that have been issued as of the date hereof.

5.2.13 Distributions. (a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the “Distributions”), shall become part of the Collateral. Notwithstanding the foregoing but subject to the Cash Management Agreement, Lender expressly agrees that Borrower shall be permitted to distribute to its members any Distributions Borrower receives only upon the express condition that no Event of Default has occurred and is continuing under the Loan.

(b) If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any Distributions in cash shall be deposited in the Mezzanine Deposit Account. Any and all revenue derived from the Property paid directly by tenants, subtenants or occupants of the Property shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement.

5.2.14 Refinancing or Prepayment of the Mortgage Loan. Notwithstanding anything in this Agreement to the contrary, neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that (i) as of the date of the refinancing of the Mortgage Loan, the Loan is prepayable under the terms of this Agreement, and (ii) the Loan shall have been (or shall simultaneously be) paid in full (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents) to the extent permitted by this Agreement. Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.

5.2.15 Acquisition of the Mortgage Loan. (a) Neither Borrower nor Guarantor nor any Affiliate of any of them or any Person acting at any such Borrower’s, Guarantor’s or such Affiliate’s request or direction, shall acquire or agree to acquire the Mortgage Lender’s interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect controlling ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice to or consent of, Borrower, Guarantor or any other Person, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default, in accordance with the terms thereof and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents, in accordance with the terms thereof. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents with respect to matters arising after Lender, its Affiliate or any such other Person acquires ownership of the Mortgage Loan.

5.2.16 Material Agreements. Borrower shall not and shall cause Mortgage Borrower to not, without Lender’s prior written consent: (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arm’s-length basis and commercially reasonable terms. Any requests for Lender’s consent or approval required under this Section 5.2.16 shall be deemed approved if Lender shall have failed to notify Borrower of its approval or disapproval within ten (10) Business Days following Lender’s receipt of Borrower’s or Mortgage Borrower’s written request, together with a copy of the proposed Material Agreement, modification or other instrument requiring approval, and any information which Lender may request in accordance with the next sentence. Upon Lender’s request, Borrower shall be required to provide, or cause Mortgage Borrower to provide, Lender with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, as reasonably required by Lender to reach a decision. In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower or Mortgage Borrower for approval pursuant to this Section 5.2.16 must contain the following in bold, capital letters in the request and on the envelope or wrapper enclosing such request: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO SECTION 5.2.16 OF THE LOAN AGREEMENT BETWEEN LENDER AND BORROWER. FAILURE BY LENDER TO RESPOND WITHIN TIME PERIODS REFERENCED IN SAID SECTION 5.2.16 MAY RESULT IN APPROVAL OF THE MATTERS REFERRED TO HEREIN.” Notwithstanding anything to the contrary contained in this Section 5.2.16, whenever Lender’s approval is required pursuant to the provisions of this Section 5.2.16, Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and (1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder).

5.2.17 Other Limitations. Prior to the payment in full of the Debt, neither Borrower nor any of its subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

(a) except as permitted by Lender herein, any prepayment in full of the Mortgage Loan, or any action in connection with or in furtherance of the foregoing (including, but not limited to, any defeasance of the Mortgage Loan);

(b) the distribution to the partners, members or shareholders of Mortgage Borrower of property other than cash;

(c) the settlement of any claim against Borrower or any of its Subsidiaries if the uninsured portion of such claim exceeds $150,000 (in the case of Borrower) or $500,000 (in the case of Mortgage Borrower or Managing Entity); or

(d) except as required by the Mortgage Loan Documents, any determination to restore the Property after a casualty or condemnation.

Section 5.3 Transfer Fee. Borrower and New Mortgage Borrower shall pay in connection with each Transfer of the Property or the Collateral requiring Lender’s approval (i) a transfer fee equal to the lesser of (x) 0.125% of the outstanding principal balance of the Loan and (y) $45,000, which amount shall be subject to change based upon a resizing of the Loan in accordance with Section 9.5; and (ii) all of Lender’s reasonable expenses incurred in connection with such Transfer, at the time of each such Transfer.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance. (a) Borrower shall cause Mortgage Borrower to obtain and maintain at all times during the term of the Loan the Policies required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional named insured under each of the Policies described and required in Sections 6.1.1(a)(ii), (v) and (ix) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, its successors, assigns and participants as their respective interests may appear, as secured party. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear but subject to the terms of the Intercreditor Agreement, under the insurance policies required under Sections 5.1.1(a)(i), (iii), (iv), (vi), (vii), (viii) and (x) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, its successors, assigns and participants as their respective interests may appear, as secured party. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. In addition, Borrower shall cause such Policies to provide for at least thirty (30) days prior notice to Lender with evidence of all such insurance required hereunder on or before the date on which Mortgage Borrower is required to provide such evidence to Mortgage Lender. Subject to the provisions of Section 6.4, Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses; provided, however, that Lender shall not obtain insurance to the extent that such insurance is duplicative of insurance obtained by Mortgage Lender pursuant to the Mortgage Loan Documents. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Loan Documents and shall bear interest at the Default Rate.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to Section 6.1(a)(xi)) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both Mortgage Borrower and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 6.1(e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in such Section 6.1(e).

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall, provided the Net Proceeds are made available by Mortgage Lender for such Restoration pursuant to Section 6.4 of the Mortgage Loan Agreement, cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Mortgage Lender and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs of such Restoration whether or not such costs are covered by insurance. Subject to the rights of Mortgage Lender, Lender may, but shall not be obligated to make proof of loss if not made promptly by Mortgage Borrower.

Section 6.3 Condemnation. Borrower shall or shall cause Mortgage Borrower to promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Property of which Borrower has received written notice of and shall cause Mortgage Borrower to deliver to Mortgage Lender copies of any and all papers served in connection with such proceedings. Lender may, subject to the rights of Mortgage Lender, participate in any such proceedings during the continuance of an Event of Default or where such proceedings involve an Award in excess of $500,000, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower to, at Borrower’s or Mortgage Borrower’s expense, diligently prosecute any such proceedings, and shall cause Mortgage Borrower to consult with Lender, its attorneys and experts, and cause Mortgage Borrower to cooperate with them in the carrying on or defense of any such proceedings during the continuance of an Event of Default or where such proceedings involve an Award in excess of $500,000. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Net Liquidation Proceeds After Debt Service shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall, provided that the Net Proceeds are made available by Mortgage Lender to Mortgage Borrower pursuant to Section 6.4 of the Mortgage Loan Agreement, cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the

Property and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Documents in connection with the Restoration of the Property after a Casualty or Condemnation.

Section 6.5 Rights of Lender. For purposes of this Article 6, Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of Sections 6.4 of the Mortgage Loan Agreement (but only to the same extent that Mortgage Lender has approval rights under such section), with each reference in any such provisions to the “Loan” to include the Mortgage Loan and the Loan, and the reference in any such provisions to the “Maturity Date” to mean the Maturity Date, as defined herein.

ARTICLE VII

RESERVE FUNDS

Section 7.1 Required Repairs. Borrower shall perform or cause Mortgage Borrower to perform the repairs at the Property, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete or cause Mortgage Borrower to complete, the Required Repairs on or before the required deadline for each repair as set forth on Schedule III provided that, if any such Required Repair cannot be completed by such date due to the occurrence of events beyond Mortgage Borrower’s control, then Mortgage Borrower shall have such longer period of time as is required to complete such Required Repair, so long as Borrower is at all times diligently pursuing completion of same. It shall be an Event of Default under this Agreement if Mortgage Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on Schedule III.

Section 7.2 Tax and Insurance Escrow Fund. (a) On the Closing Date, Borrower shall deposit with Lender an amount equal to $3,894,388.59 to be deposited into the Tax and Insurance Escrow Fund and (subject to Section 7.8(b)) to be used solely for the payment of Taxes.

(b) Borrower shall pay to Lender on the Payment Date occurring in August, 2007 and on each Payment Date thereafter one-twelfth of the Taxes (the “Monthly Tax Deposit”) that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates.

(c) Borrower shall pay to Lender on the Payment Date occurring in August 2007 and on each Payment Date thereafter one-twelfth of the Insurance Premiums (the

“Monthly Insurance Premium Deposit”) (subject to Section 7.8(b)) to be used solely for the payment of insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a), (b) and (c) hereof hereinafter called the “Tax and Insurance Escrow Fund”).

(d) The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

(e) Notwithstanding the foregoing, in the event that (A) Borrower delivers to Lender, evidence reasonably satisfactory to Lender, that (1) the liability or casualty Policy maintained by Borrower covering the Property constitutes an approved blanket or umbrella Policy pursuant to Section 6.1(c) of the Mortgage Loan Agreement that provides for the payment of Insurance Premiums on an annual basis and (2) the Insurance Premiums for such approved blanket or umbrella Policy have been paid in full, Lender shall disburse to Borrower all amounts held in the Tax and Insurance Escrow Fund for the payment of Insurance Premiums; or (B) Borrower delivers to Lender, evidence satisfactory to Lender in all respects, that (1) the liability or casualty Policy maintained by Borrower covering the Properties constitutes an approved blanket or umbrella Policy pursuant to Section 6.1(c) of the Mortgage Loan Agreement that provides for the payment of Insurance Premiums on a monthly basis and (2) the first monthly installment of the Insurance Premiums for such approved blanket or umbrella Policy has been paid in full, Lender shall disburse to Borrower all amounts held in the Tax and Insurance Escrow Fund for the payment of Insurance Premiums (less an amount equal to one monthly installment of the Insurance Premiums due and payable with respect to such approved blanket or umbrella Policy).

(f) Notwithstanding the foregoing, Borrower’s obligation to make any deposits of into the Tax and Insurance Escrow Fund with respect to Taxes pursuant to Sections 7.2(a) and (b) above shall be waived if Borrower delivers to Lender a Letter of Credit in the face amount of amounts required to be on deposit in the Tax and Insurance Escrow Fund with Lender from time to time for Taxes.

(g) Notwithstanding the foregoing, Borrower shall be relieved of its obligation to make deposits of Taxes and Insurance Escrow Funds and Lender shall not be entitled to demand that Borrower establish such reserves with Lender, provided that (a) Mortgage Borrower is required to and does make or cause to be made monthly deposits to a taxes and insurance escrow fund pursuant to the Mortgage Loan Agreement and (b) Lender receives evidence reasonably acceptable to it of the making of such deposits (it being agreed that evidence provided by the Servicer shall be deemed reasonably acceptable).

Section 7.3 Intentionally Deleted.

Section 7.4 Rollover/Replacement Reserve.

7.4.1 Deposits into the Rollover/Replacement Reserve Account. On the Closing Date, Borrower shall deposit with Lender an amount equal to $1,549,120.00 to be deposited in the Rollover/Replacement Reserve Account (the “Initial Rollover/Replacement Reserve Deposit”) to be used solely for Replacements. In addition, Borrower shall deposit with Lender (i) upon the exercise of each Extension Option the amount, if any, required pursuant to Section 2.2.1(c)(v) (which, to the extent applicable, shall be used for Leasing Expenses and Replacement), and (ii) all Lease Termination Payments. The Initial Rollover/Replacement Reserve Deposit, all Lease Termination Payments and all other deposits required to be made in accordance with this Section 7.4.1 (collectively, the “Required Leasing Reserve Deposits”) shall be held by Lender in the Rollover/Replacement Reserve Account. Amounts deposited into the Rollover/Replacement Reserve Account in accordance with this Section 7.4.1 shall be referred to herein as the “Rollover/Replacement Reserve Fund.” Notwithstanding anything to the contrary contained herein, Borrower’s obligation to make any deposits into the Rollover/Replacement Reserve Fund above shall be waived if Borrower delivers to Lender a Letter of Credit in the face amount of amounts required to be on deposit with Lender from time to time for the Rollover/Replacement Reserve Fund.

7.4.2 Disbursements from the Rollover/Replacement Reserve Account. (a) With respect to disbursements from the Rollover/Replacement Reserve Fund for Leasing Expenses incurred by Borrower, Lender shall make disbursements from the Rollover/Replacement Reserve Fund from time to time upon satisfaction by Borrower of each of the following conditions:

(i) With respect to all Leasing Expenses, Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower to Lender of a draw request in form attached hereto as Schedule X accompanied by, if such disbursement relates to tenant improvement or leasing commission obligations, copies of paid or to be paid invoices for the amounts requested, an Officer’s Certificate in the form attached hereto as Schedule IX designating the particular Lease for which such disbursement is sought and certifying that the requested Leasing Expenses have been incurred by Borrower and, if required by Lender, lien waivers and releases from all parties furnishing more than $250,000 (provided, however, that receipt of such lien waivers shall be a condition to the requested disbursement only if the aggregate amount of all such required lien waivers not received by Lender (including those in connection with all prior disbursements under this Section 7.4) equals or exceeds $250,000).

(ii) With respect to all Leasing Expenses, at Lender’s option, Lender may reasonably require an inspection of the Property at Borrower’s expense prior to making a disbursement in order to verify completion of improvements for which payment or reimbursement is sought.

(b) (i) With respect to disbursements from the Rollover/Replacement Reserve Fund for Replacements incurred by Borrower, in no event shall the total amount of disbursements from Rollover/Replacement Reserve Account with respect to Replacements be less than the Minimum Replacement Disbursement Amount. Lender shall make disbursements from the Rollover/Replacement Reserve Account for Replacements from time to time upon satisfaction by Borrower of each of the following conditions: (A) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid, (B) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (C) Lender shall have received an Officers’ Certificate in the form attached hereto as Schedule XII (1) stating that all Replacements at the Property to be funded by the requested disbursement have been or will be completed in good and workmanlike manner and, to the best of Borrower’s knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority if required to commence and/or complete the Replacements, (2) identifying each Person that supplied or will supply materials or labor in connection with the Replacements performed or to be performed at the Property with respect to the payments or reimbursement to be funded by the requested disbursement, and (3) stating that each such Person has been or will be paid in full (for all sums then due and payable) upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or, to the extent final payment has not been made to a Person, Other evidence reasonably satisfactory to Lender that all sums due and payable will be paid, (D) at Lender’s option and if the cost of such Replacements exceeds $250,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (E) Lender shall have received such other evidence as Lender shall reasonably request that the Replacements at the Property to be funded by the requested disbursement have been or will be completed and has been or will be paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Rollover/Replacement Reserve Account with respect to Replacements at the Property unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Rollover/Replacement Reserve Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Rollover/Replacement Reserve Account with respect to Replacements at the Property in excess of the amount deposited by Borrower. Lender shall not be obligated to make disbursements from the Rollover/Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property.

(ii) (A) Borrower shall cause Mortgage Borrower to make Replacements when required in order to keep the Property in condition and repair consistent with similar office buildings in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall cause Mortgage Borrower to complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(B) Lender reserves the right, at its option, to approve all contracts or work orders (which approval shall not be unreasonably withheld, conditioned or delayed) with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements costing, in the aggregate, in excess of (1) $500,000 or (2) for so long as the Mezzanine Loan D is outstanding, $250,000. Subject to the rights of Mortgage Lender, upon Lender’s request, Borrower shall assign any contract or subcontract to Lender. Any approval required of Lender pursuant to this Section 7.4.2(b) shall be deemed to have been given if Lender shall have failed to notify Borrower of its approval or disapproval within ten (10) Business Days following Lender’s receipt of Borrower’s written request together with a true, accurate and complete copy of the contract work order in question. In connection with its review of a contract or work order, Lender may request to receive any and all material information and documentation relating thereto reasonably required by Lender to reach a decision. In order to be effective for the purpose of triggering the ten (10) Business Day time period set forth above, all requests by Borrower for approval pursuant to this Section 7.4.2(b)(ii)(B) must contain the following in bold, capital letters in the request and on the envelope or wrapper enclosing such request: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO SECTION 7.4.2(b)(ii)(B) OF THE LOAN AGREEMENT AMONG LENDER AND BORROWER. FAILURE BY LENDER TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS OF THE DATE HEREOF SHALL RESULT IN THE APPROVAL OF THE MATTERS REFERRED TO HEREIN.” Subject to the last sentence of this Section 7.4.2(b)(ii)(B), whenever Lender’s approval is required pursuant to this Section 7.4.2(b)(ii)(B), Lender shall be deemed to have given such approval (A) if Mezzanine Loan D is then outstanding and (1) the Mezzanine Lender D shall have confirmed in writing that Mezzanine Lender D has given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender D has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine D Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), (B) if Mezzanine Loan D is no longer outstanding but Mezzanine Loan C is then outstanding and (1) Mezzanine Lender C shall have confirmed in writing that the Mezzanine Lender C has given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender C has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine C Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder), or (C) if neither Mezzanine Loan D nor Mezzanine Loan C are then outstanding but Mezzanine Loan B is then outstanding and (1) Mezzanine Lender B shall have confirmed in writing that Mezzanine Lender B has given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents or (2) Borrower shall have provided Lender with evidence reasonably acceptable to Lender that Mezzanine Lender B has been deemed to have given such approval pursuant to the terms and provisions of the Mezzanine B Loan Documents (which evidence may consist of copies of all submissions required to obtain such deemed approval thereunder). Notwithstanding the foregoing, in the event that at the time in question Rollover/Replacement Reserve Funds for Replacements shall be held by or for the benefit of Lender, then the provisions of the immediately preceding sentence shall be inapplicable and Lender shall have the approval rights otherwise provided for in this Section 7.4.2(b)(ii)(B).

(C) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option without providing any prior notice to Borrower to withhold disbursement for such unsatisfactory Replacement and, subject to the cure periods set forth in Section 8.1(a)(xxi) hereof, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Rollover/Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(D) In order to facilitate Lender’s completion or making of the Replacements pursuant to Section 7.4.2(b)(ii)(C) above, Borrower shall cause Mortgage Borrower to grant Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage provided, however, that Lender shall not exercise such right unless an Event of Default has occurred and is then continuing. All sums so expended by Lender, to the extent not from the Rollover/Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by fee Pledge Agreement. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution to complete or undertake the Replacements in the name of Mortgage Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney in fact as follows: (1) to use any funds in the Rollover/Replacement Reserve Account for the purpose of making or completing the Replacements; (2) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (3) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (4) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (5) to execute all applications and certificates in the name of Mortgage Borrower which may be required by any of the contract documents; (6) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (7) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement. Notwithstanding the foregoing, Lender shall not exercise such power of attorney unless an Event of Default exists.

(E) Nothing in this Section 7.4.2 shall: (1) make Lender responsible for making or completing the Replacements; (2) require Lender to expend funds in addition to the Rollover/Replacement Reserve Fund to make or complete any Replacement; (3) obligate Lender to proceed with the Replacements; or (4) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(F) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other Liens, subject to Borrower’s right to contest such Liens as set forth in Section 8.1(a)(xiii) hereof.

(G) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Upon request, certified copies of such policies or certificates evidencing the effectiveness of such policies and the payment of premiums thereunder shall be delivered to Lender.

(iii) (A) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.4 and such failure is not cured within sixty (60) days after notice from Lender, subject to extension as is reasonably necessary for Borrower to exercise due diligence to cure or due to Force Majeure. Upon the occurrence and continuance of an Event of Default, Lender may use the Rollover/Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.4.2(b)(ii)(C) and (D), or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Rollover/Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(B) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Rollover/Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

(c) The insufficiency of any balance in the Rollover/Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

7.4.3 Waiver of Rollover/Replacement Reserve Fund. Borrower shall be relieved of its obligation to make deposits of Rollover/Replacement Reserve Funds and Lender shall not be entitled to demand that Borrower establish such reserves with Lender, provided that (a) Mortgage Borrower is required to and does make or cause to be made monthly deposits to a rollover/replacement reserve account pursuant to the Mortgage Loan Agreement and (b) Lender receives evidence reasonably acceptable to it of the making of such deposits (it being agreed that evidence provided by the Servicer shall be deemed reasonably acceptable).

Section 7.5 Intentionally Deleted.

Section 7.6 Intentionally Deleted.

Section 7.7 Debt Service Shortfall Reserve Fund.

7.7.1 Deposits into the Debt Service Shortfall Reserve Fund. On the Closing Date, Mortgage Borrower shall deposit with Mortgage Lender an amount equal to $4,900,000.00 to be deposited in the Debt Service Shortfall Reserve Account (the “Debt Service Shortfall Reserve Fund”). Notwithstanding anything to the contrary contained in this Section 7.7.1, Mortgage Borrower’s obligation to make any deposits into the Debt Service Shortfall Reserve Fund shall be waived (and if Debt Service Shortfall Reserve Funds are on deposit, Mortgage Borrower shall be entitled to withdraw the amounts deposited therein) if Mortgage Borrower delivers to Mortgage Lender a Letter of Credit in the face amount of the amount required to be on deposit with Mortgage Lender in the Debt Service Shortfall Reserve Fund.

7.7.2 Withdrawals from the Debt Service Shortfall Reserve Fund. Disbursements from the Debt Service Shortfall Reserve Funds shall be made in accordance with the Section 7.7.2 of the Mortgage Loan Agreement.

Section 7.8 Reserve Funds. Generally. (a) Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds established solely hereunder and not under the Mortgage Loan Agreement and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender shall have no obligation to disburse any Reserve Funds, and Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. Lender shall have no obligation to advance funds from any particular Reserve Account in excess of the amount on deposit in such Reserve Account.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(d) The Reserve Funds may be invested in Permitted Investments in accordance with, and to the extent permitted by, the Cash Management Agreement, and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

(e) Borrower shall not (and shall not permit Mortgage Borrower to), without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto or any right of the depositary bank or securities intermediary to be paid ordinary fees and charges for such Account, for which there may be a set-off right.

(f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.9 Provisions Regarding Letters of Credit.

7.9.1 Letters of Credit Generally. Borrower shall give Lender no less than thirty (30) days notice of Borrower’s election to deliver a Letter of Credit pursuant to this Article VII. Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit.

7.9.2 Event of Default. An Event of Default shall occur if Borrower shall have any reimbursement or similar obligation with respect to a Letter of Credit, or if Borrower shall fail to (i) replace or extend any Letter of Credit prior to the expiration thereof or (ii) replace any outstanding Letter of Credit within thirty (30) days of Lender’s notice that such Letter of Credit fails to meet the requirements set forth in the definition of Letter of Credit. Lender shall not be required to exercise its rights under Section 7.9.3 below in order to prevent any such Event of Default from occurring and shall not be liable for any losses due to the insolvency of the issuer of the Letter of Credit as a result of any failure or delay by Lender in the exercise of such rights, but if Lender draws on the Letter of Credit and the issuer honors such draw and no Event of

Default shall exist, Lender shall deposit the proceeds of such draw into the Reserve Fund with respect to which such Letter of Credit was originally established.

7.9.3 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.

7.9.4 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit with an Approved Bank.

7.9.5 Reduction of Letter of Credit. In the event that, after the delivery of a Letter of Credit in accordance with the provisions of this Article VII, Borrower shall incur and pay for from its own funds and not from the Reserve Funds, funds in the Mezzanine Deposit Account, or other funds sourced from, or otherwise derivative of, the Property, such items that would be eligible for a disbursement from the applicable Reserve Fund, Borrower may, in lieu of receiving such disbursement, reduce the amount of such Letter of Credit by a corresponding amount. Lender agrees to execute such agreements or amendments reasonably requested by Borrower in order to appropriately reduce the amount of such Letter of Credit. Borrower shall not be permitted to reduce the Letter of Credit more than one (1) time in any month.

7.9.6 Limitations on Guaranties and Letters of Credit. Notwithstanding anything to the contrary contained in the foregoing, the aggregate amount of any Letters of Credit in lieu of Reserve Funds delivered in accordance with the provisions of this Article VII and any guaranties delivered in accordance with the provisions of Section 5.1.20 shall not exceed ten percent (10%) of the principal amount of the Loan. To the extent that the aggregate amount of deposits that Borrower is obligated to make into the Reserve Funds hereunder exceeds ten percent (10%), Borrower shall deposit such excess amount with Lender for deposit into the applicable Reserve Fund.

Section 7.10 Transfer of Reserve Funds under Mortgage Loan. If Borrower is required to deposit with Lender reserves pursuant to this Article VII, Borrower shall enter into a cash management and lockbox agreement for the benefit of Lender for the purpose of covering deposits to the required reserve accounts substantially similar to the Lockbox Agreement and the

Mortgage Cash Management Agreement. Upon cancellation by Mortgage Lender of any reserve fund obligation under Article VII of the Mortgage Loan Agreement, Borrower shall to the extent permitted under the Mortgage Loan Documents cause the related reserve fund balance held by Mortgage Lender to be transferred directly to Lender to be held by Lender in the comparable Reserve Fund account.

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) (A) if any payment of principal or interest due pursuant to the Note or the payment due on the Maturity Date is not paid on or prior to the date when due, and (B) any other portion of the Debt is not paid on or within four (4) business days after the same is due;

(ii) if any of the Taxes or any Other Charges are not paid on or before the date when the same are due and payable (except to the extent sums sufficient to pay such Taxes or any Other Charges have been deposited with Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement or Lender in accordance with the terms hereof);

(iii) if the Policies are not kept in full force and effect and if certified copies of the Policies, or Acord certificates evidencing the procurement of and payment for the Policies, are not delivered to Lender within five (5) Business Days of Lender’s request;

(iv) if Borrower or Mortgage Borrower transfers or encumbers any portion of the Property or Collateral in violation of the provisions of Section 5.2.10 hereof or of the Pledge Agreement;

(v) if any representation or warranty made by Borrower, or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of Borrower, or any Guarantor and furnished to Lender shall have been false or misleading in any material adverse respect, when taken as a whole, as of the date the representation or warranty was made provided, however, that to the extent that the Person on whose behalf such representation or warranty was made had no actual or constructive knowledge of the falsehood or misleading nature of such representation or warranty when made, and that such falsehood or misleading nature was undiscoverable through commercially reasonable diligence, then such false or misleading representation or warranty shall constitute an Event of Default only if Borrower or such Person fails to make true and accurate such representation or warranty (by modifying or correcting the condition underlying such representation or warranty) within ten (10) days after Borrower’s or such Person’s discovery of such underlying condition;

(vi) if Borrower, Mortgage Borrower, Principal, any Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, Principal, any Guarantor or any other guarantor under any guarantee issued in connection with the Loan or the Mortgage Loan or if Borrower, Mortgage Borrower Principal, any Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, Principal, any Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, Principal, any Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, Principal, any Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed or bonded pending appeal within ninety (90) days, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Borrower materially breaches any of its respective negative covenants contained in Section 5.2;

(x) if Borrower violates or does not comply with any provisions of Section 5.1.17 hereof and Borrower fails to remedy such breach within ten (10) Business Days after notice of such breach from Lender;

(xi) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xii) if Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.35 hereof, or if there is any breach of any representation, warranty or covenant contained in Section 4 of the Pledge Agreement;

(xiii) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days, provided, however, after prior written notice to Lender, Borrower or Mortgage Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity, in whole or in part, of any mechanic’s liens, provided that (i) no other Event of Default has occurred and is continuing under the Note, this Agreement or any of the other Loan Documents, (ii) such proceeding shall suspend the collection of the mechanic’s or materialman’s liens from Mortgage Borrower and from the Property or Borrower shall have caused to be paid all of the mechanic’s or materialman’s liens under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (v) Borrower shall have deposited with Lender adequate reserves or security for the payment of the mechanic’s or materialman’s liens, together with all interest and penalties thereon as determined by Lender in its reasonable discretion (unless such reserves or security have been furnished pursuant to the Mortgage Loan Agreement);

(xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Mortgage Borrower, Principal, any Guarantor, the Collateral, or the Property and same is not discharged of record within sixty (60) days after same is filed, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(xv) (A) Borrower fails to provide Lender with the written certificate as provided in (and within the time period required by) Section 5.2.8 hereof and such failure continues for ten (10) days after written notice thereof from Lender, (B) Borrower is a Plan or its assets constitute Plan Assets, or (C) Borrower consummates a transaction which would cause the Pledge Agreement or Lender’s exercise of its rights under the Pledge Agreement, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating investment of, and fiduciary obligations with respect to, governmental plans that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, which prohibits or otherwise restricts the transactions contemplated by this Agreement, subjecting Lender to liability for a violation of ERISA, the Code or such State statute;

(xvi) if Borrower shall fail to deliver to Lender, within ten (10) Business Days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof (which request by Lender shall be sent after the expiration of any applicable notice and grace periods contained in Section 5.1.13);

(xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(xviii) Intentionally Deleted.

(xix) Intentionally Deleted.

(xx) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xxi) if any of the assumptions contained in the Insolvency Opinion, or in any other “non-consolidation” opinion delivered to Lender in connection with the Loan (it being understood that this provision shall not apply to any “non-consolidation” opinion delivered to Lender in connection with the origination of the Loan following a transfer under Section 5.2.11), or in any other “non-consolidation” opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xxii) if any of Borrower or its subsidiaries (as applicable) shall breach any of the terms of:

A.	Section 5.2.12 (Limitation on Securities Issuances);

B.	Section 5.2.14 (Refinancing or Prepayment of the Mortgage Loan);

C.	Section 5.2.17(a) (Other Limitations);

(xxiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxi) above or (xxiii) below, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

(xxiv) if there shall be a default under the Pledge Agreement or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxv) if a Mortgage Loan Event of Default shall have occurred and be continuing or if Mortgage Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender except to the extent permitted by this Agreement, to the extent that such consent was required to be obtained hereunder; or

(xxvi) the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest due to any act or omission of Borrower (unless such unenforceability results solely from an act or omission of Lender).

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property or the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any part of the Property or the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Pledge Agreement to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Pledge Agreement to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, deeds of trust, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization. Lender may, at any time, sell, transfer or assign the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”)

(such sales, participations and/or Securitizations, collectively, a “Secondary Market Transaction”). Notwithstanding the foregoing, Lender shall endeavor, but shall have no obligation, to provide Borrower with ten (10) days prior notice of any Secondary Market Transaction for which Provided Information is, or is expected to be, requested and provide Borrower with the type of Secondary Market Transaction that is occurring, or is expected to occur. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at such noteholder’s expense to the extent and as set forth in Section 9(g) hereof, use reasonable efforts to provide information in the possession or control of Borrower and not in possession of Lender or which may reasonably be required to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

(a) (i) provide such financial and other information with respect to the Property, Collateral, Mortgage Borrower, Borrower, Manager and Guarantor, including but not limited to updated financial and operating statements currently created during the ordinary course of business, (ii) provide budgets relating to the Property and Collateral and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and acceptable to the Rating Agencies;

(b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Property, Collateral, Borrower, Guarantor, Principal and their respective Affiliates and the Loan Documents, and (iii) revised Organizational Documents for Borrower, Guarantor, Principal and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.35 hereof), which counsel, opinions and Organizational Documents shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(c) if required by the Rating Agencies, request such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(d) execute such amendments to the Loan Documents and Organizational Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section 9.1(e) below) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan or (iii) otherwise increase the obligations or liabilities or decrease the rights of Borrower pursuant to the Loan Documents;

(e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate and the monthly debt service payments do not exceed the Monthly Debt Service Payment Amount; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments described in this Section 9.1(e)) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan or (iii) otherwise increase the obligations or liabilities or decrease the rights of Borrower pursuant to the Loan Documents; and

(f) make such representations and warranties as of the closing date of the Securitization with respect to the Collateral, Property, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents.

(g) Lender shall pay for any third-party costs and expenses incurred by Borrower in connection with Borrower’s complying with the requests made under this Section 9.1, other than Borrower’s legal fees and expenses. Except as otherwise provided in this Article IX, in no event shall Borrower be obligated to pay for any costs and expenses incurred by Lender or by Borrower, other than Borrower’s legal fees, in connection with a Securitization other than any costs and expenses incurred by Lender due to Borrower’s failure to perform or comply with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents relating to documents, instruments or other items required to be delivered or produced by Borrower.

Section 9.2 Securitization Indemnification. (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate (A) certifying that Borrower has carefully examined the relevant portions of such memorandum or prospectus or term sheets, as applicable, which relate to Borrower and its Affiliates or the Property, including without limitation, the sections entitled “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” and “The Borrower” and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”), and Morgan Stanley, each of its directors and each Person who controls Morgan Stanley within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate; provided, however, Borrower shall not be liable in any such case to the extent that any such Liabilities relate solely to errors or omissions contained in documents prepared by a Person other than Borrower, Principal, Guarantor or any of their Affiliates, unless Borrower knew or should have known about such error or omission.

(c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to

which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or actual omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party, hi the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel (in addition to indemnifying party’s own attorneys) regardless of the number of indemnified parties.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liability (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liability (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any regular monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.4 Exculpation. (a) Except as otherwise provided herein, in the Pledge Agreement or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Pledge Agreement or the other Loan Documents (other than the Environmental Indemnity and the Guaranty) by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement, the other Loan Documents, and the interest in the Collateral or and any other collateral given to Lender created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Pledge Agreement, agrees that it shall not, except as otherwise provided in the Pledge Agreement, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the other Loan Documents or the Pledge Agreement. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the other Loan Documents or the Pledge Agreement; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) [intentionally deleted]; (vi) impair the right of Lender to enforce the provisions of Sections 9.9 and 10.2 of the Pledge Agreement (to the extent of Borrower’s interest in the Collateral) or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof (to the extent of Borrower’s interest in the Collateral); or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the Pledge Agreement; provided, however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional misrepresentation by Borrower, Mortgage Borrower or its Affiliates in connection with the execution and the delivery of this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) Borrower’s or Mortgage Borrower’s misappropriation of Rents received by Borrower or Mortgage Borrower during the continuance of an Event of Default; (iii) Borrower’s or Mortgage Borrower’s misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower’s or Mortgage Borrower’s misappropriation of Insurance Proceeds or Awards or Net Liquidation Proceeds After Debt Service; (v) Borrower’s or Mortgage Borrower’s failure to pay Taxes, Other Charges or Lien Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow or reserved pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement or Section 7.2 hereof and except to the extent that such failure to pay such Taxes, Other Charges or Lien Charges is due solely to the failure of the Property to generate Gross Income from Operations sufficient to pay such Taxes, Other Charges or Lien Charges when due); (vi) Borrower’s or Mortgage Borrower’s failure to return or to reimburse Lender for all material Personal Property taken from the Property by or on behalf of Borrower or Mortgage Borrower and not replaced with Personal Property of the same utility and of the same or greater value (provided the replacement shall not be required if such Personal Property is no longer required for the operation of the Property); (vii) any act of intentional physical waste or arson by Borrower, Mortgage Borrower, Principal, or any Affiliate thereof or by Guarantor; (viii) any material Event of Default under Sections 4.1.35 (but excluding Sections 4.1.35(g) and (r) hereof), or in the event of Principal’s material default under Section 4.1.35 (but excluding Sections 4.1.35(g) and (r)) of this Agreement; (ix) the breach or inaccuracy of any representation or warranty contained in, or Borrower’s or Mortgage Borrower’s failure to comply with the provisions of, Sections 4.1.39 or 5.1.19 of this Agreement; (x) Borrower’s indemnification of Lender set forth in Section 9.2 of this Agreement; or (xi) any breach of any representation, warranty or covenant contained in Section 4 of the Pledge Agreement.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of the existence of an Event of Default under Section 5.2.10 hereof or the event of an Event of Default under Section 5.2.1 of this Agreement arising out of a voluntary Lien; (ii) Borrower fails to obtain Lender’s prior consent to any subordinate financing or other voluntary Lien encumbering the Property or the Collateral; (iii) Borrower or Mortgage Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iv) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or Mortgage Borrower files, or joins in the filing of, an involuntary petition against Borrower or Mortgage Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Mortgage Borrower from any Person; (v) Borrower or Mortgage Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vi) any Affiliate, officer, director, or representative which controls Borrower or Mortgage Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or any portion of the Property or the Collateral; or (vii) Borrower or Mortgage Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Note, the Pledge Agreement, or the other Loan Documents, no direct or indirect, parent, shareholder, partner, members, principal, affiliate, employee, officer, director, agent or representative of Borrower (excluding the Guarantor and Indemnitors in their respective capacities as guarantors/indemnitors under the Loan but including the direct or indirect shareholders, partners, members, principals, affiliates, employees, officers, directors, agents or representatives of the Guarantor and Indemnitors) (each a “Related Party”) shall have any personal liability for, nor be joined as a party to any action (except as required by any Legal Requirement) with respect to (i) the payment of any sum of money which is or may be payable hereunder or under the Pledge Agreement or the other Loan Documents, including, but not limited to, the repayment of the Debt, or (ii) the performance or discharge of any covenants, obligations or undertakings of Borrower or any Related Party with respect thereto. In addition to the foregoing, anything in the Note, the Pledge Agreement, this Agreement or the other Loan Documents to the contrary notwithstanding, in no event will the assets of any Related Party (including any distributions made by Borrower or the Guarantor to their direct or indirect members, partners or shareholders) be available to satisfy any obligation of Borrower in respect of the Debt or other obligations secured by the Collateral.

Section 9.5 Resizing. Borrower further agrees that if, in connection with a Securitization of the Mortgage Loan, it is determined by the Rating Agencies or Mortgage Lender that a portion of the Mortgage Loan would not receive an “investment grade” rating then, at Lender’s sole cost and expense, (i) Borrower shall take all actions as are reasonably necessary to effect the “resizing” of the Loan and the Mortgage Loan, including creating one or more mezzanine loan secured by the direct or indirect ownership interests in Borrower (collectively, “Resizing Mezzanine Loan”), (ii) Borrower shall exercise commercially reasonable efforts to cause the Mortgage Borrower to comply with its agreements to effect a “resizing”, and (iii) Lender shall on the date of the “resizing” of the Loan lend to Borrower or the holder or holders of the direct or indirect ownership interests of Borrower (collectively “Resizing Mezzanine Borrower”) such additional amount equal to the amount of the principal reduction of the Mortgage Loan provided that Borrower and Mortgage Borrower executes and delivers any and all reasonably necessary amendments or modifications to the Loan Documents and the Mortgage Loan Documents and Resizing Mezzanine Borrower execute and deliver any and all reasonably necessary documents to evidence such Resizing Junior Mezzanine Loan, which documents shall be on substantially the same forms as the Loan Documents with such changes as the parties may reasonably agree upon. In addition, Borrower and Lender agree that if, in connection with a Securitization of the Mortgage Loan, it is determined by the Rating Agencies or Lender that, if the principal amount of the Loan was decreased and, as a result the principal amount of the Mortgage Loan was increased, more “investment grade” rated securities could be issued, then (i) each of them shall take all actions provided for in the documentation for the Loan as are reasonably necessary to effect the “resizing” of the Loan and the Mortgage Loan and (ii) Borrower shall exercise commercially reasonable efforts to cause the Mortgage Borrower to comply with its agreements to effect a “resizing”. In connection with the foregoing, Borrower agrees, at Lender’s sole cost and expense other than Borrower’s attorneys’ fees with respect to Lender’s first exercise of its rights under this Section 9.5, to execute and deliver such documents and other agreements reasonably required by Lender and/or Mortgage Lender to “re-size” the Loan, including, without limitation, an amendment to this Agreement, the Note, the Pledge Agreement and the other Loan Documents, amendments to, or replacements of, the Interest Rate Cap Agreement modifying the notional amounts to reflect the “re-sized” loan (provided that the forms of such amendments will be substantially on the same forms as similar transactions between Lender and Affiliates of Broadway Partners), and Borrower shall not be required to execute and deliver any documents or agreements which would (i) change the weighted average interest rate on the outstanding principal balances of the Note and the Mortgage Note from the weighted average interest rate of the Note and the Mortgage Note immediately prior to such resizing, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material or economic term of the Loan in a manner that has a material adverse effect on Borrower, or (ii) materially increase Borrower’s obligations and liabilities under the Loan Documents or materially decrease the rights of Borrower under the Loan Documents. All costs and expenses incurred by Borrower and Lender in connection with compliance with this Section 9.5 shall be paid by Lender other than Borrower’s legal fees and expenses which shall be paid by Borrower.

Section 9.6 Replacement Guarantor. Upon the occurrence of any of the events set forth in Sections 8.1(a)(vi), (vii), (xiv) or (xvii) hereof, Borrower may cause the applicable Guarantor to be substituted or replaced by a Replacement Guarantor prior to the time that the occurrence of any of the foregoing events becomes an Event of Default or if the occurrence of any of the foregoing events is an immediate Event of Default, within ten (10) days following such occurrence. Borrower (a) shall deliver or cause to be delivered to Lender, (i) financial statements or other information reasonably required by Lender with respect to such proposed Replacement Guarantor and (ii) such legal opinions as Lender may reasonably require, including but not limited to an Insolvency Opinion and (b) shall cause such proposed Replacement Guarantor to assume all of the obligations of the applicable Guarantor under the Guaranty and Environmental Indemnity, in a manner reasonably satisfactory to Lender, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender.

Section 9.7 Syndication.

9.7.1 Syndication. The provisions of this Section 9.7 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 9.7 set forth below.

9.7.2 Sale of Loan, Co-Lenders, Participations and Servicing. (a) Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower, which Lender or such Co-Lender shall endeavor (with no obligation to do so) to give to Borrower prior to such sale), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

(b) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the Obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder; notwithstanding the foregoing, Lender and the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co-Lender’s pro rata share of such advance pursuant to the Co-Lending Agreement.

(c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 5.1.10 and 5.1.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan. Lender shall pay for any third party costs and expenses incurred by Borrower in connection with Borrower’s complying with the requests made under this Section 9.7 other than Borrower’s legal fees and expenses.

(d) Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 9.7. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to the operating budgets required to be delivered hereunder and with respect to matters concerning the establishment and administration of the Mezzanine Deposit Account and the other Reserve Funds. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.

(e) Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(g) If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, provided any such supplemental note does not represent any new indebtedness and a copy of the existing Note is returned to Borrower with a notation reflecting that such supplemental note has been issued, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes. Such supplemental notes shall not increase any obligations or liabilities, or decrease any rights, of Borrower under the Loan Documents.

(h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each Person whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

(i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”) (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder. A Participant shall not be entitled to receive any greater payment under Sections 2.2.3 and 2.2.8 than the Lender or Co-Lender, as applicable, would have been entitled to receive with respect to the participation interest sold to such Participant, unless the sale of the participation interest to such Participant is made with Borrower’s prior written consent. A Participant would not be entitled to the benefits of Section 2.2.8 unless Borrower is notified of the participation interest sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.2.8 as though it were a Lender or a Co-Lender.

(j) Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

Section 9.8 Intercreditor Agreement. (a) Lender, Mortgage Lender and the Other Mezzanine Lender are parties to a certain intercreditor agreement dated as of the date hereof (the “Interereditor Agreement”) memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender, Mortgage Lender and the Other Mezzanine Lender and (ii) Borrower, Mortgage Borrower and the Other Mezzanine Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender, Mortgage Lender and the Other Mezzanine Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement.

Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b) In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan to Mortgage Lender or to the Other Mezzanine Lender to be applied to the “Debt” under and as defined in the Mortgage Loan Agreement or the Other Mezzanine Loan Documents, then any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 9.9 Discussions with Mortgage Lender and Other Mezzanine Lender. In connection with the exercise of its rights as set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender and/or the Other Mezzanine Lenders and/or their respective consultants, agents or representatives without notice to or permission from Borrower, Guarantor or any other Person, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower, Guarantor or any other Person.

Section 9.10 Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender or the Other Mezzanine Lender, such consent or approval shall not, except as and to the extent herein provided otherwise, be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender and the Other Mezzanine Lender in making the Mortgage Loan and the Other Mezzanine Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender, the Other Mezzanine Lender and Lender may reasonably reach different conclusions, and (iii) except as and to the extent herein provided otherwise, Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY EXCEPT AS OTHERWISE PROVIDED IN THE APPLICABLE UNIFORM COMMERCIAL CODE.

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U. S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

Addressed to Borrower

c/o Broadway Partners

375 Park Avenue, Suite 2107

New York, New York 10152

Attention:    Jason P. Semmel, Esq. (Fax No. (212) 658-9379) and

                    Alan Rubenstein (Fax No. (646) 224-8145),

                    by separate notice to each

With a copy to:

Seyfarth Shaw, LLP

1270 Avenue of the Americas,

New York, New York 10020

Attention:    Stephen Epstein, Esq.

Facsimile:    (212)218-5526

After July 30, 2007:

620 Eighth Avenue

New York, New York 10018

And a copy to:

Broadway Real Estate Services, LLC

One Penn Plaza, Suite 3915

New York, New York 10119

Attention:    Renee Regensberg

Facsimile:    (646) 514-7470

If to Lender:

Morgan Stanley Mortgage Capital Holdings LLC

1221 Avenue of the Americas

New York, New York 10020

Attention:    James Flaum and Kevin Swartz

Facsimile:    (212) 507-4139/4146

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention:    John M. Zizzo, Esq.

Facsimile:    (212)504-6666

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7 Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. In the event any payment by Borrower to Lender is deemed, or would be deemed, usurious, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower as more particularly set forth in the closing statement prepared in connection with the closing of the Loan; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) intentionally deleted; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this

Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, Title Insurance and reasonable fees and expenses of counsel incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Mortgage Borrower, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Mezzanine Deposit Account.

(b) Intentionally deleted.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any state statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

(d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for any reasonable out of pocket fees and expenses actually incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document after a Securitization has occurred, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership: No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Pledge Agreement, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict: Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders other than Eastdil Secured L.L.C. (“Eastdil”) in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including, without limitation, Eastdil) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall be liable to pay all fees and commissions owed to Eastdil in connection with the Loan. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single instrument.

Section 10.24 Certain Additional Rights of Lender (VCOC). Notwithstanding anything which may be contained in this Agreement to the contrary, Lender shall have:

(a) to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings shall be held via teleconference and should occur on a regular basis at least every ninety (90) days, with Lender having the right to call special meetings via teleconference at any reasonable time with reasonable notice. Notwithstanding the foregoing, all decisions regarding the management and operations of Borrower shall be made by the management of Borrower in their sole discretion, subject to the term of this Agreement. Lender’s role shall be limited to that of an advisor or consultant.;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

(c) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any assets other than the Property and other than such assets as shall be used solely in connection with the management and operation of the Property, and

(d) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness.

The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25 Direction of Mortgage Borrower or with Respect to the Property. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause Mortgage Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower or the Property, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in Borrower’s capacity as the sole member of Mortgage Borrower (which Mortgage Borrower, in turn, is the fee owner of the Property) but not directly with respect to Mortgage Borrower or the Property or in any other manner which would violate any of the covenants contained in Section 4.1.35 hereof or other similar covenants contained in Borrower’s Organizational Documents.

Section 10.26 Compliance with Mortgage Loan Documents. Borrower shall (or shall cause Mortgage Borrower to): (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of any Mortgage Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Lender; (c) promptly notify Lender of the giving of any notice by a Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Mortgage Borrower or Guarantor to or from a Mortgage Lender or its agent; and (e) not enter into or be bound by any amendments to any Mortgage Loan Documents that are not approved by Lender or otherwise permitted hereunder, which approval shall not be unreasonably withheld or delayed. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to fund all reserves required to be funded pursuant to the Mortgage Loan Documents. In the event of a refinancing of a Mortgage Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with the applicable Mortgage Lender to be utilized by Mortgage Borrower to reduce the amount due and payable to the applicable Mortgage Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

Section 10.27 Mortgage Loan Defaults. (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Borrower from any of its obligations hereunder, if there shall occur any “Event of Default” under any of the Mortgage Loan Documents, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower or Mortgage Borrower, to cause all of the terms, covenants and conditions of the applicable Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 10.27 (including attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the applicable Pledge Agreements.

(b) Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower or Mortgage Borrower or any other Person to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any “Event of Default” under the Mortgage Loan Documents or any other default of the nature described in subsection (a) above that gives Lender the right to cure the same, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following any “Event of Default” under the Mortgage Loan Documents or any other default of the nature described in subsection (a) above that gives Lender the right to cure the same.

(c) During the continuance of any “Event of Default” by Mortgage Borrower under the Mortgage Loan Documents, such “Event of Default” shall constitute an Event of Default hereunder, without regard to any subsequent payment or performance of any such obligations by Lender (unless the Mortgage Lender has waived such Event of Default). Mortgage Borrower hereby grants Lender and any person designated by Lender the right to enter upon the related Property at any time following the occurrence and during the continuance of any “Event of Default” under the applicable Mortgage Loan Documents or any other default of the nature described in subsection (a) above that gives Lender the right to cure the same, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect a Borrower’s or Mortgage Borrower‘s and/or Lender’s interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults), without prior notice to, or consent from, Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(d) If Lender shall receive a copy of any notice of default under any of the Mortgage Loan Documents sent by a Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Mortgage Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 10.27, except for Lender’s gross negligence or willful misconduct. In the event that Lender makes any payment in respect of a Mortgage Loan, Lender shall be subrogated to all of the rights of such Mortgage Lender under the applicable Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

Section 10.28 Mortgage Loan Estoppels. Borrower shall (or shall cause Mortgage Borrower to), from time to time, use reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and Mortgage Borrower expressly representing to Lender the information requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Each Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonably attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was intentionally misrepresented in any material respect in, or which warrants disclosure and was intentionally omitted from such estoppel executed by Borrower and Mortgage Borrower.

Section 10.29 No Amendments to Mortgage Loan Documents. Without obtaining the prior written consent of Lender (not to be unreasonably withheld or delayed), Borrower shall not cause or permit Mortgage Borrower to (i) enter into any amendment or modification of any of the Mortgage Loan Documents (other than ministerial or de minimis modifications, which do not affect any of the economic terms therein or change any rights or obligations of the parties thereunder) or (ii) grant to Mortgage Lender any consent or waiver. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment or modification to the Mortgage Loan Documents within five days after the execution thereof.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name: Title:

LENDER: MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
Name: Jonathan L. Frey Title: Vice President

SCHEDULE I

Rent Roll / Leases

(Attached)

SCHED. I-1

Report Date: 06/26/2007 8:14AM

Page 1
Project 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
Vacant - R001				-					0.00	0.00				
ROOF				0		Monthly Amt:			0.00					
						Annual Amt:			0.00	0.00				
Cypress Communications, Inc.	LL02	0001	OTH	-	06/01/05	08/30/07								LCYPRCO01
LL02				0		Monthly Amt:								
						Annual Amt:								
Vacant - 0916				468					0.00	0.00				
Marsh USA Inc.	FG09	0910	OTH	291	01/01/06	12/31/09	RNS	M	315.25	13.00				LMARSUS01
							RNS	M			01/01/08	327.38	13.50	
							RNS	M			01/01/09	339.50	14.00	
Marsh USA Inc.	FG09	PM908	OTH	468	01/01/06	12/31/09	RNS	M	507.00	13.00				LMARSUS01
							RNS	M			01/01/08	526.50	13.50	
							RNS	M			01/01/09	546.00	14.00	
Marsh USA Inc.	FG09	PM910	OTH	450	01/01/06	12/31/09	RNS	M	487.50	13.00				LMARSUS01
							RNS	M			01/01/08	506.25	13.50	
							RNS	M			01/01/09	525.00	14.00	
FG09				1,677		Monthly Amt:			1,309.75					
						Annual Amt:			15,717.00	13.00				
Federal Deposit Insurance Corp	FG07	0710	OTH	284	08/01/04	MTM	RNS	M	295.83	12.50				LFEDEDE02
GATX Corporation	FG07	0715	OTH	468	11/20/03	11/15/08	RNS	M	390.00	10.00				LGATXCO01
FG07				752		Monthly Amt:			685.83					
						Annual Amt:			8,229.96	10.94				
TNS MFO WorldGroup (dba)	FG06	0680	OTH	144	05/01/02	04/30/09	RNS	M	144.00	12.00				LNFORE02

Report Date: 08/25/2007 8:14AM

Page 2
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code	Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Charge Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
FG06				144			Monthly Amt:	144.00					
							Annual Amt:	1,728.00	12.00				
Grubb & Ellis Company	FG05	0512	OTH	310	10/15/06	MTM	RNS O						LGRUBEL03
Grubb & Ellis Company	FG05	0512	OTH	310	10/15/06	MTM	RNS M	310.00	12.00				LGRUBEL03
GATX Corporation	FG05	0516	OTH	468	11/20/03	11/19/08	RNS M	390.00	10.00				LGATXCO01
March USA Inc.	FG05	0510	OTH	291	01/01/06	12/31/09	RNS M	315.25	13.00				LMARSUS01
							RNS M			01/01/08	327.38	13.50	
							RNS M			01/01/09	339.50	14.00	
FG05				1,043			Monthly Amt:	1,015.25					
							Annual Amt:	12,183.00	11.40				
Grubb & Ellis Company	FG04	0412	OTH	144	10/15/06	MTM	RNS O						LGRUBEL02
Grubb & Ellis Company	FG04	0412	OTH	144	10/15/05	MTM	RNS M	144.00	12.00				LGRUBEL02
GATX Corporation	FG04	0410	OTH	291	11/20/03	11/19/08	RNS M	242.50	10.00				LGATXCO01
March USA Inc.	FG04	0416	OTH	488	01/01/06	12/31/09	RNS M	528.67	13.00				LMARSUS01
							RNS M			01/01/08	549.00	13.50	
							RNS M			01/01/09	569.33	14.00	
FG04				933			Monthly Amt:	915.17					
							Annual Amt:	10,982.04	11.80				
Vacant - 0300				240				0.00	0.00				
Vacant - 0310				291				0.00	0.00				
GATX Corporation	FG03	0316	OTH	468	11/20/03	11/19/08	RNS M	390.00	10.00				LGATXCO01
March USA Inc.	FG03	0312	OTH	324	01/01/06	12/31/09	RNS M	351.00	13.00				LMARSUS01
							RNS M			01/01/08	364.50	13.50	
							RNS M			01/01/09	378.00	14.00

Report Date: 06/28/2007 8:14AM

Page 3
Project: 6500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
FG03				1,333			Monthly Amt:		741.00					
							Annual Amt:		8,892.00	11.25				
Vacant - 0220				-					0.00	0.00				
Captivate Network	FG02	0200	OTH	-	05/22/04	04/13/15	RSI	M						LCAPTNE01
Marsh USA Inc.	FG02	0210	OTH	291	01/01/06	12/31/09	RNS	M	315.25	13.00				LMARSUS01
							RNS	M			01/01/08	327.38	13.50	
							RNS	M			01/01/09	339.50	14.00	
FG02				291			Monthly Amt:		315.25					
							Annual Amt:		3,783.00	12.98				
Vacant - 0101				2,383					0.00	0.00				
First American Bank	FF01	0102	OTH	-	05/25/08	MTM	RNR	M	500.00	6,000.00				LFIRSAM01
Children First Inc.	FF01	0105	RET	2,603	08/01/05	07/31/15	RNT	M	4,057.71	18.71				LCHILFI02
							RNT	M			08/01/07	4,159.14	19.17	
							RNT	M			08/01/08	4,263.11	19.65	
							RNT	M			08/01/09	4,369.68	20.14	
							RNT	M			08/01/10	4,478.94	20.65	
							RNT	M			08/01/11	4,590.96	21.16	
							RNT	M			08/01/12	4,705.68	21.69	
							RNT	M			08/01/13	4,823.32	22.24	
							RNT	M			08/01/14	4,943.80	22.79	
							EST	M	1,985.71	9.15				
							ESO	M	1,879.54	8.66

Report Date: 06/26/2007 8:14AM

Page 4
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
Children First Inc.	FF01	0106	RET	2,757	08/01/05	07/31/15	RNT	M	4,297.77	18.71				LCHILFI02
							RNT	M			08/01/07	4,426.20	19.17	
							RNT	M			08/01/08	4,515.32	19.55	
							RNT	M			08/01/09	4,628.20	20.14	
							RNT	M			08/01/10	4,743.92	20.65	
							RNT	M			08/01/11	4,861.51	21.16	
							RNT	M			08/01/12	4,984.08	21.69	
							RNT	M			08/01/13	5,108.67	22.24	
							RNT	M			08/01/14	5,236.39	22.79	
							EST	M	2,109.82	9.18				
							ESO	M	1,997.02	8.69				
General Electric Capital Corp	FF01	0100	OTH	2,400	04/01/06	11/30/12	RNS	M	2,531.25	12.66				LGENEEL01
Marsh USA Inc.	FF01	LL106	OTH	312	01/01/06	12/31/09	RNS	M	338.00	13.00				LMARSUS01
							RNS	M			01/01/08	351.00	13.50	
							RNS	M			01/01/09	364.00	14.00	
MCImetro Access Transmission	FF01	0107	OTH	-	10/01/01	06/30/08	RHA	M	540.31	6,483.72				LMCIMAC01
Riverside Newsstand (sbs)	FF01	0104	RET	728	06/01/02	05/31/12	RNR	M	2,338.70	38.55				LKANTAN01
							RNR	M			06/01/08	2,409.07	39.71	
							RNR	M			06/01/09	2,481.27	40.90	
							RNR	M			06/01/10	2,555.80	42.13	
							RNR	M			06/01/11	2,632.33	43.39	
							EST	M	282.53	4.65				
							ESO	M	262.37	4.32				
UPS	FF01	DROP	OTH	-	04/25/06	04/30/08	RHR	A		500.00				LUNITPA01
Venice Cafe	FF01	0103	RET	5,082	10/25/04	05/31/15	RNR	M	7,801.06	18.42				LBAGCO01
							RNR	M			06/01/08	7,939.32	18.79	
							RNR	M			06/01/09	8,117.58	19.17	
							RNR	M			06/01/10	8,279.79	19.55	
							RNR	M			06/01/11	8,445.88	19.94	
							RNR	M			06/01/12	8,615.52	20.34	
							RNR	M			06/01/13	8,789.22	20.75	
							RNR	M			06/01/14	8,962.82	21.16

Report Date: 05/26/2007 8:14AM

Page 5
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
FF01				16,243			Monthly Amt:		30,921.79					
							Annual Amt:		371,061.48	26.75				
GATX Corporation	F044	4400	OFF	23,477	11/20/93	11/19/08	RNT	M	46,954.00	24.00				LGATXCO01
							ESO	M	14,872.87	7.60				
F044				23,477			Monthly Amt:		61,826.87					
							Annual Amt:		741,922.44	31.60				
GATX Corporation	F043	4300	OFF	23,371	11/20/93	11/15/08	RNT	M	46,742.00	24.00				LGATXCO01
							ESO	M	14,811.58	7.61				
F043				23,371			Monthly Amt:		61,553.58					
							Annual Amt:		738,642.96	31.61				
GATX Corporation	F042	4200	OFF	23,371	11/20/93	11/19/08	RNT	M	46,742.00	24.00				LGATXCO01
							ESO	M	14,811.58	7.61				
F042				23,371			Monthly Amt:		61,553.58					
							Annual Amt:		738,642.96	31.61				
GATX Corporation	F041	4100	OFF	25,923	11/20/93	11/15/08	RNT	M	51,846.00	24.00				LGATXCO01
							ESO	M	16,424.91	7.60				
F041				25,923			Monthly Amt:		68,270.91					
							Annual Amt:		819,250.92	31.60				
GATX Corporation	F040	4000	OFF	26,243	11/20/93	11/19/08	RNT	M	52,486.00	24.00				LGATXCO01
							ESO	M	16,633.79	7.61				
F040				26,243			Monthly Amt:		69,119.79					
							Annual Amt:		829,437.48	31.61

Report Date: 06/26/2007 8:14AM

Page 6
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
GATX Corporation	F039	3900	OFF	26,532	11/20/93	11/19/08	RNT	M	53,064.00	24.00				LGATXCO01
							ESO	M	16,605.78	7.50				
Marsh USA Inc	F039	3900	OFF	26,532	11/20/08	12/31/09	RNT	M			11/20/08	49,747.50	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F039				26,532		Monthly Amt:			69,669.78					
						Annual Amt:			836,437.36	31.60				
GATX Corporation	F038	3800	OFF	12,991	11/20/93	11/19/08	RNT	M	25,982.00	24.00				LGATXCO01
							ESO	M	8,224.36	7.60				
GATX Corporation	F038	3810	OFF	13,470	04/20/94	11/19/08	RNT	M	18,858.00	16.80				LGATXCO01
							ESO	M	8,533.00	7.60				
Marsh USA Inc	F038	3800	OFF	5,523	11/20/08	12/31/09	RNT	M			11/20/08	10,355.62	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
Marsh USA Inc	F038	3810	OFF	13,470	11/20/08	12/31/09	RNT	M			11/20/08	25,256.25	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F038				26,461		Monthly Amt:			61,576.36					
						Annual Amt:			738,916.61	27.84				
Vacant - 3710				4,124					0.00	0.00				
GATX Corporation	F037	3700	OFF	12,844	02/11/98	11/19/08	RNT	M	20,871.50	19.50				LGATXCO01
							RNT	M			05/01/08	21,406.67	20.00	
							ESO	M	8,142.23	7.61				
Lee Hecht Harrison LLC	F037	3720	OFF	7,754	01/01/94	09/30/10	RNT	M	12,349.50	19.11				LLEEHE01
							RNT	M			08/01/07	12,726.67	19.70	
							RNT	M			08/01/08	14,308.17	22.14	
							RNT	M			08/01/09	14,729.08	22.80	
							EST	M	6,027.23	9.33				
							ESO	M	5,607.30	8.68

Report Date: 06/26/2007 8:14AM

Page 7
Project 500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
Lee Hecht Harrison LLC	F037	3730	OFF	1,959	08/01/03	05/30/10	RNT	M	3,120.02	19.11				LLEEHE01
							RNT	M			08/01/07	3,215.37	19.70	
							RNT	M			08/01/08	3,614.37	22.14	
							RNT	M			08/01/09	3,721.44	22.80	
							EST	M	1,522.87	9.33				
							ESO	M	1,414.24	8.65				
March USA Inc.	F037	3700	OFF	12,844	11/20/08	12/31/09	RNT	M			11/20/08	24,082.50	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F037				25,881			Monthly Amt:		59,044.89					
							Annual Amt:		708,538.68	31.41				
March USA Inc.	F036	3600	OFF	26,692	05/30/58	12/31/09	RNT	M	50,047.50	22.50				LMARSUS01
							RNT	M			05/01/08	51,159.68	23.00	
							RNT	M			05/01/09	52,271.82	23.50	
							EST	M	20,757.29	9.33				
							ESO	M	19,474.30	8.76				
F036				26,692			Monthly Amt:		90,279.09					
							Annual Amt:		1,083,349.06	46.59				
Federal Deposit Insurance Corp	F035	3500	OFF	25,998	03/18/04	08/31/09	RNT	M	55,245.75	25.50				LFEDEDE01
							ESO	M	2,171.61	1.00				
F035				25,998			Monthly Amt:		57,417.36					
							Annual Amt:		689,008.32	26.53				
UNUM Provident Corp	F034	3400	OFF	25,651	09/22/00	12/31/07	RNT	M	57,458.24	26.88				LUNUMPR01
							RNT	M			09/22/07	59,169.66	27.68	
							EST	M	19,938.51	9.33				
							ESO	M	18,859.80	8.84

Report Date: 06/26/2007 8:14AM

Page 8
Project: 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
F034				25,651			Monthly Amt:		96,286.95					
							Annual Amt:		1,155,443.40	45.04				
Federal Deposit Insurance Corp	F033	3300	OFF	26,478	03/18/04	08/31/09	RNT	M	56,265.75	25.50				LFEDEDE01
							ESO	M	2,211.63	1.00				
F033				26,479			Monthly Amt:		58,477.38					
							Annual Amt:		701,728.56	26.50				
Vacant - 3200				27,082					0.00	0.00				
F032				27,282			Monthly Amt:		0.00					
							Annual Amt:		0.00	0.00				
Vacant - 3100				26,966					0.00	0.00				
F031				26,988			Monthly Amt:		0.00					
							Annual Amt:		0.00	0.00				
Marsh USA Inc.	F030	3000	OFF	26,745	04/01/04	12/01/09	RNT	M	40,117.50	18.00				LMARSUS01
							RNT	M			05/01/08	41,231.88	18.50	
							RNT	M			05/01/09	42,346.25	19.00	
							EST	M	20,501.77	9.20				
							ESO	M	19,234.58	8.63				
F030				26,745			Monthly Amt:		79,853.85					
							Annual Amt:		958,246.20	35.83

Report Date: 06/26/2007 8:14AM

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Page 9
Project: 500WM01
Report ID: CM RNTROL

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
Grubb & Ellis Company	F029	2900	OFF	26,636	10/01/06	01/31/17	RNT	M	37,737.17	17.00				LGRUBEL01
							RNT	M			02/01/08	38,869.28	17.51	
							RNT	M			02/01/09	40,035.36	18.04	
							RNT	M			02/01/10	41,236.42	18.58	
							RNT	M			02/01/11	42,473.51	19.13	
							RNT	M			02/01/12	43,747.72	19.71	
							RNT	M			02/01/13	45,060.15	20.30	
							RNT	M			02/01/14	46,411.96	20.91	
							RNT	M			02/01/15	47,804.31	21.54	
							RNT	M			02/01/16	49,238.44	22.18	
							EST	M	20,441.18	9.21				
							ESO	M	19,177.73	8.64				
F029				26,636			Monthly Amt:		77,356.08					
							Annual Amt:		928,272.96	34.85				
Grubb & Ellis Company	F028	2800	OFF	26,636	01/17/06	01/31/17	RNT	M	38,869.28	17.51				LGRUBEL01
							RNT	M			05/01/08	40,035.36	18.04	
							RNT	M			05/01/09	41,236.42	18.58	
							RNT	M			05/01/10	42,473.51	19.13	
							RNT	M			05/01/11	43,747.72	19.71	
							RNT	M			05/01/12	45,060.15	20.30	
							RNT	M			05/01/13	46,411.96	20.91	
							RNT	M			05/01/14	47,804.31	21.54	
							RNT	M			05/01/15	49,238.44	22.18	
							RNT	M			05/01/16	50,715.60	22.85	
							EST	M	20,441.18	9.21				
							ESO	M	19,177.73	8.64				
F028				26,636			Monthly Amt:		78,488.19					
							Annual Amt:		941,858.28	35.36

Report Date: 05/26/2007 -8:14AM

Page 10
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
Grubb & Ellis Company	F027	2700	OFF	10,212	01/23/06	01/31/17	RNT	M	14,901.01	17.51				LDRUBEL01
							RNT	M			06/01/08	15,348.04	18.04	
							RNT	M			06/01/09	15,808.48	18.58	
							RNT	M			06/01/10	16,282.74	19.13	
							RNT	M			06/01/11	16,771.22	19.71	
							RNT	M			06/01/12	17,274.35	20.30	
							RNT	M			06/01/13	17,792.59	20.91	
							RNT	M			06/01/14	18,326.36	21.54	
							RNT	M			06/01/15	18,876.15	22.18	
							RNT	M			06/01/16	19,442.44	22.85	
							EST	M	6,205.36	7.29				
							ESO	M	5,821.81	6.84				
Grubb & Ellis Company	F027	2730	OFF	3,922	11/01/06	01/31/17	RNT	M	5,556.17	17.00				LDRUBEL01
							RNT	M			02/01/08	5,722.85	17.51	
							RNT	M			02/01/09	5,896.07	18.04	
							RNT	M			02/01/10	6,072.96	18.58	
							RNT	M			02/01/11	6,253.32	19.13	
							RNT	M			02/01/12	6,441.89	19.71	
							RNT	M			02/01/13	6,634.72	20.30	
							RNT	M			02/01/14	6,834.09	20.91	
							RNT	M			02/01/15	7,038.99	21.54	
							RNT	M			02/01/16	7,249.16	22.18	
							EST	M	2,993.17	9.16				
							ESO	M	2,808.17	8.59				
TNS NFO WorldGroup (dba)	F027	2710	OFF	7,691	05/01/02	04/30/12	RNT	M	13,188.22	20.58				LNFORE02
							RNT	M			05/01/08	13,583.86	21.19	
							RNT	M			05/01/09	13,581.02	21.19	
							RNT	M			05/01/10	13,801.48	21.69	
							RNT	M			05/01/11	14,221.94	22.19	
							EST	M	5,895.82	9.20				
							ESO	M	5,475.26	8.54				
TNS NFO WorldGroup (dba)	F027	2720	OFF	2,159	07/26/04	04/30/12	RNT	M	2,752.73	15.30				LNFORE02
							RNT	M			05/01/08	2,835.49	15.76	
							RNT	M			05/01/09	2,920.05	16.23	
							RNT	M			05/01/10	3,008.21	16.72	
							RNT	M			05/01/11	3,099.17	17.22	
							EST	M	1,678.37	9.33				
							ESO	M	1,558.65	8.66

Report Date: 06/26/2007 8:14AM

Page 11
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
TNS NFO WorldGroup (dba)	F027	2740	OFF	2,726	04/20/04	04/30/12	RNT	M	3,475.65	15.30				LNFORE02
							RNT	M			05/01/08	3,580.15	15.76	
							RNT	M			05/01/09	3,686.92	16.23	
							RNT	M			05/01/10	3,798.23	16.72	
							RNT	M			05/01/11	3,911.81	17.22	
							EST	M	2,119.31	9.33				
							ESO	M	1,508.14	6.66				
F027				26,710		Monthly Amt:			76,397.84					
						Annual Amt:			916,774.08	34.32				
C.V. Starr & Co.	F026	2600	OFF	16,434	05/01/06	04/30/13	RNT	M	24,651.00	18.00				LCVWST01
							RNT	M			05/01/08	25,335.75	18.50	
							RNT	M			05/01/09	26,020.50	19.00	
							RNT	M			05/01/10	26,705.25	19.50	
							RNT	M			05/01/11	27,390.00	20.00	
							RNT	M			05/01/12	28,074.75	20.50	
							EST	M	12,626.72	9.22				
							ESO	M	11,728.83	8.56				
CMT Derivatives, LLC	F026	2630	OFF	2,673	08/01/00	11/30/12	RNT	M	4,428.06	19.88				LCMTDE01
							RNT	M			08/01/07	4,562.01	20.48	
							RNT	M			08/01/08	4,566.38	20.50	
							RNT	M			08/01/09	4,704.48	21.12	
							RNT	M			08/01/10	4,844.81	21.75	
							RNT	M			08/01/11	4,989.03	22.40	
							RNT	M			08/01/12	5,138.84	23.07	
							EST	M	2,077.70	9.33				
							ESO	M	1,964.82	8.82				
CMT Derivatives, LLC	F026	2650	OFF	2,196	08/01/03	11/30/12	RNT	M	3,637.87	19.88				LCMTDE01
							RNT	M			08/01/07	3,747.82	20.48	
							RNT	M			08/01/08	3,751.50	20.50	
							RNT	M			08/01/09	3,864.96	21.12	
							RNT	M			08/01/10	3,980.25	21.75	
							RNT	M			08/01/11	4,099.20	22.40	
							RNT	M			08/01/12	4,221.81	23.07	
							EST	M	1,706.84	9.33				
							ESO	M	1,614.11	8.82

Report Date: 06/26/2007 8:14AM

Page 12
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
James J. Glasser	F026	2660	OFF	901	05/01/07	11/30/12	RNT	M	1,426.58	19.00				LJAMEJG01
							RNT	M			05/01/08	1,469.38	19.57	
							RNT	M			05/01/09	1,513.46	20.16	
							RNT	M			05/01/10	1,558.87	20.76	
							RNT	M			05/01/11	1,605.63	21.38	
							RNT	M			05/01/12	1,653.80	22.03	
							EST	M	693.16	9.23				
							ESO	M	655.49	8.73				
Shorenstein Realty Services LP	F026	2620	OFF	4,084	01/20/06	07/31/07	RNT	M	6,636.50	19.50				LSHORRE01
							EST	M	3,135.18	9.22				
							ESO	M	2,968.63	8.72				
Shorenstein Realty Services LP	F026	2626	OFF	875	05/01/06	07/31/07	RNT	M	1,421.88	19.50				LSHORRE01
							EST	M	655.89	9.00				
							ESO	M	620.26	8.51				
F026				27,163			Monthly Amt:		82,656.51					
							Annual Amt:		991,878.12	36.52				
Marsh USA Inc.	F024	2400	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F024				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07				
Marsh USA Inc.	F023	2300	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F023				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07

Report Date: 06/26/2007 8:14AM

Page 13
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
March USA Inc.	F022	2200	OFF	26,318	05/01/02	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F022				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07				
March USA Inc.	F021	2100	OFF	26,318	05/01/02	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F021				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07				
Vacant - 2030				5,836					0.00	0.00				
Vacant - 2040				1,648					0.00	0.00				
Arbour Group L.L.C.	F020	2020	OFF	6,040	11/01/02	04/30/08	RNT	M	5,285.00	10.50				LARBOGR01
							EST	M	4,629.33	9.20				
							ESO	M	4,378.36	8.70

Report Date: 05/29/2007 8:14AM

Page 14
Project: 0500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
Craftmaster Manufacturing, Inc	F020	2010	OFF	3,258	08/01/02	07/31/17	RNT	M	5,424.57	19.98				LCRAFMA01
							RNT	M			08/01/08	6,152.19	22.66	
							RNT	M			08/01/09	6,336.75	23.34	
							RNT	M			08/01/10	6,526.86	24.04	
							RNT	M			08/01/11	6,722.66	24.76	
							RNT	M			08/01/12	6,924.34	25.50	
							RNT	M			08/01/13	7,132.07	26.27	
							RNT	M			08/01/14	7,346.04	27.06	
							RNT	M			08/01/15	7,566.41	27.87	
							RNT	M			08/01/16	7,793.41	28.71	
							RNF	M			08/01/07			
							EST	M	2,482.14	9.14				
							EST	M			08/01/08			
							ESO	M	2,347.28	8.65				
							ESO	M			08/01/08			
Craftmaster Manufacturing, Inc	F020	2015	OFF	1,342	12/01/02	07/31/17	RNT	M	2,178.51	19.48				LCRAFMA01
							RNT	M			06/01/08	2,534.14	22.66	
							RNT	M			06/01/09	2,610.17	23.34	
							RNT	M			06/01/10	2,688.47	24.04	
							RNT	M			06/01/11	2,769.13	24.76	
							RNT	M			06/01/12	2,852.20	25.50	
							RNT	M			06/01/13	2,937.77	26.27	
							RNT	M			06/01/14	3,025.90	27.06	
							RNT	M			06/01/15	3,116.68	27.87	
							RNT	M			06/01/16	3,210.18	28.71	
							RNF	M			06/01/07			
							EST	M	1,022.05	9.14				
							EST	M			06/01/08			
							ESO	M	988.33	8.84				
							ESO	M			06/01/08			
Informatica Corporation	F020	2000	OFF	7,413	07/16/05	10/31/12	RNT	M	8,648.50	14.00				LINFOCO01
							RNT	M			11/01/07	8,957.38	14.50	
							RNT	M			11/01/08	9,266.25	15.00	
							RNT	M			11/01/09	9,575.13	15.50	
							RNT	M			11/01/10	9,884.00	16.00	
							RNT	M			11/01/11	10,192.88	16.50	
							EST	M	5,681.02	9.20				
							ESO	M	5,373.22	8.70

Report Date: 06/26/2007 8:14AM

Page 15
Project 5500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
F020				25,737			Monthly Amt:		48,418.24					
							Annual Amt:		581,016.48	32.18				
General Electric Capital Corp	F019	1900	OFF	26,318	12/01/01	11/30/12	RNT	M	38,380.42	17.50				LGENEEL01
							RNT	M			06/01/08	40,573.58	18.50	
							RNT	M			06/01/09	42,766.75	19.50	
							RNT	M			06/01/10	43,863.33	20.00	
							RNT	M			06/01/11	44,959.92	20.50	
							ESO	M	18,650.41	8.50				
F019				26,318			Monthly Amt:		57,030.83					
							Annual Amt:		684,369.96	26.00				
Vacant - 1818				5,842					0.00	0.00				
C.V. Starr & Co.	F018	1875	OTH	500	05/01/05	04/30/13	RNS	M	541.67	13.00				LCVUST01
							RNS	M			05/01/08	562.50	13.50	
							RNS	M			05/01/09	583.33	14.00	
							RNS	M			05/01/10	604.17	14.50	
							RNS	M			05/01/11	625.00	15.00	
							RNS	M			05/01/12	645.83	15.50	
General Electric Capital Corp	F018	1800	OFF	21,033	12/01/01	11/30/12	RNT	M	30,673.12	17.50				LGENEEL01
							RNT	M			06/01/08	32,425.87	18.50	
							RNT	M			06/01/09	34,178.62	19.50	
							RNT	M			06/01/10	35,055.00	20.00	
							RNT	M			06/01/11	35,931.37	20.50	
							ESO	M	14,834.85	8.46				
F018				27,375			Monthly Amt:		46,049.64					
							Annual Amt:		552,595.68	25.88

Report Date: 06/25/2007 8:14AM

Page 16
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
General Electric Capital Corp	F017	1700	OFF	28,048	12/01/01	11/30/12	RNT	M	40,903.33	17.50				LGENEEL01
							RNT	M			06/01/08	43,240.67	18.50	
							RNT	M			06/01/09	45,578.00	19.50	
							RNT	M			06/01/10	46,745.67	20.00	
							RNT	M			06/01/11	47,915.33	20.50	
							ESO	M	19,782.45	8.46				
F017				28,048			Monthly Amt:		60,685.78					
							Annual Amt:		728,229.36	25.96				
General Electric Capital Corp	F016	1600	OFF	28,128	12/01/01	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F016				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F015	1500	OFF	28,128	12/01/01	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F015				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F014	1400	OFF	28,128	12/01/01	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46

Report Date: 06/25/2007 8:14AM

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Page 17
Project 500WM01
Report ID: CM RNTROL

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
F014				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F013	1300	OFF	28,128	12/01/91	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F013				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F012	1300	OFF	28,208	12/01/91	11/30/12	RNT	M	41,136.67	17.50				LGENEEL01
							RNT	M			06/01/08	43,487.33	18.50	
							RNT	M			06/01/09	45,838.00	19.50	
							RNT	M			06/01/10	47,013.33	20.00	
							RNT	M			06/01/11	48,188.67	20.50	
							ESO	M	19,895.72	8.46				
F012				29,208			Monthly Amt:		61,032.39					
							Annual Amt:		732,388.68	25.96				
General Electric Capital Corp	F011	1100	OFF	46,314	12/01/91	11/30/12	RNT	M	67,541.25	17.50				LGENEEL01
							RNT	M			06/01/08	71,400.75	18.50	
							RNT	M			06/01/09	75,260.25	19.50	
							RNT	M			06/01/10	77,190.00	20.00	
							RNT	M			06/01/11	79,119.75	20.50	
							ESO	M	32,665.81	8.46				
F011				46,314			Monthly Amt:		100,207.06					
							Annual Amt:		1,202,484.72	25.96

Report Date: 06/26/2007 8:14AM

Page 18
Project 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
General Electric Capital Corp	F010	1000	OFF	46,554	12/01/91	11/30/13	RNT	M	67,891.25	17.50				LGENEEL01
							RNT	M			06/01/08	71,770.75	18.50	
							RNT	M			06/01/09	75,650.25	19.50	
							RNT	M			06/01/10	77,580.00	20.00	
							RNT	M			06/01/11	79,529.75	20.50	
							ESO	M	32,835.39	8.46				
F010				46,554		Monthly Amt:			100,726.64					
						Annual Amt:			1,208,719.68	25.96				

Active Leases	888,512		Monthly Amt:	3,260,125.34	
Vacancy	75,060		Annual Amt:	27,302,004.06	30.80
Total Sq Ft	963,572				

Charge Code Frequencies:
M - Monthly A - Annual
Q - Quarterly O - One-time
S - Semi-annual

Tenants shown in *italics* represent leased spaces with future start dates. SF is not included in totals.

SCHEDULE II

[Reserved]

(Attached)

SCHED. II-1

SCHEDULE III

Required Repairs

SCHED. III-1

SCHEDULE IV

Organizational Chart of Borrower

(Attached)

SCHED. IV-1

500 West Monroe Ownership Structure Chart

(Draft June 20, 2007)

Dated as of June 19, 2007

Broadway Partners Value-Added Fund III

Structure Chart

SCHEDULE V

Forms of Certificates for Financial Reporting

SCHED. V-I

SCHEDULE V-A

Form of Certificate with respect to Annual and Quarterly Financials

SCHED. V-A-1

[Mezz A]

SCHEDULE V-A

CERTIFICATE WITH RESPECT TO ANNUAL AND QUARTERLY FINANCIALS

This Certificate with Respect to Annual or Quarterly Financials (this “Certificate”) dated                     , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Mezz I LLC (“Borrower”) in connection with that certain Mezzanine A Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

1.	To the best of Borrower’s knowledge:

(a) The attached financial statement presents fairly the financial condition and the results of operations of Borrower, Mortgage Borrower and the Property being reported upon and has been prepared in accordance with [GAAP/another accounting basis].

(b) as of the date hereof [select one of the following options]:

             there exists no Event of Default under the Loan Documents or Mortgage Loan Documents executed and delivered by, or applicable to, Borrower,

             there exists an Event of Default under the Loan Documents or Mortgage Loan Documents executed and delivered by, or applicable to, Borrower or Mortgage Borrower, described as follows: [Describe the nature of the Event of Default, the period of time it has existed and the action being taken as of the date hereof to remedy same.]

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name: Title: Authorized Signatory

[Mezz A]

SCHEDULE V-A-1

RENT ROLL

[Mezz A]

SCHEDULE V-A-2

NET CASH FLOW SCHEDULE

SCHEDULE V-B

Form of Certificate with respect to Monthly Financials

SCHED. V-B-1

[Mezz A]

SCHEDULE V-B

CERTIFICATE WITH RESPECT TO MONTHLY FINANCIALS

This Certificate with Respect to Monthly Financials (this “Certificate”) dated                     , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Mezz I LLC (“Borrower”) in connection with that certain Mezzanine A Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender that the information contained in (a) the rent roll attached hereto as Exhibit VB-l and (b) to the best of Borrower’s knowledge, the Net Cash Flow Schedule attached hereto as Exhibit VB-1 is true, correct, accurate and complete and that the attached Net Cash Flow Schedule fairly presents the financial condition and results of the operations of Borrower, Mortgage Borrower, the Property, and the Collateral (subject in each case to normal year-end adjustments), in each case for the period set forth therein.

BORROWER: BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name: Title: Authorized Signatory

[Mezz A]

SCHEDULE V-B-1

RENT ROLL

[Mezz A]

SCHEDULE V-B-2

NET CASH FLOW SCHEDULE

SCHEDULE VI

Litigation

SCHED. VI-1

SCHEDULE VII

Intentionally Deleted

SCHED. VII-1

SCHEDULE VIII

Intentionally Deleted

SCHED. VIII-1

SCHEDULE IX

Form of Certificate for Required Repairs

or

for Replacements from the Rollover/Replacement Reserve Funds

SCHED. IX-1

SCHEDULE IX

OFFICER’S CERTIFICATE WITH RESPECT TO LEASING EXPENSES FROM THE

ROLLOVER/REPLACEMENT RESERVE FUND

This Officer’s Certificate with Respect to Leasing Expenses from the Rollover/Replacement Reserve Fund (this “Certificate”) dated             , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Mezz I LLC (“Borrower”) in connection with that certain Mezzanine A Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

1. Borrower designates the following lease as the lease (“Lease”) with respect to which this certificate relates: Lease dated              between                                  as landlord and                                  as tenant (as amended).

2. A disbursement in the amount of $             from the Rollover/Replacement Reserve Fund is hereby requested.

3. Borrower certifies that the aforesaid Leasing Expenses have been incurred by Borrower.

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

[If disbursement relates to tenant improvement or leasing commission obligations, attach copies of paid or to be paid invoices. If required by Lender, attach lien waivers and releases from all parties furnishing more than $250,000 (the receipt of such lien waivers shall be a condition to the requested disbursement only if the aggregate amount of all such required lien waivers not received by Lender (including those in connection with all prior disbursements under Section 7.4 of the Loan Agreement) equals or exceeds $250,000).]

SCHEDULE X

Form of Draw Request

SCHED. X-1

SCHEDULE X

DRAW REQUEST

The undersigned, pursuant to that certain Mezzanine A Loan Agreement dated July 11, 2007 between Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) and Broadway 500 West Monroe Mezz I LLC (“Borrower”) (the “Loan Agreement”) hereby requests a disbursement in the amount of $             from the Rollover/Replacement Reserve Fund.

The capitalized terms not defined herein shall have the definitions ascribed to them in the Loan Agreement.

Date:            , 20

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

OFFICER’S CERTIFICATE

WITH RESPECT TO LEASING EXPENSES

FROM THE ROLLOVER/REPLACEMENT RESERVE FUND

(to be attached)

SCHEDULE XI

Intentionally Deleted

SCHED. XI-1

SCHEDULE XII

[Reserved]

SCHED. XII-1

SCHEDULE XIII

Material Agreements

NONE

SCHED. XIII-1

SCHEDULE XIV

Form of Rate Cap Confirmation

SCHED. XIV-1

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	July 11, 2007

TO: ATTENTION: TELEPHONE: FACSIMILE:	Broadway 500 West Monroe Mezz I LLC Tyler Wiggers 212-810-4038 646-607-7894	CC: Brian McLaughlin Chatham Financial FAX: 610-925-3125

FROM: TELEPHONE: FACSIMILE:	Derivatives Documentation 212-272-2711 212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER: FXNCC9798

This Transaction is entered into in connection with a Collateral Assignment of Interest Rate Cap Agreement between Broadway 500 West Monroe Mezz I LLC and Morgan Stanley Mortgage Capital Holdings LLC, with an Acknowledgement by Bear Stearns Financial Products Inc.

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“BSFP”) and Broadway 500 West Monroe Mezz I LLC, a limited liability company organized under the laws of Delaware (“Counterparty”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Notional Amount:	USD 65,600,000

Trade Date:	July 10, 2007

Effective Date:	July 11, 2007

Termination Date:	August 15, 2009

Fixed Amount (Premium):

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	July 12, 2007

Fixed Amount:	USD 215,300

Floating Amounts:

Floating Rate Payer:	BSFP

Cap Rate:	5.50000%

Floating Rate Payer Period End Dates:	The 15th calendar day of each month during the Term of this Transaction, commencing August 15, 2007 and ending on the Termination Date, with No Adjustment.

Floating Rate Payer Payment Dates:	Three Business Days prior to the 9th calendar day of each month during the Term of this Transaction, commencing three Business Days prior to August 9, 2007 and ending three Business Days prior to August 9, 2009; provided that such ninth calendar day shall first be adjusted in accordance with the Preceding Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that all references in Sections 7.1(w)(xvii) and 7.1(w)(xx) of the Definitions to “on the day that is two London Banking Days preceding that Reset Date” shall be deleted and replaced with “on the day that is two New York and London Banking Days preceding that Reset Date”.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Preceding

Rounding:

Notwithstanding anything to the contrary in Section 8.1 of the Definitions, the Floating Rate Option shall be rounded upward, if necessary, to the nearest one-thousandth

(1/1000th) of a percentage point.

3. Additional Provisions:	1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4. Downgrade Event.

In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “AA-” by Standard and Poor’s Ratings Services, Inc. (“S&P”), or any successor thereto or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s Investors Service, Inc., (“Moody’s”) or any successor thereto (and together with S&P, the “Rating Agencies”, and such rating thresholds,

“Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, BSFP shall, either (i) at its own expense, seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, or (ii) post collateral on terms acceptable to the

Rating Agencies,; provided that, notwithstanding such a

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

downgrade, withdrawal or qualification, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing clause (ii), BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

Notwithstanding the foregoing, in the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “BBB-” by S&P or “Baa3” by Moody’s, then within 20 days after such rating downgrade, BSFP shall, at its own expense, secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement; provided that, notwithstanding such a downgrade, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing, BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

5.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a) “Specified Entity” is not applicable to BSFP or Counterparty for any purpose.

(b) “Specified Transaction” is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The “Cross Default” provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

(e) The “Automatic Early Termination” provision of Section 6(a) will not apply to BSFP or to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g) “Termination Currency” means United States Dollars.

3) Tax Representations. Not applicable

4) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless BSFP is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party, or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party.

5) Documents to be Delivered. For the purpose of Section 4(a) of the ISDA Form Master Agreement:

(1)	Tax forms, documents, or certificates to be delivered are:

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BSFP and the Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty	Any documents required by the delivery of this receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case	Upon the execution and Agreement and such Confirmation	Yes

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
maybe

BSFP and the Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be	Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP	Legal opinion(s) with respect to such party and its Credit Support Provider, if any, for it reasonably satisfactory in form and substance to the other party relating to the enforceability of the party’s obligations under this Agreement.	Upon the execution and delivery of this Agreement and any Confirmation	No

6) Miscellaneous. Miscellaneous

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212)272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Facsimile:	(212)272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	Broadway 500 West Monroe Mezz I LLC 375 Park Ave Suite 2107 New York, NY 10152
Attention:	Tyler Wiggers
Facsimile:	(646) 607-7894
Phone:	(212)810-4038

with a copy to:

Address:	Chatham Financial Corporation 235 Whitehorse Lane Kennett Square, PA 19348
Attention:	Brian McLaughlin
Facsimile:	(610) 925-3125
Phone:	(484) 731-0210

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c) of the ISDA Form Master Agreement:

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent;	Not Applicable

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document, Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

 BSFP: Not Applicable

 The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(I) BSFP will not unreasonably withhold or delay its consent to an assignment of this Agreement to any other third party.

(m) For purposes of Section 6(e) of the ISDA Form Master Agreement, set-off and counterclaim will not apply.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

(n) BSFP is a U.S. entity and no withholding tax is payable. In the event that BSFP is no longer a U.S. entity or its obligations or this Agreement is transferred to a non-U.S. entity then the following provisions will apply and the Termination Events in Sections 5(b)(ii) and 5(b)(iii) will no longer be exercisable by BSFP:

(a) Section 2(d)(i)(4) of the ISDA Form Master Agreement is amended by (i) deleting the words “However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:”; and (ii) deleting subsections (A) and (B).

(b) Section 2(d)(ii) of the ISDA Form Master Agreement will not apply to Counterparty.

(c) Section 4(e) of the ISDA Form Master Agreement will not apply to the Counterparty.

(d) The definition of “Indemnifiable Tax” contained in Section 14 of the ISDA Form Master Agreement is deleted and is replaced with the following: “‘Indemnifiable Tax’ means any and all withholding tax.”

7) “Affiliate”. Neither party shall be deemed to have any Affiliates for purposes of this Agreement.

8) The ISDA Form Master Agreement is hereby amended as follows:

(a) Counterparty shall be precluded from payment of any out-of-pocket expenses required under Section 11 of the ISDA Form Master Agreement and incurred by BSFP related to the enforcement and protection of BSFP’s rights under the Agreement with respect to this Transaction;

(b) BSFP covenants that it will not present or institute a petition for Counterparty’s bankruptcy in respect of this Transaction (nor will BSFP join in any such petition) for 365 days after the Loan (as defined herein) is paid in full. The “Loan” means the loan made under the Loan Agreement dated as of July 11, 2007 (as amended, modified or supplemented and in effect from time to time), by and between Counterparty, as borrower and Morgan Stanley Mortgage Capital Holdings LLC as lender.

9) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:-

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.”

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

6.	Account Details and Settlement Information:	Payments to BSFP:

Citibank, N.A., New York

ABA Number 021-0000-89, for the account of

Bear, Stearns Securities Corp.

Account Number: 0925-3186, for further credit to

Bear Stearns Financial Products Inc.

Sub-account Number: 102-04654-1-3

Attention: Derivatives Department

Payments to Counterparty: [Please provide]

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Leticia Chevere
	Name:	Leticia Chevere
	Title:	Authorized Signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name:
Title:

lm

SCHEDULE XV

Market Rent

	Base Rental	TI/LC’s (New Leases and Replacement Leases with New Tenants)	TI/LC’s (Replacement Leases with Existing Tenants)	Free Rent
Floors 1-19:
5-year term:	$20.00 per SF per annum	$40.00 per SF	$25.00 per SF	8 months
10-year term:	$20.00 per SF per annum	$75.00 per SF	$44.00 per SF	15 months

Floors 20-35:
5-year term:	$22.00 per SF per annum	$40.00 per SF	$25.00 per SF	8 months
10-year term:	$22.00 per SF per annum	$75.00 per SF	$44.00 per SF	15 months

Floors 36 and above:
5-year term:	$25.00 per SF per annum	$40.00 per SF	$25.00 per SF	8 months
10-year term:	$25.00 per SF per annum	$75.00 per SF	$44.00 per SF	15 months

Retail:
5-year term:	$30.00 per SF per annum	$22.00 per SF +4.5% of total base rent	$12.00 per SF + 4.5% of total base	None.
10-year term:	$30.00 per SF per annum	$22.00 per SF + 4.5% of total base rent	$12.00 per SF + 4.5% of total base rent	None.

SCHED. XV-1

PLEDGE AND SECURITY AGREEMENT

(MEZZANINE A LOAN)

PLEDGE AND SECURITY AGREEMENT (MEZZANINE A LOAN) (this “Agreement”), dated as of 11th day of July, 2007, by BROADWAY 500 WEST MONROE MEZZ I LLC, a New York limited liability company, having an office at c/o Broadway Partners, LLC, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”), in favor of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020, as Lender (collectively, with its successors and assigns, “Lender”).

RECITALS

WHEREAS, MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as mortgage lender (“Mortgage Lender”) is the holder of a loan in the maximum principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00) (the “Mortgage Loan”) to BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company (“Mortgage Borrower”), which Mortgage Loan is evidenced by that certain Promissory Note dated as of the date hereof made by Mortgage Borrower in favor of Mortgage Lender (as the same may be amended, restated, supplemented, split, consolidated or otherwise modified from time to time, the “Note”), and is secured by, among other things, a first priority Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated as of the date hereof, made by Mortgage Borrower in favor of Mortgage Lender, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”) which Mortgage encumbers, among other things, the real property as more fully described therein (the “Property”);

WHEREAS, Borrower owns 100% of the membership interests in Mortgage Borrower;

WHEREAS, Borrower is indebted to Lender with respect to a loan in the maximum principal amount of up to SIXTY-FIVE MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($65,600,000.00), or so much thereof as may be advanced pursuant to the Loan Agreement (defined below) (the “Loan”), which Loan is evidenced by the Note (as defined in the Loan Agreement); and

NOW, THEREFORE, in consideration of the premises and to induce Lender to make the Loan and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees with Lender as follows:

1. Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Agreement” means this Pledge and Security Agreement (Mezzanine A Loan), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Article 8 Matter” shall have the meaning set forth in Section 19 hereof.

“Borrower” shall have the meaning set forth in the Preamble hereto.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York or the State of Delaware, as applicable.

“Collateral” shall have the meaning set forth in Section 2 hereof.

“Debt” shall have the meaning set forth in the Loan Agreement.

“Event of Default” shall have the meaning set forth in the Loan Agreement.

“Lender” shall have the meaning set forth in the Preamble hereto.

“Lien” shall have the meaning set forth in the Loan Agreement.

“Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” means that certain Mezzanine A Loan Agreement of even date herewith between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” means the Note, the Loan Agreement, this Agreement, the UCC-1 Financing Statements, the Guaranty of Recourse Obligations of Borrower (Mezzanine A Loan), the Environmental Indemnity Agreement (Mezzanine A Loan), the Subordination of Management Agreement (Mezzanine A Loan), the Mezzanine Cash Management Agreement and the other documents and instruments entered into in connection with the Loan.

“Mezzanine Cash Management Agreement” means the Mezzanine A Cash Management Agreement, of even date herewith, among Borrower, Lender and Key Bank, National Association, as agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Borrower” has the meaning ascribed to such term in the Recitals.

“Mortgage Borrower’s Certificate of Formation” means the certificate of formation of Mortgage Borrower, dated March 27, 2007, and issued by the Secretary of State of the State of Delaware.

“Mortgage Borrower Company Agreement” means the limited liability company agreement of Mortgage Borrower, dated the date hereof.

“Mortgage Borrower Formation Documents” means the Mortgage Borrower Company Agreement, Mortgage Borrower’s Certificate of Formation and its other Organizational Documents.

“Mortgage Lender” shall have the meaning set forth in the Recitals hereto.

“Net Liquidation Proceeds After Debt Service” shall have the meaning set forth in the Loan Agreement.

“Organizational Documents” shall have the meaning set forth in the loan Agreement.

“Pledged Interests” means the limited liability company membership interests of Borrower in Mortgage listed on Schedule I attached hereto, together with all membership interests, capital stock or other equity interests of, and all other right, title and interest now owned or hereafter acquired by, Borrower in and to, Mortgage Borrower, together with (a) all options, warrants, and other rights now or hereafter acquired by Borrower in respect of such membership interests, capital stock or other equity interests (whether in connection with any capital increase, recapitalization, reclassification, or reorganization of Mortgage Borrower or otherwise) and all other property, rights or instruments of any description at any time issued or issuable as an addition to or in substitution for such membership interests, capital stock or other equity interests; (b) all certificates, instruments, or other writings representing or evidencing interests in Mortgage Borrower, and all accounts and general intangibles arising out of, or in connection with, the interests in Mortgage Borrower; (c) any and all moneys or property due and to become due to Borrower now or in the future in respect of the interests in Mortgage Borrower, or to which Borrower may now or in the future be entitled in its capacity as a member, shareholder or other equity holder of Mortgage Borrower, whether by way of a dividend, distribution, return of capital or otherwise; (d) all other claims which Borrower now has or may in the future acquire in its capacity as a member, shareholder or other equity holder of Mortgage Borrower against Mortgage Borrower and its property; and (e) all rights of Borrower under the Mortgage Borrower Formation Documents (and all other agreements, if any, to which Borrower is a party from time to time which relate to its ownership of the interests Mortgage Borrower), including, without limitation, all voting and consent rights of Borrower arising thereunder or otherwise in connection with Borrower’s ownership of the interests in Mortgage Borrower.

“Proceeds” shall mean (i) Borrower’s share, right, title and interest in and to all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable to Borrower by Mortgage Borrower with respect to the Pledged Interests whether payable as profits, dividends, distributions, asset distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code; (ii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of Borrower relating to the foregoing; and (iii) all cash or non-cash proceeds of any of the foregoing.

“Property” shall have the meaning set forth in the Recitals hereto.

“Special Damages” shall have the meaning set forth in Section 19(j) hereof.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

(i) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(ii) The word “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to.”

2. Pledge; Grant of Security Interest. Borrower hereby pledges and grants to Lender, as collateral security for the prompt and complete payment and performance when due by Borrower (whether at the stated maturity, by acceleration or otherwise) of the Debt, a first priority security interest in all of Borrower’s right, title and interest to the following (the “Collateral”):

(i) all Pledged Interests;

(ii) all right, title and interest of Borrower in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Interests and any other Collateral;

(iii) all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and

(iv) any Net Liquidation Proceeds After Debt Service; and

(v) to the extent not otherwise part of the Pledged Interests, all Proceeds, income and profits thereof and all property received in exchange or substitution thereof, of any of the foregoing property of Borrower (including, without limitation, any proceeds of insurance thereon).

Mortgage Borrower has evidenced its acknowledgement and consent to the pledge and grant given hereby, by execution and delivery of an Acknowledgement and Consent in the form attached hereto as Exhibit A.

3. Certificates and Powers. Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to Lender each original certificate evidencing the Pledged Interests (which certificates shall constitute “security certificates” (as defined in the Code)), together with an undated limited liability company membership power with respect to each such certificate, duly executed in blank.

4. Representations and Warranties. Borrower represents and warrants as of the date hereof that:

(a) no authorization, consent of or notice to any other Person (including, without limitation, any member, partner, shareholder or creditor of Borrower or Mortgage Borrower) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by Borrower of any of the Collateral to Lender or the subsequent transfer thereof by Lender pursuant to the terms hereof;

(b) the Pledged Interests listed on Schedule I attached hereto have been duly and validly issued and are fully paid and non-assessable and constitute all of the issued and outstanding equity interests in Mortgage Borrower (other than the non-economic “springing member” interest) and have been delivered to Lender concurrently herewith;

(c) Borrower is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Interests listed on Schedule I attached hereto free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement, and the Pledged Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement);

(d) upon delivery of the “security certificate” (as defined in Section 8-102(a)(16) of the Code) representing the Pledged Interests endorsed to Lender or in blank by an effective endorsement, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Interests constituting the membership interests in Mortgage Borrower and related Proceeds pursuant to the. New York UCC, enforceable as such against all creditors of Borrower and any Persons purporting to purchase any Pledged Interests and related Proceeds from Borrower, free from any adverse claim;

(e) upon the filing of the UCC-l financing statements referred to in Section 12 with the Secretary of State of the State of Delaware, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on all Collateral (other than the Pledged Interests constituting the membership interests in Mortgage Borrower and related Proceeds) pursuant to the UCC, enforceable as such against all creditors of Borrower and any Persons purporting to purchase any such Collateral (other than the Pledged Interests constituting the membership interests in Mortgage Borrower and related Proceeds) from Borrower, free from any adverse claim;

(f) the principal place of business and chief executive office of Borrower is located at the address set forth on Schedule II attached hereto;

(g) the exact legal name of Borrower is set forth on Schedule II attached hereto;

(h) Borrower is organized under the laws of the State of Delaware;

(i) there currently exist no certificates, instruments or writings representing the Pledged Interests other than the certificates delivered to Lender;

(j) the equity interests in Mortgage Borrower have been validly issued and fully paid for as provided in the Mortgage Borrower Company Agreement;

(k) there are no options, warrants or other agreements (other than the Mortgage Borrower’s Certificate of Formation) with respect to the Collateral outstanding;

(l) intentionally deleted;

(m) Schedule II states Borrower’s (1) name as indicated on the public record in Borrower’s jurisdiction of organization, (2) type of entity, (3) organizational identification number, (4) principal place of business and chief executive office, (5) jurisdiction of incorporation or formation, (6) name under which Borrower does business, if other than its legal name, and (7) address for the past six years, or if less, the date since which it has been so located;

(n) the Pledged Interests (i) are “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) are “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) and (iii) are not credited to a “securities account” (within the meaning of Section 8-501 (a) of the Code); and

(o) the Mortgage Borrower Company Agreement and the certificates evidencing the Pledged Company Interests each states that the Pledged Company Interests are “securities” as such term is defined in Article 8 of the UCC as in effect in the state of Delaware.

5. Covenants. Borrower covenants and agrees with Lender that, from and after the date of this Agreement until the Debt (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) is paid in full:

(a) Acknowledgements of Parties. If Borrower shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive a membership certificate (including, without limitation, any certificate representing a distribution or a dividend in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Interests, or otherwise in respect thereof, Borrower shall accept the same as Lender’s agent, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Borrower to Lender, if required, together with an undated membership interest power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional security for the Debt. Any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of Mortgage Borrower shall be paid over to Lender to be held by it hereunder as additional security for the Debt, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of Mortgage Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Lender to be held by it, subject to the terms hereof, as additional security for the Debt. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by Borrower, Borrower shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Borrower, as additional security for the Debt.

(b) Without the prior written consent of Lender, Borrower shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Mortgage Borrower to issue any equity interests or to issue any other securities convertible into or granting the right to purchase or exchange for any equity interests in Mortgage Borrower, or (ii) except as permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Borrower shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever and shall take all such other action as is necessary to remove any Lien or claim on or to the Collateral other than those created hereby or otherwise permitted under the Loan Documents.

(c) At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower shall promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including without limitation filing UCC financing, amendment or continuation statements, provided that the amount of the Debt shall not be increased thereby nor any other terms or provisions of the Loan materially altered and provided that Borrower’s obligations and liabilities under the Loan Documents shall not be increased nor its rights under the Loan Documents decreased. Borrower hereby authorizes Lender to file any such financing statement, or amendment or continuation statement, without the signature of Borrower, to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

(d) Borrower shall not amend or modify the Mortgage Borrower Company Agreement in any material respect other than as permitted in accordance with the Loan Agreement.

(e) Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Pledged Interests and such other reports in connection with the Pledged Interests as Lender may reasonably request, all in reasonable detail.

(f) Borrower will not (A) change the location of its chief executive office or principal place of business from that specified in Section 4(e), or (B) change its name, identity or structure, or (C) reorganize under the laws of another jurisdiction, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Lender, (ii) all action reasonably necessary or advisable, in Lender’s reasonable opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Interests shall have been taken and (iii) it shall have provided Lender with an updated “Eagle 9” UCC Policy or other comparable UCC insurance policy acceptable to Lender (except in connection with the event described in (A) above).

(g) Borrower shall pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h) Borrower shall not enter into any agreement whereby it transfers or cedes its voting rights in Mortgage Borrower or otherwise restricts its voting rights in any way.

(i) Intentionally deleted.

(j) Borrower shall notify Lender of any contemplated change to the information provided on Schedule II hereof, at least thirty (30) days prior to such change taking effect.

(k) Borrower shall not take any action to (i) cause the Pledged Interests not to be (A) “securities” (within the meaning of Sections 8-102(a)(15) and 8-103 of the Code) or (B) “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) or (ii) credit the Pledged Interests to a “securities account” (within the meaning of Section 8-501(a) of the Code).

6. Certain Understandings of Parties; Registration of Pledge: Control of Pledged Collateral. Etc.

(a) The parties acknowledge and agree that (i) all of the Pledged Interests (A) have been “certificated” and are “certificated securities” within the meaning of Section 8-102(a)(14) of the Code, (B) the membership certificates delivered to Lender on the date hereof representing the Pledged Interests constitute a “security certificate”, (C) are “securities” (as defined in Section 8-102(a)(15) of the Code) governed by Article 8 of the Code, (ii) are not and will not be dealt in or traded on securities exchanges or securities markets, and (iii) during the term of this Agreement, the Pledged Interests are not and will not be “investment company securities” within the meaning of Section 8-103 of the Code.

(b) In the event that Lender assigns its interest in the Loan in accordance with the Loan Agreement, upon Lender’s written request Borrower will promptly execute and deliver or cause Mortgage Borrower to execute and deliver, as applicable, a revised version of the document attached as Exhibit A in favor of the assignee thereof.

7. Cash Dividends: Voting Rights. Subject to the Mortgage Cash Management Agreement (relating to the application of distributions to pay the Loan) and the provisions of the Mezzanine Cash Management Agreement, unless an Event of Default shall have occurred and be continuing, Borrower shall be permitted to receive all profits, losses, income, surplus, return on capital, and equity interest distributions and all other proceeds paid in the normal course of business of Mortgage Borrower and to exercise all voting, consent, administration, management and other powers, rights and remedies of Borrower with respect to the Pledged Interests or other Collateral, provided that no vote shall be cast or right exercised or other action taken which, in Lender’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents.

8. Rights of Lender.

(a) If an Event of Default shall occur and be continuing, Lender shall have the right to receive any and all income, distributions, proceeds or other property received or paid in respect of the Pledged Interests or other Collateral and make application thereof to the Debt, in such order as Lender, in its sole discretion, may elect, in accordance with the Loan Documents. If an Event of Default shall occur and be continuing, then all certificates representing Pledged Interests at Lender’s option, shall be registered in the name of Lender or its nominee (if not already so registered), and Lender or its nominee may thereafter exercise (i) all voting and all equity and other rights pertaining to the Pledged Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Mortgage Borrower or upon the exercise by Borrower or Lender of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of Lender under this Agreement shall not be conditioned or contingent upon the pursuit by Lender of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other security therefor, guarantee thereof or right of offset with respect thereto. To the extent permitted by applicable law, Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c) Upon satisfaction in full of the Debt and payment of all amounts owed on the Note, Lender’s rights under this Agreement shall terminate and Lender shall deliver to Borrower the certificates and stock powers executed by Borrower in connection herewith and Lender shall deliver to Pledgor UCC-3 termination statements or similar documents and agreements to terminate all of Lender’s rights under this Agreement and all other Loan Documents.

(d) Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with the sale provided for in Sections 9 or 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Lender shall be responsible to Borrower for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f) If Borrower fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest at the Default Rate if such expenses are not paid on demand within five (5) days of written demand therefor, shall be payable by Borrower to Lender on demand and shall constitute obligations secured hereby.

9. Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Debt:

(a) all rights and remedies of a secured party under the Code and such additional rights and remedies to which a secured party is entitled at law or in equity, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and Borrower agrees to take all such action as may be reasonably appropriate to give effect to such right);

(b) Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) Lender in its discretion may, in its name or in the name of Borrower or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Borrower, Mortgage Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Borrower, which right or equity of redemption is hereby waived or released (but only to the extent permitted by applicable law). Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Debt, in such order as specified in Section 9-615 of the Code, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the

Code, need Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, except for any claims, damages and demands it may have against Lender arising from the willful misconduct, bad faith or gross negligence of Lender or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least fifteen (15) days before such sale or other disposition.

(d) Notwithstanding anything else herein to the contrary, Lender shall be entitled to exercise its rights under Section 8 hereof to register the certificates representing the Pledged Interests in the name of Lender or its nominee (if not already so registered) or this Section 9(d) to collect, receive, appropriate and realize upon the Collateral only upon the expiration of a period often (10) Business Days commencing on the date on which notice of such intention to exercise any of such rights shall have been given by Lender to Borrower in accordance with Section 19(e) hereof, which notice may, at Lender’s option, be included within any notice furnished by Lender to Borrower under Section 10.6 of the Loan Agreement.

(e) The rights, powers, privileges and remedies of Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Lender at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Lender hereunder.

10. Private Sales. (a) Borrower recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit Mortgage Borrower or Borrower to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Mortgage Borrower or Borrower would agree to do so.

(b) Borrower further shall use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Interests pursuant to this Section 10 valid and binding and in compliance with any and all other requirements of applicable law. Borrower further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement, or any defense relating to Lender’s willful misconduct or bad faith.

(c) Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Borrower hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Lender has acted in a commercially reasonable manner in conducting such private sale.

11. Limitation on Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to use reasonable care. Borrower hereby agrees that Lender shall be deemed to have used reasonable care with respect to Collateral in its possession if it deals with such Collateral in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

12. Financing Statements; Other Documents. On the date hereof, Borrower hereby authorizes Lender to file UCC-1 financing statements with respect to the Collateral. Borrower agrees to deliver any other document or instrument which Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

13. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender, Lender is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Agreement or the Loan Agreement and taking any action in connection therewith and executing any instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes hereof including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings that Lender may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender, with respect to any of the Collateral; and

(d) to execute, in connection with the sale provided for in Section 9 or 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral, including, without limitation, to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Mortgage Borrower or other entity issuing such Collateral, to the name of Lender or any nominee.

Lender hereby agrees only to exercise the power of attorney powers set forth in the immediately preceding sentence only upon the occurrence and continuation of an Event of Default.

If so requested by Lender, Borrower shall ratify and confirm any such sale or transfer by executing and delivering to Lender at Borrower’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may reasonably be designated in any such request.

14. Intentionally Deleted.

15. Construction. All covenants, representations, terms and conditions contained in this Agreement applicable to Mortgage Borrower, Pledged Interests or any Mortgage Borrower Formation Documents shall be deemed to apply to Mortgage Borrower, Pledged Interests or the Mortgage Borrower Formation Documents, individually (and to the extent applicable to the type of Collateral in question). It shall constitute an Event of Default (as defined in the Loan Agreement) if any covenant, representation, term or condition contained in this Agreement applicable to Mortgage Borrower, Pledged Interests or Mortgage Borrower Formation Documents (and to the extent applicable to the type of Collateral in question) is breached (beyond any applicable notice and cure periods) with respect to Mortgage Borrower, Pledged Interests or Mortgage Borrower Formation Documents.

16. Non-Recourse. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Borrower hereunder to the same extent and with the same force as if fully set forth herein.

17. Indemnity. Borrower agrees that the terms and provisions of Section 10.13 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

18. Intentionally Deleted.

19. Miscellaneous.

(a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c) No Waiver; Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Section 19(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(d) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Agreement shall be binding upon and shall inure to the benefit of Borrower and the respective successors and assigns of Borrower and shall inure to the benefit of Lender and its successors and assigns; provided Borrower shall not have any right to assign its rights hereunder except in accordance with the Loan Agreement. The rights of Lender under this Agreement shall automatically be transferred to any permitted transferee to which Lender transfers the Note and Loan Agreement.

(e) Notices. Notices by Lender to Borrower to be effective shall be in writing (including by facsimile transmission), addressed or transmitted to Borrower at the address or facsimile number of Borrower set forth in the Loan Agreement, and shall be deemed to have been duly given or made in accordance with the terms and provisions of Section 10.6 of the Loan Agreement.

(f) Governing Law.

(i) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(ii) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Broadway Partners

375 Park Avenue, Suite 2107

New York, New York 10152

Attention:	Jason P. Semmel, Esq. (Fax No. (212) 658-9379)
and Alan Rubenstein ((Fax No. (646) 224-8145), by
separate notice to each

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS

AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(g) Agents. Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(h) Irrevocable Authorization and Instruction to Mortgage Borrower. Borrower hereby authorizes and instructs Mortgage Borrower and any servicer of the Loan to comply with any instruction received by it from Lender in writing that is in accordance with the terms of this Agreement, without any other or further instructions from Borrower, and Borrower agrees that Mortgage Borrower and any servicer shall be fully protected in so complying, absent gross negligence, bad faith or willful misconduct.

(i) Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(j) WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION. BORROWER AND LENDER EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN BORROWER AND LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO A BUSINESS RELATIONSHIP WITH BORROWER. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, BORROWER SHALL AND HEREBY DOES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK (AND ANY APPELLATE COURTS

TAKING APPEALS THEREFROM). BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER BORROWER OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON BORROWER AT THE ADDRESS OF BORROWER AND TO THE ATTENTION OF SUCH PERSON AS SET FORTH IN THIS SECTION 19.

(k) No claim may be made by Borrower against Lender, its affiliates and its respective directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Borrower hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(l) Irrevocable Proxy. Solely with respect to Article 8 Matters (as defined hereinafter), Borrower hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Borrower’s true and lawful proxy, for and in Borrower’s name, place and stead to vote the Pledged Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters only to the extent that an Article 8 Matter was put to vote by a party other than Lender. The proxy granted and appointed in this Section 18(1) shall include the right to sign Borrower’s name (as a member of Mortgage Borrower) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interests that applicable law may permit or require to cause the Pledged Interests to be voted in accordance with the preceding sentence. Borrower hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter that Borrower has granted or appointed. Borrower will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the Borrower pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Borrower’s obligations. As used herein, “Article 8 Matter” means any action, decision, determination or election by Mortgage Borrower or its member(s) prior to the termination of this Agreement that Mortgage Borrower’s membership interests or other equity interests, or any of them, will “opt out” from being a “security” as defined in and governed by Article 8 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Steven R. Maeglin
	Name:	Steven R. Maeglin
	Title:	Vice President

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONSENT

BROADWAY 500 WEST MONROE FEE LLC (“Mortgage Borrower”) hereby acknowledges receipt of a copy of that certain Pledge and Security Agreement (the “Pledge Agreement”) granted by BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company (“Borrower”) to and for the benefit of Lender (as defined therein) and agrees that Borrower is bound thereby. Mortgage Borrower agrees to notify Lender promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

Dated: July     , 2007

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:
Name:
Title:

Dated: July     , 2007

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

SCHEDULE I

DESCRIPTION OF PLEDGED INTERESTS

Issuer	Owner	Class of [Membership/Partnership] Interest	Percentage of [Membership/Partnership] Interests
Broadway 500 West Monroe Fee LLC	Borrower	Member	100%

SCHEDULE II

Borrowers	Chief Executive Office/Principal Place of Business	Type of Entity	Organizational Identification Number	Jurisdiction of Incorporation or Formation	Name under which Borrower does business, if other than its legal name	Date located at present address if less than six years
Broadway 500 West Monroe Mezz I LLC	c/o Broadway Partners, LLC 375 Park Avenue Suite 2107 New York, New York 10152	Delaware limited liability company	4378782	Delaware	N/A	N/A

MEZZANINE A CASH MANAGEMENT AGREEMENT

Dated: as of July 11, 2007

among

BROADWAY 500 WEST MONROE MEZZ I LLC,

as Borrower,

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

as Lender,

and

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,

as Agent

MEZZANINE A CASH MANAGEMENT AGREEMENT

MEZZANINE A CASH MANAGEMENT AGREEMENT (this “Agreement”),. dated as of July 11, 2007, among BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company (“Borrower”), MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (“Lender”), and KEYCORP REAL ESTATE CAPITAL MARKETS, INC. (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Mezzanine A Loan Agreement (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated the date hereof between Borrower and Lender, Lender has made a loan to Borrower in the principal amount of up to $65,600,000.00, or so much thereof as may be advanced pursuant to the Loan Agreement;

WHEREAS, pursuant to a certain Loan Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”) dated as of the date hereof between BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company (“Mortgage Borrower”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (“Mortgage Lender”). Mortgage Lender has made a loan to Mortgage Borrower in the principal amount of $150,000,000.00 (the “Mortgage Loan”):

WHEREAS, pursuant to the Mortgage Loan Agreement and the Mortgage Cash Management Agreement (as defined below) entered into in connection therewith all funds after required disbursements will be periodically transferred to the Mezzanine Collection Account (as defined below); and

WHEREAS, pursuant to this Agreement, and in accordance with the Organizational Documents of Mortgage Borrower, Mortgage Borrower shall direct the deposit of Mortgage Borrower dividends and other distributions to Borrower (collectively, “Mortgage Borrower Distributions”) equal to amounts owed from time to time on the Mezzanine Obligations (as defined below) to the Mezzanine A Deposit Account (as defined below), and Borrower intends to make payment on the Mezzanine Obligations from the amounts in the Mezzanine A Deposit Account.

NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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I. DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:

“Accounts”: means, collectively, the Mezzanine A Deposit Account, the Mezzanine Debt Service Account, the Mezzanine B Collection Account and the Rollover/Replacement Reserve Account.

“Agent”: KeyCorp Real Estate Capital Markets, Inc., as agent under this Agreement, together with its successors and assigns.

“Agreement”: this Mezzanine A Cash Management Agreement dated as of the date hereof among Borrower, Lender and Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Borrower”: Broadway 500 West Monroe Mezz I LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Collateral” as defined in Section 5.2(a).

“Eligible Account”: shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution”: shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by S&P, P 1 by Moody’s and F 1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Lender”: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, together with its successors and assigns.

“Mezzanine A Deposit Account”: as defined in Section 2.1(a).

“Mezzanine B Collection Account”: as defined in Section 2.1(c).

“Mezzanine Collection Account”: as defined in the Mortgage Cash Management Agreement.

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“Mezzanine Debt Service Account”: as defined in Section 2.1(b).

“Mezzanine Obligations”: as defined in Section 5.2(a)

“Mortgage Borrower”: Broadway 500 West Monroe Fee LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Mortgage Borrower Distributions”: as defined in the Recitals hereto.

“Mortgage Cash Management Agreement”: means that certain Cash Management Agreement dated as of the date hereof among Mortgage Lender, Mortgage Borrower, Agent, and Broadway Real Estate Services, LLC, as property manager, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Lender”: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, together with its successors and assigns.

“Permitted Investments”: shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the next occurring Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home

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Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and after a Securitization otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies,, rated by at least one Rating Agency in the highest short term rating category and after a Securitization, otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

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(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and after a Securitization, otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and after a Securitization, otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and after a Securitization, otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) after a Securitization, each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted

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Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment

“Rollover/Replacement Reserve Account”: as defined in Section 2.1(d).

“UCC”: as defined in Section 5.1(a)(iv).

II. THE ACCOUNTS

Section 2.1 Establishment of Accounts. Agent hereby acknowledges and confirms that it has established and shall maintain the following Accounts:

(a) An account into which funds shall be transferred pursuant to the Mortgage Cash Management Agreement (the “Mezzanine A Deposit Account”):

(b) An account (which may be a subaccount of the Mezzanine A Deposit Account) into which Mortgage Borrower Distributions shall be made for the payment of Debt Service under the Loan (the “Mezzanine Debt Service Account”):

(c) An account (which may be a subaccount of the Mezzanine A Deposit Account) into which Mortgage Borrower Distributions shall be made for the payment of the sums required to be deposited pursuant to Section 3.3(a)(iv) hereof (the “Mezzanine B Collection Account”) and

(d) An account (which may be a subaccount of the Mezzanine A Deposit Account) into which Borrower shall deposit, or cause to be deposited, Lease Termination Payments and sums required to be deposited pursuant to the Loan Agreement for the payment of Leasing Expenses, Replacements and Required Repairs (the “Rollover/Replacement Reserve Account”).

Section 2.2 Deposits into Mezzanine A Deposit Account. Pursuant to the Mortgage Cash Management Agreement, funds shall be periodically transferred from the Mezzanine Collection Account to the Mezzanine A Deposit Account. Mortgage Borrower from time to time may deposit funds into the Mezzanine A Deposit Account from other sources of Mortgage Borrower, but not from Rents that are to be deposited into the Deposit Account established pursuant to the Mortgage Cash Management Agreement.

Section 2.3 Account Names.

(a) The Accounts shall be in the name of Borrower, for the benefit of Lender, as secured party; provided, however, that in the event Lender transfers or assigns the Loan, Agent,

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at Lender’s request, shall change the name of the Accounts to the name of the transferee or assignee. In the event Lender retains a Servicer to service the Loan, Agent, at Lender’s request, shall comply with the instructions of Servicer, as agent for Lender.

Section 2.4 Eligible Accounts/Characterization of Accounts. Agent shall maintain each Account as an Eligible Account. Each Account is and shall be treated either as a “securities account” as such term is defined in Section 8-501 (a) of the UCC or a “deposit account” as defined in Section 9-102(a)(29) of the UCC. Agent acknowledges and agrees that the Accounts are intended to be securities accounts. In its capacity as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), Agent hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Agent shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to each related Account. All securities or other property underlying any financial assets credited to each Account shall be registered in the name of Agent, indorsed to Agent or in blank or credited to another securities account maintained in the name of Agent and in no case will any financial asset credited to any Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.

Section 2.5 Permitted Investments. Sums on deposit in the Accounts shall not be invested except in Permitted Investments. Except during the existence of any Event of Default, Borrower shall have the right to direct Agent to invest sums on deposit in the Accounts in Permitted Investments; provided, however, in no event shall Borrower direct Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of Debt Service. Borrower hereby irrevocably authorizes and directs Agent to apply any income earned from Permitted Investments to the Mezzanine Deposit Account. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Mezzanine Deposit Account by Borrower no later than one (1) Business Day following such liquidation. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Accounts shall be assigned the federal tax identification number of Borrower, which number is 26-0432247.

III. DEPOSITS

Section 3.1 Initial Deposits. Borrower shall not be required to make any initial deposits into the Accounts.

Section 3.2 Additional Deposits. Borrower shall make such additional deposits into the Accounts as may be required by the Loan Agreement. In the event that on any Payment Date the amounts in the Mezzanine Debt Service Account are insufficient to pay the Debt Service due on such date, Borrower shall deposit funds in the amount of such insufficiency into the Mezzanine Debt Service Account not later than the time specified in Section 2.3.4 of the Loan Agreement (which deposit shall be made from funds of Borrower and not from Rents that are to be deposited into the Deposit Account established pursuant to the Mortgage Cash Management Agreement).

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Section 3.3 Disbursements from the Mezzanine A Deposit Account.

(a) Agent shall withdraw all available funds on deposit in the Mezzanine A Deposit Account on every Business Day of each calendar month and disburse such funds in the following amounts and order of priority:

(i) First, funds sufficient to pay the Debt Service for the next calendar month shall be deposited into the Mezzanine Debt Service Account;

(ii) Second, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited into the Mezzanine Debt Service Account;

(iii) Third, funds sufficient to pay any other amounts then payable under the Loan shall be deposited into the Mezzanine Debt Service Account;

(iv) Fourth, if any of the Mezzanine Loan B, Mezzanine Loan C, and/or Mezzanine Loan D are outstanding, and provided no Event of Default exists, all amounts remaining in the Mezzanine A Deposit Account after deposits for items (i) through (iii) above shall be deposited in the Mezzanine B Collection Account; and

(v) Fifth, if none of the Mezzanine Loan B, the Mezzanine Loan C, and the Mezzanine Loan D are outstanding, and provided no Event of Default exists, all amounts remaining in the Mezzanine A Deposit Account after deposits for items (i) through (iii) above shall be paid to or as directed by Borrower.

(b) Notwithstanding the foregoing, upon the occurrence of a Liquidation Event on any date other than a Payment Date, Agent shall disburse the related Net Liquidation Proceeds After Debt Service to Lender within one (1) Business Day of its receipt thereof.

(c) Any funds deposited into the Mezzanine Debt Service Account pursuant to Section 3.3(a)(i) through (iii) above shall be deemed to be a Mortgage Borrower Distribution, except to the extent such funds are paid from additional deposits made by Borrower pursuant to Section 3.2 above.

IV. WITHDRAWALS

Section 4.1 Withdrawals From Mezzanine Debt Service Account. Lender shall have the right to withdraw funds from the Mezzanine Debt Service Account to pay the monthly Debt Service amount on or after the Payment Date such Debt Service is due, together with any late payment charges, interest accruing at the Default Rate, and other amounts then payable under the Loan, subject to Section 4.4 hereof.

Section 4.2 Withdrawals from the Rollover/Replacement Reserve Account. Agent shall disburse funds on deposit in the Rollover/Replacement Reserve Account in accordance with the written request of Borrower approved in writing by Lender. Lender shall so approve provided all the procedures and requirements set forth in Section 7.4 or Section 2.1.5, as applicable, of the Loan Agreement for such withdrawal have been complied with.

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Section 4.3 Withdrawals from the Mezzanine B Collection Account. Provided no Event of Default exists, on each Payment Date Agent shall withdraw from the Mezzanine B Collection Account, all amounts then remaining in the Mezzanine B Collection Account and, (i) for so long as the Mezzanine Loan B is outstanding, deposit the same into the Mezzanine B Deposit Account (as defined in the Mezzanine B Loan Agreement, such disbursements being deemed distributions from Borrower to Mezzanine Borrower B), (ii) if the Mezzanine Loan B is not then outstanding, deposit the same into the Mezzanine C Deposit Account (as defined in the Mezzanine C Loan Agreement) for so long as the Mezzanine Loan C is then outstanding (such disbursements being deemed distributions from Borrower to Mezzanine Borrower B and from Mezzanine Borrower B to Mezzanine Borrower C), and (iii) if neither the Mezzanine Loan B nor the Mezzanine Loan C is outstanding, deposit the same into the Mezzanine D Deposit Account (as defined in the Mezzanine D Loan Agreement), for so long as the Mezzanine Loan D is then outstanding (such disbursements being deemed distributions from Borrower to Mezzanine Borrower B, from Mezzanine Borrower B to Mezzanine Borrower C and from Mezzanine Borrower C to Mezzanine Borrower D).

Section 4.4 Insufficiency of Funds. The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Lender shall use commercially reasonable efforts to notify Borrower of any such insufficiency, but failure to give such notice shall not be a defense by Borrower against any enforcement of any remedies Lender may have under the Loan Documents.

Section 4.5 Sole Dominion and Control. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Agent, subject to the terms hereof. Borrower shall not have the right of withdrawal with respect to Accounts except with the prior written consent of Lender. Agent shall have the right and agrees to comply with instructions originated by Lender with respect to the disposition of funds in the Accounts, in each case without the further consent of Borrower or any other Person. Agent shall comply with all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender directing transfer or redemptions of any financial asset relating to any Account without further consent by Borrower or any other Person.

Section 4.6 Distributions. Transfers of Borrower’s funds from any of the Accounts to or for the benefit of any Mezzanine Borrower B shall constitute distributions to Mezzanine Borrower B, and must comply with the requirements as to distributions of the Delaware Limited Liability Company Act. The provisions of this Cash Management Agreement and the other Loan Documents shall not create a debtor-creditor relationship between Borrower and any Mezzanine Lender.

V. PLEDGE OF ACCOUNTS

Section 5.1 Intentionally Omitted.

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Section 5.2 Security for Mezzanine Obligations. (a) To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under the Loan Agreement, the Note, the Pledge Agreement and all other Loan Documents (all such obligations, collectively, the “Mezzanine Obligations”), Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):

(i) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts, including, without limitation, all deposits or wire transfers made to the Accounts;

(ii) any and all Permitted Investments;

(iii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

(iv) to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) of any or all of the foregoing.

(b) Lender and Agent, as agent for Lender, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

Section 5.3 Rights on Default. Upon the occurrence of an Event of Default, Lender shall promptly notify Agent of such Event of Default and, without notice from Agent or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lender or Agent to transfer from) the Accounts, (b) Lender may direct Agent to liquidate and transfer any amounts then in the Accounts invested in Permitted Investments to the Mezzanine Deposit Account or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lender, or Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Collateral, and (c) Lender may apply any Collateral to any Mezzanine Obligations in such order of priority as Lender may determine.

Section 5.4 Financing Statement; Further Assurances. Borrower hereby authorizes Lender to file a financing statement or statements in connection with the Collateral in the form required by Lender to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent or Lender may reasonably request, in order to

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perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 5.5 Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Mezzanine Obligations. Upon payment and performance in full of the Mezzanine Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Agent and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.

VI. RIGHTS AND DUTIES OF LENDER AND AGENT

Section 6.1 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Agent nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Agent and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lender, their respective Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from such Person’s gross negligence or willful misconduct, provided that nothing in this Article VI shall be deemed to relieve Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Lender nor Agent shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

Section 6.2 Indemnity. Agent, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Agent and Lender, their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Agent or Lender in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Agent’s or Lender’s gross negligence or willful misconduct.

Section 6.3 Reliance. Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has

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been duly authorized to do so. Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Agent shall not be liable for any act or omission done or omitted to be done by Agent in reliance upon any instruction, direction or certification received by Agent and without gross negligence or willful or reckless misconduct.

Section 6.4 Resignation of Agent. (a) Agent shall have the right to resign as Agent hereunder upon thirty (30) days’ prior written notice to Borrower and Lender, and in the event of such resignation, Borrower shall appoint a successor Agent which must be an Eligible Institution. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent’s notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent.

(b) In connection with any resignation by Agent, (i) the resigning Agent shall, at the sole cost of Borrower, (A) duly assign, transfer and deliver to the successor Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute and/or authorize such financing statements and other instruments as may be necessary to assign to the successor Agent the security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Lender or the successor Agent in connection with the foregoing and (ii) the successor Agent shall establish in its name, as secured party, cash collateral accounts, which shall become the Accounts for purposes of this Agreement upon the succession of such Agent.

(c) Lender at its sole discretion shall have the right, upon thirty (30) days notice to Agent, to substitute Agent with a successor Agent that satisfies the requirements of an Eligible Institution or to have one or more of the Accounts held by another Eligible Institution, provided that such successor Agent shall perform the duties of Agent pursuant to the terms of this Agreement.

Section 6.5 Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Agent or Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to Borrower, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender and Agent in connection therewith shall be paid by Borrower.

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Section 6.6 Acknowledgment of Lien/Offset Rights. Agent hereby acknowledges and agrees that (a) the Accounts shall be held by Agent in the name of Lender, (b) all funds held in the Accounts shall be held for the benefit of Lender, (c) all Permitted Investments credited to the Mezzanine Deposit Account are held for the benefit of Lender, (d) Borrower has granted to Lender a first priority security interest in the Collateral, (e) Agent shall not disburse any funds or transfer Permitted Investments, as the case may be, from the Accounts except as provided herein, and (f) Agent shall invest and reinvest any balance of the Accounts in Permitted Investments. Agent hereby waives any right of offset, banker’s lien or similar rights against, or any assignment of, or security interest or other interest in, the Collateral.

VII. REMEDIES

Section 7.1 Remedies. Upon the occurrence of an Event of Default, Lender or Agent, as agent for Lender, may:

(a) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Mezzanine Obligations or any part thereof;

(b) in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and

(c) demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.

Section 7.2 Waiver. Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

VIII. MISCELLANEOUS

Section 8.1 Transfers and Other Liens. Borrower agrees that it will not (a) sell or otherwise dispose of any of the Collateral or (b) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.

Section 8.2 Lender’s Right to Perform Borrower’s Obligations; No Liability of Lender. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender.

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Section 8.3 No Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Agent or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any, such right or remedy or acquiescence therein. Every right and remedy granted to Agent and/or Lender hereunder or by law may be exercised by to Agent and/or Lender at any time and from time to time, and as often as to Agent and/or Lender may deem it expedient. Any and all of Agent’s and/or Lender’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding ((a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal compromise or other indulgence granted by the to Agent and/or Lender in the event of an default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by to Agent and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower to Agent and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice to Agent’s and/or Lender’s right, without notice or demand, to take any action against Borrower or to exercise an other power of sale, option or any other right or remedy.

Section 8.4 Expenses. The Collateral shall secure, and Borrower shall pay to Agent and Lender and/or Agent’s and Lender’s counsel on demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, an transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and/or Lender under this Agreement, the Loan Agreement, the Note, the Pledge Agreement, or the other Loan Documents. Standard and customary fees and charges associated with the Accounts shall be included on a monthly consolidated account analysis statement which Agent shall submit to Borrower for Borrower’s payment. This statement shall set forth the fees and charges payable for such month, including, but not limited to, reasonable fees and reasonable expenses incurred in connection with this Agreement and be accompanied by reasonably detailed supporting documentation. Agent shall be entitled to charge the Accounts for such fees and expenses a indicated by the analysis statement.

Section 8.5 Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

Section 8.6 No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

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Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

Section 8.8 Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 8.8. Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand or the next day if sent by an overnight commercial courier addressed to the parties as follows:

If to Lender:	Morgan Stanley Mortgage Capital Holdings, LLC
1221 Avenue of the Americas
New York, New York 10020
Attention: James Flaum & Kevin Swartz
Fax No.: (212) 507-4139/4146

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Arm: John M. Zizzo, Esq.
Fax No.: (212) 504-6666

If to Borrower:	Addressed to Borrower
c/o Broadway Partners
375 Park Avenue, Suite 2107
New York, New York 10152
Attention: Jason P. Semmel, Esq. (Fax No.
(212) 658-9379) and Alan Rubenstein ((Fax No.
(646) 224-8145), by separate notice to each

With a copy to:	Seyfarth Shaw LLP
1270 Avenue of the Americas
New York, New York 10020
Attention: Stephen Epstein, Esq.
Fax No.: (212) 218-5526

After July 30, 2007:

620 Eighth Avenue
New York, New York 10018

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And a copy to:	c/o Broadway Partners
375 Park Avenue, Suite 2107
New York, New York 10152
Attention: Jonathon K. Yormak
Fax No.: (212) 658-9392

If to Agent:	KeyBank Real Estate Capital
1717 Main Street, Suite 1000
Dallas, TX 75201
Attention: Servicing

With a copy to:	KeyBank Real Estate Capital
911 Main Street, Suite 1500
Kansas City, MO 64105
Attention: Cash Management
Fax No.: (816) 221-8051

Section 8.9 Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 8.10 Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” and the “securities intermediary’s jurisdiction” of the Agent (within the meaning of Sections 8-110 and 9-304 of the UCC), respectively.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts.

Section 8.12 Exculpation. Notwithstanding anything to the contrary contained in this Agreement, the liability of Borrower hereunder shall be limited as set forth in Section 9.4 of the Loan Agreement and the provisions of Section 9.4 of the Loan Agreement are hereby incorporated into this Agreement as if fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC

By	/s/ Illegible
Name:
Title:

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name:	Jonathan L. Frey
	Title:	Vice President

AGENT:

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

By:	/s/ Andy Lindenman
	Name:	Andy Lindenman
	Title:	Vice President

ENVIRONMENTAL INDEMNITY AGREEMENT

(MEZZANINE A LOAN)

ENVIRONMENTAL INDEMNITY AGREEMENT (MEZZANINE A LOAN) (this “Agreement”) made as of the 11th day of July, 2007, by BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, having its principal place of business c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”). BROADWAY PARTNERS PARALLEL FUND B III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, BROADWAY PARTNERS PARALLEL FUND P III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 and BROADWAY PARTNERS REAL ESTATE FUND III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (hereinafter individually and collectively referred to as “Guarantor”; Borrower and Guarantor hereinafter referred to, individually and collectively, as the context may require, as “Indemnitor”), in favor of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (“Indemnitee”) and other Indemnified Parties (as defined in the Loan Agreement).

RECITALS:

Morgan Stanley Mortgage Capital Holdings LLC, as mortgage lender (“Mortgage Lender”), is making a loan to Broadway 500 West Monroe Fee LLC, (“Mortgage Borrower”) in the principal sum of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) (the “Mortgage Loan”) pursuant to that certain Loan Agreement of even date herewith between Mortgage Borrower and Mortgage Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Mortgage Loan Agreement”).

Mortgage Borrower is the owner of certain real property more particularly described in Exhibit A attached hereto (said real property being referred to as the “Land”; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the “Property”).

Borrower owns one hundred percent (100%) of the membership interests in Mortgage Borrower.

Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of up to SIXTY FIVE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($65,600,000.00) pursuant to that certain Mezzanine A Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). which Loan shall be evidenced by the Note (as defined in the Loan Agreement) and secured by, among other things, the Pledge Agreement (as defined in the Loan Agreement).

Indemnitee is unwilling to make the Loan unless Indemnitor agrees jointly and severally to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

In order to induce the Indemnitee to make the Loan to Borrower, and in consideration of the substantial benefit each and every Indemnitor will derive from the Loan:

ARTICLE I. DEFINITIONS

Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (excluding lost revenue, and consequential damages), diminution in value, actual out-of-pocket losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense). “Losses” exclude losses, costs and expenses incurred by Indemnitee as a result of its own gross negligence or willful misconduct.

ARTICLE II. INDEMNIFICATION

Section 2.01 INDEMNIFICATION. Indemnitor covenants and agrees, jointly and severally, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by any Indemnitor, Mortgage Borrower or any Person affiliated with any Indemnitor, Mortgage Borrower and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any Indemnitor, any Person affiliated with any Indemnitor, Mortgage Borrower and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any environmental lien encumbering the Property; (f) any acts of any Indemnitor, any Person affiliated with any Indemnitor, Mortgage Borrower and any tenant or other user of the Property in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Materials which causes the incurrence of costs for remediation; and (g) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Security Instrument relating to environmental matters.

Section 2.02 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, or (ii) if Indemnified Parties reasonably determine that (a) Indemnitor’s attorneys and professionals are not defending any claim or proceeding in a manner reasonably acceptable to Indemnified Parties, or (b) their interests, in connection with any claims or proceedings, conflict with those of any Indemnified Party or Indemnitor, such Indemnified Parties may, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided, however, so long as no Event of Default then exists, Indemnified Parties shall not, without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld, delayed or conditioned, (1) settle, compromise or prejudice Indemnitor or (2) consent to the entry of any judgment against Indemnitor, in any such claim or proceeding, unless the Indemnified Parties agree in writing to release Indemnitor from any and all obligations with respect to such settlement, compromise or judgment. Upon demand, Indemnitor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of third party attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith, provided, however, lndemnitor shall not be obligated to pay for fees and disbursements of more than one set of attorneys (in addition to Indemnitor’s own attorneys) regardless of the number of Indemnified Parties.

Section 2.03 SUBROGATION. Indemnitor shall take any and all commercially reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

Section 2.04 INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the Default Rate from the date payment was due.

Section 2.05 SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive for a period of one (1) year after the Outside Date (defined below) provided, however, Indemnitor shall not have any obligations or liabilities under this Agreement with respect to any Losses which relate to facts or circumstances first occurring subsequent to the date upon which all of the Pledged Interests are transferred to Lender or Lender’s nominee through foreclosure, exercise of a power of sale or acceptance by Lender of an assignment in lieu of foreclosure. The term “Outside Date” shall mean the earlier of (i) repayment of the Loan in full or (ii) a transfer of the Pledged Interests through foreclosure, exercise of a power of sale or acceptance by Lender of any assignment in lieu of foreclosure. Notwithstanding the foregoing, the obligations and liabilities of Indemnitor under this Agreement shall survive indefinitely solely with respect to any liabilities and obligations arising solely from Hazardous Materials that (x) arose or were present on the Property prior to the date of the transfer of all of the Pledged Interests to Lender or Lender’s nominee through foreclosure, exercise of a power of sale or acceptance by Lender of an assignment in lieu of foreclosure, or (y) were the result of any act or omission of Indemnitor and/or any of its Affiliates, agents or contractors.

Section 2.06 NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Materials on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 5.01 hereof.

ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01 REPRESENTATIONS, WARRANTIES AND COVENANTS. Indemnitor hereby makes the authority representations and warranties contained in Section 4.1 and the environmental representations, warranties and covenants contained in Sections 4.1 and 5.1 of the Loan Agreement and agree that the same are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

ARTICLE IV. GENERAL

Section 4.01 UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Pledge Agreement or any other Loan Document to or with Indemnitee by any Indemnitor or any Person who succeeds any indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Pledge Agreement or any of the other Loan Document, (ii) any sale or transfer of all or part of the Collateral, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement or any of the other Loan Documents limiting Indemnitee’s recourse to the Collateral or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against any Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Note, the Loan Agreement, the Pledge Agreement or any of the other Loan Documents or herein, (v) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to file any UCC financing statements (or Indemnitee’s improper filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

Section 4.02 ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Pledge Agreement, or any other Loan Documents or the Collateral, through UCC foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Pledge Agreement, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; mdemnitor is fully and personally liable for such obligations, and their liability is not limited to the original or amortized principal balance of the Loan or the value of the Collateral.

Section 4.03 WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of any Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any lndemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statues of limitations of repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right. Each Guarantor further waives all rights and defenses that such Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:

(i) The Indemnified Parties may collect from such Principal without first foreclosing on any real or personal property collateral pledged by Borrower.

(ii) If any Indemnified Party forecloses on any Collateral pledged by Borrower:

(A) The amount of the Debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price.

(B) The Indemnified Parties may collect from such Principal even if such Indemnified Party, by foreclosing on the Collateral, has destroyed any right such Principal may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each Principal may have because Borrower’s Debt is secured by real property.

(b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

ARTICLE V. MISCELLANEOUS

Section 5.01 NOTICES. All notices required or permitted hereunder shall be given and shall become effective as provided in the Loan Agreement. Notices to Guarantor shall be addressed as follows:

Broadway Partners Parallel Fund P III, L.P.,

Broadway Partners Parallel Fund B III, L.P. and

Broadway Partners Real Estate Fund III, L.P.

c/o Broadway Partners

375 Park Avenue, Suite 2107

New York, New York 10152

Attention: Jason P. Semrnel, Esq. (fax # 212-658-9379) and

Alan Rubenstein (fax # 646-224-8145), by separate notice to each

With a copy to:

Seyfarth Shaw LLP

1270 Avenue of the Americas

New York, New York 10020

Attention: Stephen Epstein, Esq.

Facsimile: (212) 218-5526

After July 30, 2007:

620 Eighth Avenue

New York, New York 10018

And a copy to:

Broadway Real Estate Services, LLC

One Penn Plaza, Suite 3915

New York, New York 10119

Attention: Renee Regensberg

Facsimile: (646) 514-7470

Section 5.02 NO THIRD-PARTY BENEFICIARY. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those Persons included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

Section 5.03 DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.04 NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.05 HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.06 NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee, and no rights or obligation of Indemnitee may be assigned except to a subsequent holder of the Note. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. Subject to the terms and provisions of Section 2.05 of this Agreement, this Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

Section 5.07 JOINT AND SEVERAL LIABILITY. If Indemnitor consists of more than one Person, the obligations and liabilities of each such Person hereunder are joint and several.

Section 5.08 RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

Section 5.09 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents or would otherwise have at law or in equity.

Section 5.10 INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

Section 5.11 GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

Section 5.12 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.13 INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that Indemnitor (and its representative, executing below, if any) has full power, authority and legal right to execute this Agreement and to perform all its obligations under this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR: BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
	Title:	Authorized Signatory

INDEMNITOR: GUARANTOR:

BROADWAY PARTNERS PARALLEL FUND B III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title:

BROADWAY PARTNERS REAL ESTATE FUND III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title:

BROADWAY PARTNERS PARALLEL FUND P III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title:

SUBORDINATION OF MANAGEMENT AGREEMENT

(MEZZANINE A LOAN)

THIS SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of the 11th day of July, 2007 by and among BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, having its principal place of business c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”), BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company, having its principal place of business c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Mortgage Borrower”) to MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (“Lender”), and is acknowledged and consented to by BROADWAY REAL ESTATE SERVICES, LLC, a Delaware limited liability company, having an office c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Manager”).

RECITALS:

A. Lender has advanced a loan to Borrower in the principal sum of up to SIXTY FIVE MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($65,600,000.00) (the “Loan”), or so much thereof as may be advanced pursuant to that certain Mezzanine A Loan Agreement of even date herewith between Borrower and Lender (as same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).

B. The Loan is evidenced by the Note (as defined in the Loan Agreement) and secured by, among other things, the Pledge Agreement (as defined in the Loan Agreement) which grants Lender a first lien on the Collateral encumbered thereby (as defined in the Pledge Agreement). The Note, the Loan Agreement, the Security Instrument, this Agreement and any of the other documents evidencing or securing the Loan are collectively referred to as the “Loan Documents”.

C. Mortgage Borrower is the fee owner of the real property located at 500 West Monroe Street in Chicago, Illinois (the “Property”), and Borrower is the owner of 100% of the direct or indirect ownership interests in Mortgage Borrower.

D. Pursuant to the Management Agreement (a true and correct copy of which Management Agreement is attached hereto as Exhibit A), Mortgage Borrower employed Manager exclusively to rent, lease, operate and manage the Property and Manager is entitled to certain management fees (the “Management Fees”) thereunder.

E. Lender requires as a condition to the making of the Loan that Manager subordinate its interest under the Management Agreement in lien and payment to the Note, the Loan Agreement, the Pledge Agreement and the other Loan Documents as set forth below and that Manager and Mortgage Borrower execute and deliver this Agreement to Lender.

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F. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1. Intentionally Omitted.

2. Covenants. Borrower, Mortgage Borrower and Manager hereby covenant with Lender that during the term of this Agreement, except as expressly permitted under the Loan Agreement: (a) neither Borrower, Mortgage Borrower nor Manager shall transfer the responsibility for the management of the Property to any other Person except in accordance with the Loan Agreement; (b) neither Borrower, Mortgage Borrower nor Manager shall modify or amend any of the terms or provisions of the Management Agreement or surrender or terminate the Management Agreement except in accordance with the terms of the Loan Agreement; and (c) Borrower or Manager, as the case may be, shall, in the manner provided for in this Agreement, give notice to Lender of any notice or information that Borrower or Manager, as the case may be, receives which indicates that Mortgage Borrower or Manager has given notice to terminate or surrender the Management Agreement or that Manager is otherwise discontinuing its management of the Property.

3. Termination. This Agreement and all of Lender’s right, title and interest hereunder with respect to the Management Agreement shall automatically terminate upon the repayment in full of the Loan.

4. Estoppel. Manager represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to an assignment by Mortgage Borrower to Mortgage Lender as security for the Mortgage Loan, (b) neither Manager nor Mortgage Borrower is in default under any of the terms, covenants or provisions of the Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (c) neither Manager nor Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement and (d) the Management Fees and all other sums due and payable to Manager under the Management Agreement as of the date hereof have been paid in full.

5. Agreement by Borrower, Mortgage Borrower and Manager; Lender’s Right to Replace Manager. Mortgage Borrower, Borrower and Manager hereby agree that if (a) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default, (c) there exists a default by Manager under the Management Agreement, beyond any applicable cure and grace periods contained in the Management Agreement or (d) Manager has engaged in fraud, gross negligence or willful misconduct, during the term of this Agreement, then in any such event, at the option of Lender exercised by written notice to Borrower, Mortgage Borrower and Manager, Lender may exercise its rights under this Agreement and may immediately terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a Qualified Manager pursuant to a Replacement Management

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Agreement. Manager shall be entitled to all fees earned by Manager through the date of such termination. Following any such termination, Manager shall apply all rents, security deposits, issues, proceeds and profits of the Property then or at any time thereafter held by, or under the control of, Manager in accordance with Lender’s written directions to Manager; provided that if Manager shall have also received any such direction from Mortgage Lender, the direction of Mortgage Lender shall govern. Concurrently with such transfer, Borrower and Mortgage Borrower shall execute a Subordination of Management Agreement in the form then used by Lender and Borrower shall use commercially reasonable efforts to cause the Qualified Manager to execute such Subordination of Management Agreement.

6. Subordination of Management Agreement and Management Fees. The Management Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held, by Manager in and to the Property, and the Management Fees and all rights and privileges of Manager to the Management Fees, are and shall be in all respects subordinate and inferior to all payments under the Loan Documents and to all liens and security interests created or to be created for the benefit of Lender, and securing the repayment of the Note and the obligations under the Loan Documents including, without limitation, those created under the Pledge Agreement covering among other things, the Collateral and all renewals, extensions, increases, supplements, amendments, modifications or replacements thereof.

7. Management Fees. Borrower, Mortgage Borrower and Manager hereby agree that Manager shall not be entitled to receive any fee, commission or other amount payable to Manager under the Management Agreement for and during any period of time that any amount due and owing Lender under the Note and the Loan Agreement is not paid when due; provided, however, that Manager shall not be obligated to return or refund to Lender any fee, commission or other amount already received by Manager, and to which Manager is entitled under the Management Agreement, prior to the date on which Manager receives written notice from Lender of such amount due and owing but unpaid by Borrower. Notwithstanding anything herein to the contrary, in no event shall Manager be obligated to perform any services or duties under the Management Agreement without payment therefor as provided in the Management Agreement.

8. Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Agreement and the terms and provisions of Section 5.1.18 of the Loan Agreement, a copy of which Manager acknowledges receiving. Manager agrees that it will act in conformity with the provisions of this Agreement and Section 5.1.18 of the Loan Agreement and Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new Qualified Manager and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Agreement; and (b) that it shall, in the manner provided for in this Agreement, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

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9. Further Assurances. Manager further agrees to (a) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (b) on request from Lender, furnish Lender with copies of such information as Borrower is entitled to receive under the Management Agreement and (c) cooperate with Lender’s representative in any inspection of all or any portion of the Property. Manager hereby acknowledges that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Property (the “Permits”) may be held by, or on behalf of, Manager. By executing this Agreement, Manager (i) agrees that it is holding or providing all such Permits for the benefit of Mortgage Borrower and (ii) hereby agrees that as security for the repayment of the Debt by Borrower in accordance with the Loan Agreement, to the extent permitted by applicable law, Manager hereby grants to Lender a security interest in and to the Permits. Moreover, Manager hereby agrees that, upon an Event of Default, it will assign the Permits to Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Lender until such time as Lender can obtain such Permits in its own name or the name of a nominee.

10. Intentionally Omitted.

11. Manager Not Entitled to Rents. Manager acknowledges and agrees that it is collecting and processing the Rents solely as the agent for Mortgage Borrower and Manager has no right to, or title in, the Rents. Notwithstanding anything to the contrary in the Management Agreement, Manager acknowledges and agrees that the Rents are the sole property of Mortgage Borrower, encumbered by the lien of the Mortgage Loan Documents in favor of Mortgage Lender (as defined in the Loan Agreement). In any bankruptcy, insolvency or similar proceeding, Manager, or any trustee acting on behalf of Manager, waives any claim to the Rents other than as such Rents may be used to pay the fees and compensation of Manager pursuant to the terms and conditions of the Management Agreement.

12. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with Section 10.3 of the Loan Agreement.

13. Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in Section 10.6 of the Loan Agreement.

All notices to Manager shall be addressed as follows:

Broadway Real Estate Services, LLC

c/o Broadway Partners

375 Park Avenue, Suite 2107

New York, New York 10152

Attention:    Jason P. Semmel, Esq. (fax # 212-658-9379) and

                     Alan Rubenstein (fax # 646-224-8145), by separate notice to each

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With a copy to:

Seyfarth Shaw LLP

1270 Avenue of the Americas

New York. New York 10020

Attention:    Stephen Epstein, Esq.

Facsimile:     (212) 218-5526

After July 30, 2007:

620 Eighth Avenue

New York, New York 10018

And a copy to:

Broadway Real Estate Services, LLC

One Perm Plaza, Suite 3915

New York, New York 10119

Attention:    Renee Regensberg

Facsimile:     (646) 514-7470

14. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

15. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever. The provisions of Section 9.4 of the Loan Agreement with respect to Borrower and Mortgage Borrower only are hereby incorporated by reference as if the text of such Section were set forth in its entirety herein.

16. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

17. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18. WAIVER OF TRIAL BY JURY. EACH BORROWER, MANAGER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE,

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RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, BORROWER OR MANAGER, ITS RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

19. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

20. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding, masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

21. Secondary Market. Lender may sell, transfer and deliver the Note and assign the Loan Agreement, the Pledge Agreement, this Agreement and the other Loan Documents to one or more Investors in a Secondary Market Transaction. In connection with such Secondary Market Transaction, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Loan Agreement, the Pledge Agreement, this Agreement and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a Servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such Servicer to the extent applicable.

22. Miscellaneous. (a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

(c) In the event of a conflict or inconsistency between the terms of this Agreement and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

23. Joint and Several Liability. If Borrower consists of more than one Person, each Borrower shall be jointly and severally liable for the obligations of all Borrowers under this Agreement.

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IN WITNESS WHEREOF the undersigned have executed this Subordination of Management Agreement as of the date and year first written above.

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

MORTGAGE BORROWER:

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name:	Jonathan L. Frey
	Title:	Vice President

MANAGER:

BROADWAY REAL ESTATE SERVICES, LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

EXHIBIT A

MANAGEMENT AGREEMENT

(FOLLOWS)

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made as of the          day of June, 2007 (the “Effective Date”), between BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company, having an office at c/o Broadway Real Estate Partners, LLC, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Owner”), and BROADWAY REAL ESTATE SERVICES, LLC, a Delaware limited liability company, having an office at c/o Broadway Real Estate Partners, LLC, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Manager”).

W I T N E S S E T H

WHEREAS, Owner is the owner of that certain commercial real property located at 500 West Monroe Street, Chicago, Illinois, together with a certain building located thereon and other improvements erected thereon (the “Property”): and

WHEREAS, Owner desires to obtain the services of Manager in connection with the management, operation, supervision and maintenance of the Property (all of the foregoing being hereinafter referred to as “Manager’s Obligations”) and Manager desires to render such services, as more fully described herein, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as forth:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” means any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.

“Agreement” is defined in the preamble.

“Audit Report” is defined in Section 5.4.

“Budget” is defined in Section 5.1(a).

“Building” is defined in the recitals.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a public holiday or (iii) a day on which banks are not required to be open for business in the State of New York or the State in which the Property is located.

IN WITNESS WHEREOF Owner and Manager have executed this Agreement as of the Effective Date.

Owner:

BROADWAY 500 WEST MONROE FEE LLC

By:	/s/ Illegible

Name:

Title:	Authorized Signatory

Manager:

BROADWAY REAL ESTATE SERVICES, LLC

By:	/s/ Illegible

Name:

Title:

COLLATERAL ASSIGNMENT

OF INTEREST RATE CAP AGREEMENT

(MEZZANINE A LOAN)

THIS COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT (MEZZANINE A LOAN) (this “Assignment”) is made as of this 11th day of July, 2007, by BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, as maker, having its principal place of business at c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Assignor”), in favor of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (“Assignee”).

WHEREAS, Assignor and Assignee have entered into that certain Mezzanine A Loan Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”). Unless otherwise provided herein, all capitalized terms used but not defined in this Assignment shall have the respective meanings ascribed thereto in the Loan Agreement; and

WHEREAS, the parties wish to set forth certain understandings with respect to the Collateral (as defined below);

NOW, THEREFORE, the parties agree as follows:

1. For good and valuable consideration, the receipt and sufficiency, of which are hereby acknowledged, Assignor hereby collaterally assigns, as collateral, to Assignee, all of its right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under the Fixed Income Confirmation and Agreement, Reference Number FXNCC9798, a copy of which is attached hereto as Exhibit A (the “Agreement”), by and between Assignor and Bear Stearns Financial Products Inc., as counterparty (“Counterparty”), and all of Assignor’s right, title and interest in, to and under all other documents executed and/or delivered in connection with and/or secured by the Agreement, including, without limitation, all of Assignor’s right, title and interest in any collateral, demands, causes of action, bank accounts, other accounts, investment property, general intangibles and supporting obligations, and any other collateral or documents arising out of and/or executed and/or delivered with respect to the Agreement, all rights and benefits of Assignor related to the Agreement, and such claims and choses in action related to the Agreement and such documents, and all of Assignor’s rights, title and interests therein and thereto, and the Assignor hereby grants to Assignee a security interest in and to the Agreement and the foregoing and all proceeds (within the meaning of Sections 9-102(a)(64) and 9-315 of the Uniform Commercial Code adopted in the State of New York) thereof (the “Collateral”), to have and to hold the same, unto Assignee, its successors and assigns.

2. Each party to the Agreement, by its execution of this Assignment, hereby consents to the assignment of the Collateral and the other terms hereof (including, without limitation, the second sentence of Paragraph 3 hereof), and Assignor and Counterparty agree that Counterparty will make any payments to become payable under or pursuant to the Agreement directly to the Assignee in accordance with Paragraph 6 hereof until such time as this Assignment is terminated or otherwise canceled, at which time the Counterparty will be instructed by Assignee to make payments to or on behalf of Assignor. All such payments by Counterparty to Assignee shall discharge any obligation Counterparty would otherwise have to Assignor with respect thereto. Assignor and Counterparty agree that Assignee shall have no obligation to make any payments required to be made by Assignor under the Agreement. Notwithstanding anything to the contrary set forth herein, Counterparty shall not be required to follow any instructions from any assignee of Assignee unless and until Counterparty has received written notice (at the address set forth in the Agreement) from Assignee of the applicable assignment of the Loan.

3. Assignor hereby covenants and agrees that Assignor shall not, without first obtaining Assignee’s or its successor’s or assign’s written consent, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operations of law or otherwise, and whether or not for consideration) the Agreement except in connection with transfers permitted without Assignee’s consent or approved by Assignee pursuant to the Loan Agreement. Assignor and Counterparty hereby covenant and agree that until such time as this Assignment is terminated or otherwise canceled pursuant to Paragraph 4 hereof, Assignor and Counterparty shall not, without first obtaining Assignee’s or its successor’s or assign’s written consent, amend, modify, cancel or terminate the Agreement.

4. This Assignment shall terminate upon the payment in full of the Debt (as defined in the Loan Agreement); it is agreed that the Debt shall be deemed to exist if the collateral for the Loan (as defined in the Loan Agreement) is transferred by judicial or non judicial foreclosure or transfer in lieu thereof.

5. In consideration of the foregoing agreements by Counterparty, Assignor and Assignee agree that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Assignee in respect of this Assignment, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Assignee and (iii) Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty or Assignee, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable outside attorneys’ fees and disbursements) actually incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

6. If Assignee receives any payments under the Agreement (other than a payment by reason of a Termination Event (as defined in the Agreement) under the Agreement) and no Event of Default exists under the Loan Agreement, Assignee shall promptly deposit same in the Mezzanine A Deposit Account (as defined in the Loan Agreement). If Assignee receives any payments under the Agreement during the existence of an Event of Default under the Loan Agreement, Assignee shall have the right to hold same, to deposit same in such Mezzanine A Deposit Account or to apply same to any portion of the Debt (as defined in the Loan Agreement)

in any order it desires. If Assignee receives any payment under the Agreement by reason of a Termination Event under the Agreement, provided that an Event of Default shall not have occurred, Assignee shall make the proceeds available to Assignor to be applied to the cost of acquiring a Replacement Interest Rate Cap Agreement in form and substance, and from a counterparty, satisfactory to Assignee in all respects.

7. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

8. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns. The rights of Assignee under this Assignment may be assigned to any holder of the Loan in its entirety and the Counterparty by its signature below consents to such assignment.

9. This Assignment may be amended or modified only by a written instrument signed by the parties hereto.

10. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

11. The liability of Assignor under this Assignment is limited as set forth in Section 9.4 of the Loan Agreement and, accordingly, the provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein (provided that such provisions shall only apply as between Assignor and Assignee and shall not affect Counterparty).

[Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed and delivered as of the date set forth above.

ASSIGNOR:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name:	Jonathan L. Frey
	Title:	Vice President

ACKNOWLEDGED AND AGREED:

COUNTERPARTY:

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Leticia Chevere
	Name:	Leticia Chevere
	Title:	Authorized Signatory
	Date:	7/16/07
	Reference	# FXNCC9798

383 Madison Avenue New York, New York 10170 Attention: DPC Manager Fax #(212) 272-5823

EXHIBIT A

Confirmation

(attached)

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	August 15, 2007

TO:	Broadway 500 West Monroe Mezz I LLC
ATTENTION:	Tyler Wiggers	CC: Brian McLaughlin
TELEPHONE:	212-810-4038	Chatham Financial
FACSIMILE:	646-607-7894	FAX: 610-925-3125

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER: FXNCC9798 – Amended II

This Confirmation and Agreement is amended as of August 14, 2007 and supersedes all previous Confirmations and Agreements regarding this Transaction.

This Transaction is entered into in connection with a Collateral Assignment of Interest Rate Cap Agreement between Broadway 500 West Monroe Mezz I LLC and Morgan Stanley Mortgage Capital Holdings LLC, with an Acknowledgement by Bear Stearns Financial Products Inc.

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Steams Financial Products Inc. (“BSFP”) and Broadway 500 West Monroe Mezz I LLC, a limited liability company organized under the laws of Delaware (“Counterparty”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

Type of Transaction:	Rate Cap

Notional Amount:	USD ^75,600,000

Trade Date:	July 10, 2007

Effective Date:	July 11, 2007

Termination Date:	August 15, 2009

Fixed Amount (Premium):

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	July 12, 2007

Fixed Amount:	USD 215,300

Floating Amounts:

Floating Rate Payer:	BSFP

Cap Rate:	5.50000%

Floating Rate Payer Period End Dates:	The 15th calendar day of each month during the Term of this Transaction, commencing August 15, 2007 and ending on the Termination Date, with No Adjustment.

Floating Rate Payer Payment Dates:	Three Business Days prior to the 9th calendar day of each month during the Term of this Transaction, commencing three Business Days prior to August 9, 2007 and ending three Business Days prior to August 9, 2009; provided that such ninth calendar day shall first be adjusted in accordance with the Preceding Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that (i) all references in Sections 7.1(w)(xvii) and 7.1(w)(xx) of the Definitions to “on the day that is two London Banking Days preceding that Reset Date” shall be deleted and replaced

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mczz I LLC

August 15, 2007

with “on the day that is two New York and London Banking Days preceding that Reset Date” and (ii) notwithstanding Section 7.l(w)(xvii) of the Definitions (as amended above), if the British Bankers’ Association no longer publishes such rate on Telerate Page 3750, or on any successor page, for any Reset Date, the rate for that Reset Date will be determined as if the parties’ specified USD-LIBOR-LTBO.

Designated Maturity:	One month

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Preceding

Rounding:	Notwithstanding anything to the contrary in Section 8.1 of the Definitions, the Floating Rate Option shall be rounded upward, if necessary, to the nearest one-thousandth (1/1000th) of a percentage point.

3. Additional Provisions:	1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4. Downgrade Event:	In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A+” by Standard and Poor’s Ratings Services, Inc. (“S&P”), or any successor thereto or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s Investors Service, Inc.,

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mczz I LLC

August 15, 2007

(“Moody’s”) or any successor thereto (and together with S&P, the “Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, BSFP shall, either (i) at its own expense, seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, or (ii) post collateral on terms acceptable to the Rating Agencies,; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing clause (ii), BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

Notwithstanding the foregoing, in the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “BBB+” by S&P or “A2” by Moody’s, then within 20 days after such rating downgrade, BSFP shall, at its own expense, secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement; provided that, notwithstanding such a downgrade, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing, BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

5. Provisions Deemed incorporated in a Schedule to the ISDA Form Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)	Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a)	“Specified Entity” is not applicable to BSFP or Counterparty for any purpose.

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

(b) “Specified Transaction” is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The “Cross Default” provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(e) The “Automatic Early Termination” provision of Section 6(a) will not apply to BSFP or to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g) “Termination Currency” means United States Dollars.

3) Tax Representations. Not applicable

4) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless BSFP is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party, or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party.

5) Documents to be Delivered. For the purpose of Section 4(a) of the ISDA Form Master Agreement:

(1)	Tax forms, documents, or certificates to be delivered are:

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

BSFP and the Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BSFP and the Counterparty	Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

may be

BSFP and the Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be	Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP	Legal opinion(s) with respect to such party and its Credit Support Provider, if any, for it reasonably satisfactory in form and substance to the other party relating to the enforceability of the party’s obligations under this Agreement.	Upon the execution and delivery of this Agreement and any Confirmation	No

6) Miscellaneous. Miscellaneous

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	Broadway 500 West Monroe Mezz I LLC 375 Park Ave Suite 2107 New York, NY 10152
Attention:	Tyler Wiggers
Facsimile:	(646) 607-7894
Phone:	(212) 810-4038

with a copy to:

Address:	Chatham Financial Corporation 235 Whitehorse Lane Kennett Square, PA 19348
Attention:	Brian McLaughlin
Facsimile:	(610) 925-3125
Phone:	(484) 731-0210

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c) of the ISDA Form Master Agreement:

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent:	Not Applicable

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in fixture have any Office other than one in the United States.

(d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(I) BSFP will not unreasonably withhold or delay its consent to an assignment of this Agreement to any other third party.

(m) For purposes of Section 6(e) of the ISDA Form Master Agreement, set-off and counterclaim will not apply.

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

(n) BSFP is a U.S. entity and no withholding tax is payable. In the event that BSFP is no longer a U.S. entity or its obligations or this Agreement is transferred to a non-U.S. entity then the following provisions will apply and the Termination Events in Sections 5(b)(ii) and 5(b)(iii) will no longer be exercisable by BSFP:

(a) Section 2(d)(i)(4) of the ISDA Form Master Agreement is amended by (i) deleting the words “However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:”; and (ii) deleting subsections (A) and (B).

(b) Section 2(d)(ii) of the ISDA Form Master Agreement will not apply to Counterparty.

(c) Section 4(e) of the ISDA Form Master Agreement will not apply to the Counterparty.

(d) The definition of “Indemnifiable Tax” contained in Section 14 of the ISDA Form Master Agreement is deleted and is replaced with the following: ‘“Indemnifiable Tax’ means any and all withholding tax.”

7) “Affiliate”. Neither party shall be deemed to have any Affiliates for purposes of this Agreement.

8) The ISDA Form Master Agreement is hereby amended as follows:

(a) Counterparty shall be precluded from payment of any out-of-pocket expenses required under Section 11 of the ISDA Form Master Agreement and incurred by BSFP related to the enforcement and protection of BSFP’s rights under the Agreement with respect to this Transaction;

(b) BSFP covenants that it will not present or institute a petition for Counterparty’s bankruptcy in respect of this Transaction (nor will BSFP job in any such petition) for 365 days after all outstanding rated securities with respect to the Loan (as defined herein) has been paid in full. The “Loan” means the loan made under the Loan Agreement dated as of July 11, 2007 (as amended, modified or supplemented and in effect from time to time), by and between Counterparty, as borrower and Morgan Stanley Mortgage Capital Holdings LLC as lender.

9) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:–

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding,

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise,

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.”

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

6. Account Details and Settlement Information:

Payments to BSFP:

Citibank, N.A., New York

ABA Number: 021-0000-89, for the account of

Bear, Stearns Securities Corp.

Account Number: 0925-3186, for further credit to

Bear Steams Financial Products Inc.

Sub-account Number: 102-04654-1-3

Attention: Derivatives Department

Payments to Counterparty:

Bank Name: KeyBank, N.A.

ABA Number: 021-300-077

Account Name: Broadway 500 West Monroe Mezz I LLC

Cash Management Account fbo Morgan Stanley Mortgage

Capital Holdings LLC

as Lender together with its successors or assigns

Account Number: 327820074356

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNCC9798 – Amended II

Broadway 500 West Monroe Mezz I LLC

August 15, 2007

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours, BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Annie Manevitz
Name: ANNIE MANEVITZ Title: AUTHORIZED SIGNATORY

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name: Title:

lm

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	July 11, 2007

TO:	Broadway 500 West Monroe Mezz I LLC
ATTENTION:	Tyler Wiggers	CC: Brian McLaughlin
TELEPHONE:	212-810-4038	Chatham Financial
FACSIMILE:	646-607-7894	FAX: 610-925-3125

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE;	212-272-9857

SUBJECT:	Fixed Income Derivatives Coinformation and Agreement

REFERENCE NUMBER:	FXNCC9798

This Transaction is entered into in connection with a Collateral Assignment of Interest Rate Cap Agreement between Broadway 500 West Monroe Mezz I LLC and Morgan Stanley Mortgage Capital Holdings LLC, with an Acknowledgement by Bear Stearns Financial Products Inc.

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“BSFP”) and Broadway 500 West Monroe Mezz I LLC, a limited liability company organized under the laws of Delaware (“Counterparty”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “ Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Notional Amount:	USD 65,600,000

Trade Date:	July 10, 2007

Effective Date:	July 11, 2007

Termination Date:	August 15, 2009

Fixed Amount (Premium):

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	July 12,2007

Fixed Amount:	USD 215,300

Floating Amounts:

Floating Rate Payer:	BSFP

Cap Rate:	5.50000%

Floating Rate Payer Period End Dates:	The 15th calendar day of each month during the Term of this Transaction, commencing August 15, 2007 and ending on the Termination Date, with No Adjustment.

Floating Rate Payer Payment Dates:

Three Business Days prior to the 9th calendar day of each month during the Term of this Transaction, commencing three Business Days prior to August 9, 2007 and ending three Business Days prior to August 9, 2009; provided that such ninth calendar day shall first be adjusted in accordance with the Preceding Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that all references in Sections 7.1(w)(xvii) and 7.1(w)(xx) of the Definitions to “on the day that is two London Banking Days preceding that Reset Date” shall be deleted and replaced with “on the day that is two New York and London Banking Days preceding that Reset Date”.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

	Designated Maturity:	One month

	Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

	Business Days:	New York

	Business Day Convention:	Preceding

	Rounding:	Notwithstanding anything to the contrary in Section 8.1 of the Definitions, the Floating Rate Option shall be rounded upward, if necessary, to the nearest one-thousandth (1/1000th) of a percentage point.

3.	Additional Provisions:	1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.	Downgrade Event.	In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “AA-” by Standard and Poor’s Ratings Services, Inc. (“S&P”), or any successor thereto or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s Investors Service, Inc., (“Moody’s”) or any successor thereto (and together with S&P, the “Rating Agencies”, and such raring thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, BSFP shall, either (i) at its own expense, seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, or (ii) post collateral on terms acceptable to the Rating Agencies,; provided that, notwithstanding such a

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

downgrade, withdrawal or qualification, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing clause (ii), BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

Notwithstanding the foregoing, in the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “BBB-” by S&P or “Baa3” by Moody’s, then within 20 days after such rating downgrade, BSFP shall, at its own expense, secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement; provided that, notwithstanding such a downgrade, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing. BSFP will continue to perform its obligations under the Transaction. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with BSFP as the Affected Party.

5.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a) “Specified Entity” is not applicable to BSFP or Counterparty for any purpose.

(b) “Specified Transaction” is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The “Cross Default” provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

(e) The “Automatic Early Termination” provision of Section 6(a) will not apply to BSFP or to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g) “Termination Currency” means United States Dollars.

3) Tax Representations. Not applicable

4) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(t) of the ISDA Form Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless BSFP is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party, or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party.

5) Documents to be Delivered. For the purpose of Section 4(a) of the ISDA Form Master Agreement:

(1)	Tax forms, documents, or certificates to be delivered are:

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BSFP and the Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty	Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
maybe

BSFP and the Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be	Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP	Legal opinion(s) with respect to such party and its Credit Support Provider, if any, for it reasonably satisfactory in form and substance to the other party relating to the enforceability of the party’s obligations under this Agreement.	Upon the execution and delivery of this Agreement and any Confirmation	No

6) Miscellaneous. Miscellaneous

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address: Attention: Facsimile:	383 Madison Avenue, New York, New York 10179 DPC Manager (212) 272-5823

with a copy to:

Address: Attention:	One Metrotech Center North, Brooklyn, New York 11201 Derivative Operations - 7th Floor

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	Broadway 500 West Monroe Mezz I LLC 375 Park Ave Suite 2107 New York, NY 10152
Attention:	Tyler Wiggers
Facsimile:	(646) 607-7894
Phone:	(212) 810-4038

with a copy to:

Address:	Chatham Financial Corporation 235 Whitehorse Lane Kennett Square, PA 19348
Attention:	Brian McLaughlin
Facsimile:	(610) 925-3125
Phone:	(484) 731-0210

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c) of the ISDA Form Master Agreement:

BSFP appoints as its Process Agent:	Not Applicable

The Counterparty appoints as its Process Agent:	Not Applicable

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) BSFP will not unreasonably withhold or delay its consent to an assignment of this Agreement to any other third party.

(m) For purposes of Section 6(e) of the ISDA Form Master Agreement, set-off and counterclaim will not apply.

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

(n) BSFP is a U.S. entity and no withholding tax is payable. In the event that BSFP is no longer a U.S. entity or its obligations or this Agreement is transferred to a non-U.S. entity then the following provisions will apply and the Termination Events in Sections 5(b)(ii) and 5(b)(iii) will no longer be exercisable by BSFP:

(a) Section 2(d)(i)(4) of the ISDA Form Master Agreement is amended by (i) deleting the words “However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:”; and (ii) deleting subsections (A) and (B).

(b) Section 2(d)(ii) of the ISDA Form Master Agreement will not apply to Counterparty.

(c) Section 4(e) of the ISDA Form Master Agreement will not apply to the Counterparty.

(d) The definition of “Indemnifiable Tax” contained in Section 14 of the ISDA Form Master Agreement is deleted and is replaced with the following: “‘Indemnifiable Tax’ means any and all withholding tax.”

7) “Affiliate”. Neither party shall be deemed to have any Affiliates for purposes of this Agreement.

8) The ISDA Form Master Agreement is hereby amended as follows:

(a) Counterparty shall be precluded from payment of any out-of-pocket expenses required under Section 11 of the ISDA Form Master Agreement and incurred by BSFP related to the enforcement and protection of BSFP’s rights under the Agreement with respect to this Transaction;

(b) BSFP covenants that it will not present or institute a petition for Counterparty’s bankruptcy in respect of this Transaction (nor will BSFP join in any such petition) for 365 days after the Loan (as defined herein) is paid in full. The “Loan” means the loan made under the Loan Agreement dated as of July 11, 2007 (as amended, modified or supplemented and in effect from time to time), by and between Counterparty, as borrower and Morgan Stanley Mortgage Capita Holdings LLC as lender.

9) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:–

Reference Number: FXNCC9798

Broadway 500 West Monroe Mezz I LLC

July 11, 2007

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Leticia Chevere
	Name:	Leticia Chevere
	Title:	Authorized Signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:
Name:
Title:

lm

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

1221 Avenue of the Americas

New York, New York 10020

August 10, 2007

Broadway 500 West Monroe Fee LLC

Broadway 500 West Monroe Mezz I LLC

c/o Broadway Partners

375 Park Avenue, 29th Floor

New York, New York 10152

Attention: Jason P. Semmel, Esq. and Alan Rubenstein

Re:	Collateral Assignments of Interest Rate Cap Agreements (the “Collateral Assignments”) made by BROADWAY 500 WEST MONROE FEE LLC and BROADWAY 500 WEST MONROE MEZZ I LLC, in favor of Morgan Stanley Mortgage Capital Holdings LLC.

Dear Sirs:

Reference is made to those certain Collateral Assignments of Interest Rate Cap Agreements, dated as of July 11, 2007 (the “Cap Assignments”), made by BROADWAY 500 WEST MONROE FEE LLC, BROADWAY 500 WEST MONROE MEZZ I LLC, (“Assignors”) in favor of Morgan Stanley Mortgage Capital Holdings LLC, (“Lender” or “Assignee”), pursuant to which Assignors have assigned to Lender all right title and interest in that certain Interest Rate Cap Agreement between Assignors and Bear Stearns Financial Products Inc. (“Counterparty”).

This letter shall constitute Assignee’s (i) consent pursuant to Section 3 of the respective Cap Assignments and (ii) notice and instructions pursuant to Section 5 thereof, with respect to the matters set forth in the attached letter from Lender to Counterparty and shall confirm that Counterparty and Assignors may conclusively rely thereon.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Cap Assignments.

If you have any questions concerning this letter, please contact Eric Allendorf at Morgan Stanley at (212) 762-6355.

Sincerely,

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name	Jonathan L. Frey
	Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

1221 Avenue of the Americas

New York, New York 10020

August 15, 2007

Broadway 500 West Monroe Mezz III LLC

Broadway 500 West Monroe Fee LLC

Broadway 500 West Monroe Mezz I LLC

c/o Broadway Partners

375 Park Avenue, 29th Floor

New York, New York 10152

Attention: Jason P. Semmel, Esq. and Alan Rubenstein

Re:	Mezzanine C Loan Agreement (“Mezzanine C Loan Agreement”) between Morgan Stanley Mortgage Capital Holdings LLC (“Lender”) and Broadway 500 West Monroe Mezz III LLC (“Borrower”) dated as of July 11, 2007

Dear Sirs:

Reference is made to the Mezzanine C Loan Agreement and to the following documents annexed hereto: (A) (1) First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mortgage Loan), (2) Amended and Restated Promissory Note (with respect to the Mortgage Loan, (3) Disbursement Statement for Mortgage Loan Prepayment (collectively, “Mortgage Loan Resizing Documents”) and (B) (1) First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mezzanine A Loan), (2) Amended and Restated Promissory Note (with respect to Mezzanine Loan A) and (3) Disbursement Statement for Mezzanine Loan A Increase (collectively, “Mezzanine Loan A Resizing Documents”), all to be dated on or about August 15, 2007.

Capitalized terms used herein and not otherwise defined have the meanings assigned in the Mezzanine C Loan Agreement.

This letter shall constitute Lender’s (i) consent to execution and delivery by the parties thereto of documents substantially in the form and substance of the Mortgage Loan Resizing Documents and the Mezzanine Loan A Resizing Documents (as the same may be amended, collectively, the “Resizing Documents”) and the consummation and performance thereof in connection with the $10,000,000 resizing of Mezzanine Loan A and related $10,000,000 prepayment of the Mortgage Loan (“Resizing”) requested by Mortgage Lender pursuant to section 9.5 of the Mortgage Loan Agreement (including, without limitation, Lender’s consent to the extent required under sections 5.2.14, 5.2.16 and 10.29 of the Mezzanine C Loan Agreement and (ii) acknowledgment that no payment or prepayment (or any fees, charges or other amounts whatsoever) are payable by Borrower under the Mezzanine C Loan Agreement or any other document evidencing and/or securing Mezzanine Loan C, in connection with the Resizing and/or the Resizing Documents.

This will also confirm that the Resizing is not a “refinancing” under section 5.2.14 of the Mezzanine C Loan Agreement.

If you have any questions concerning this letter, please contact Rick Allendorf at (212) 762-6355.

Sincerely,

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name	Jonathan L. Frey
	Title:	Authorized Signatory

2

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

1221 Avenue of the Americas

New York, New York 10020

August 15, 2007

Broadway 500 West Monroe Mezz II LLC

Broadway 500 West Monroe Fee LLC

Broadway 500 West Monroe Mezz I LLC

c/o Broadway Partners

375 Park Avenue, 29th Floor

New York, New York 10152

Attention: Jason P. Semmel, Esq. and Alan Rubenstein

Re:	Mezzanine B Loan Agreement (“Mezzanine B Loan Agreement”) between Morgan Stanley Mortgage Capital Holdings LLC (“Lender”) and Broadway 500 West Monroe Mezz II LLC (“Borrower”) dated as of July 11, 2007

Dear Sirs:

Reference is made to the Mezzanine B Loan Agreement and to the following documents annexed hereto: (A) (1) First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mortgage Loan), (2) Amended and Restated Promissory Note (with respect to the Mortgage Loan, (3) Disbursement Statement for Mortgage Loan Prepayment (collectively, “Mortgage Loan Resizing Documents”) and (B) (1) First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mezzanine A Loan), (2) Amended and Restated Promissory Note (with respect to Mezzanine Loan A) and (3) Disbursement Statement for Mezzanine Loan A Increase (collectively, “Mezzanine Loan A Resizing Documents”), all to be dated on or about August 15, 2007.

Capitalized terms used herein and not otherwise defined have the meanings assigned in the Mezzanine B Loan Agreement.

This letter shall constitute Lender’s (i) consent to execution and delivery by the parties thereto of documents substantially in the form and substance of the Mortgage Loan Resizing Documents and the Mezzanine Loan A Resizing Documents (as the same may be amended, collectively, the “Resizing Documents”) and the consummation and performance thereof in connection with the $10,000,000 resizing of Mezzanine Loan A and related $10,000,000 prepayment of the Mortgage Loan (“Resizing”) requested by Mortgage Lender pursuant to section 9.5 of the Mortgage Loan Agreement (including, without limitation, Lender’s consent to the extent required under sections 5.2.14, 5.2.16 and 10.29 of the Mezzanine B Loan Agreement and (ii) acknowledgment that no payment or prepayment (or any fees, charges or other amounts whatsoever) are payable by Borrower under the Mezzanine B Loan Agreement or any other document evidencing and/or securing Mezzanine Loan B, in connection with the Resizing and/or the Resizing Documents.

This will also confirm that the Resizing is not a “refinancing” under section 5.2.14 of the Mezzanine B Loan Agreement.

If you have any questions concerning this letter, please contact Rick Allendorf at at (212) 762-6355.

Sincerely,

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name	Jonathan L. Frey
	Title:	Authorized Signatory

2

New York, New York

as of July 11, 2007

GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER

(MEZZANINE A LOAN)

FOR VALUE RECEIVED, and to induce MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns, “Lender”), to lend to BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, having its principal place of business c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”), the principal sum of up to SIXTY FIVE MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($65,600,000.00) (the “Loan”), or so much thereof as may be advanced pursuant to that certain Mezzanine A Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by the Note (as defined in the Loan Agreement) and the other Loan Documents (as defined in the Loan Agreement). All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The undersigned, BROADWAY PARTNERS PARALLEL FUND B III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, BROADWAY PARTNERS PARALLEL FUND P III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, and BROADWAY PARTNERS REAL ESTATE FUND III, L.P., a Delaware limited partnership, having an address c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (hereinafter individually and collectively referred to as “Guarantor”) hereby absolutely and unconditionally, jointly and severally, guarantee to Lender the prompt and unconditional payment and performance of the Guaranteed Recourse Obligations of Borrower (hereinafter defined). Guarantor irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations of Borrower as a primary obligor.

It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

The term “Debt” as used in this Guaranty of Recourse Obligations of Borrower (Mezzanine A Loan) (the “Guaranty”) shall mean the principal sum evidenced by the Note and secured by the Security Instrument, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note and all other sums other

1

than principal or interest which may or shall become due and payable pursuant to the provisions of the Note, the Loan Agreement, or the other Loan Documents.

The term “Guaranteed Recourse Obligations of Borrower” as used in this Guaranty shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Sections 9.4(b) and (c) of the Loan Agreement (excluding all obligations and liabilities of Borrower under Section 9.4(b)(x)).

Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code and the regulations adopted and promulgated pursuant thereto, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

Guarantor agrees that, within five (5) Business Days of demand by Lender, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all reasonable expenses (including reasonable counsel fees and disbursements) incurred by Lender in connection with the collection of the Guaranteed Recourse Obligations of Borrower or any portion thereof or with the enforcement of this Guaranty.

All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

2

Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Loan Agreement, or the other Loan Documents, against any person obligated thereunder or the Collateral covered under the Loan Agreement, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release of the Collateral covered under the Loan Agreement or other collateral for the Loan, or (d) by reason of Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement or the other Loan Documents, or the death of any Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement, or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder; or (g) by reason of the invalidity, illegality or unenforceability of all or any part of this Guaranty, the Guaranteed Obligations of Borrower or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, due to the fact that (i) the act of creating the Guaranteed Obligations of Borrower or any part thereof is ultra vires, (ii) the officers or representatives executing any Loan Document or otherwise creating the Guaranteed Obligations or Borrower acted in excess of their authority, (iii) the Guaranteed Obligations of Borrower violate applicable usury laws, (iv) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement), other than the defense of actual payment or performance, which render the Guaranteed Obligations of Borrower wholly or partially uncollectible from Borrower, (v) the creation, performance or repayment of the Guaranteed Obligations of Borrower (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations of Borrower or executed in connection with the Guaranteed Obligations of Borrower or given to secure the repayment of the Guaranteed Obligations of Borrower) is illegal, uncollectible or unenforceable, or (vi) the Note, the Pledge Agreement, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations of Borrower or any part thereof for any reason. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Loan Agreement, or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, or the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure the Collateral covered under the Loan Agreement, and that other indulgences or forbearance may

3

be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) that the Supreme Court of the State of New York for the County of New York, or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction of any such action or proceeding brought by Guarantor and non-exclusive jurisdiction of any proceeding brought by Lender, and (c) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Guarantor at Guarantor’s address set forth above, Guarantor waiving personal service thereof. Nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

This is a guaranty of payment and performance and not of collection and upon any default of Borrower under the Note, the Loan Agreement, or the other Loan Documents (beyond the expiration of any applicable grace periods), Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

Without limiting the generality of the foregoing, Guarantor hereby expressly waives presentment for payment, demand of payment, protest or notice of non-payment or failure to perform or observe, or other proof, or notice or demand. Guarantor further waives all rights and defenses that guarantor may have because Borrower’s debt is secured by real property. This means, among other things:

(a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(b) If Lender forecloses on any Collateral pledged by Borrower:

(i) The amount of the Debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price.

(ii) Lender may collect from Guarantor even if Lender, by foreclosing on the Collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s Debt is secured by the Collateral. Guarantor further waives all rights and defenses arising out of an election of remedies by Lender.

4

Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term “Guarantor” shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

Guarantor (and its representative, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

This Guaranty shall be governed, construed and interpreted as to validity, enforcement and in all other respects, in accordance with the laws of the State of New York.

This Guaranty shall automatically terminate and the obligations of each Guarantor under this Guaranty (with the exception of those obligations expressly stated in this Guaranty and the other Loan Documents to survive the payment of the Debt in full) shall be of no further force and effect from and after the full and complete performance of all obligations under the Loan Documents and the payment of the Debt in full in accordance with the terms and conditions of the Loan Agreement and the other Loan Documents and the payment in full to Lender of any amounts owed to Lender pursuant to the terms of this Guaranty.

5

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.

GUARANTOR:

BROADWAY PARTNERS PARALLEL FUND B III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title:

BROADWAY PARTNERS REAL ESTATE FUND III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title:

BROADWAY PARTNERS PARALLEL FUND P III, L.P., a Delaware limited partnership

By:	Broadway Partners Fund GP III, L.P., a Delaware limited partnership, its general partner

	By:	Broadway Partners Fund GP III, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Illegible
Name:
Title: